As filed with the Securities and Exchange Commission on May 1, 2008

Securities Act File No. 33-12723

Investment Company Act File No. 811-5062

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-1A

Registration Statement Under The Investment Company Act Of 1940	☒

Amendment No. 44 (Check appropriate box or boxes)

ING GET FUND

 (Exact Name of Registrant Specified in Charter)

7337 E. Doubletree Ranch Road

Scottsdale, AZ 85258

(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code:  (800) 992-0180

Huey P. Falgout, Jr. ING Investments, LLC 7337 E. Doubletree Ranch Road Scottsdale, AZ 85258 (Name and Address of Agent for Service	Philip H. Newman, Esq. Goodwin Procter, LLP Exchange Place 53 State Street Boston, MA 02109

It is proposed that this filing will become effective (check appropriate box):

☐   Immediately upon filing pursuant to paragraph (b)

☐   60 days after filing pursuant to paragraph (a)(1)

☐            75 days after filing pursuant to paragraph (a)(2)

☐            on                          pursuant to paragraph (b)

☐   on (date) pursuant to paragraph (a)(1)

☐            on (date) pursuant to paragraph (a)(2) of Rule 485

If appropriate, check the following box:

☐            This post-effective amendment designated a new effective date for a previously filed post-effective amendment.

Explanatory Note

This Registration Statement has been filed by ING GET Fund (the “Registrant”) on behalf of ING GET V, a series of the Registrant (the “Series”), pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, shares of the Series are not currently being offered for sale within the meaning of Section 5 of the Securities Act of 1933 (the “1933 Act”). As a result, no amendment to the Series’ Registration Statement under the 1933 Act is being made.

PROSPECTUS

Prospectus

ING GET Fund
April 30, 2008

Series V

Shares of the Series are not currently being offered.

This prospectus contains important information about investing in the ING GET Fund (“Fund”).  You should read it carefully before you invest, and keep it for future reference.  Please note that your investment is not a bank deposit, is not guaranteed by the Federal Deposit Insurance Corporation (“FDIC”), the Federal Reserve Board or any other government agency and is affected by market fluctuations.  There is no guarantee that the Fund will achieve its investment objective.  As with all mutual funds, the U.S. Securities and Exchange Commission (“SEC”) has not approved or disapproved these securities nor has the SEC judged whether the information in this prospectus is accurate or adequate.  Any representation to the contrary is a criminal offense.

WHAT’S INSIDE

These pages contain a description of the ING GET Fund, including its objective, investment strategy and risks.

ING GET Fund:

Investment Objective, Principal Investment Strategies and Risks	1

Other Considerations	6

Management of the Series	6

Investments In, and Exchanges and Redemptions From, the Series	8

Portfolio Holdings Disclosure Policy	11

Maturity Date	11

Tax Information	11

Additional Information	11

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ING GET FUND

INVESTMENT OBJECTIVE, PRINCIPAL INVESTMENT STRATEGIES AND RISKS

ING GET Fund (“Fund”) is an open-end investment company authorized to issue multiple series of shares (each a “Series” and collectively, the “Series”). Shares of the Series are offered to insurance company separate accounts that fund variable annuity contracts. The Series has both an Offering Period and a Guarantee Period. The only time investors can invest in a Series is during its Offering Period. During its Offering Period all assets of a Series are invested exclusively in short-term instruments.

Once the Offering Period terminates, the Guarantee Period begins. During the Guarantee Period all assets will be invested in accordance with the investment objective and principal investment strategies described below.

The insurance company offering a variable annuity contract (“Contract”) with an option to allocate premiums to the Series guarantees contract-holders and participants that on the maturity date (“Maturity Date”) they will receive no less than the value of their separate account investment directed to the Series as of the last day of the Offering Period, adjusted for certain charges ( “Guarantee”). For purposes of determining the Guarantee, all dividends and distributions made by the Series, throughout the Guarantee Period, must be reinvested to ensure that the value of the investment on the “Maturity Date” is the same as the value on the last day of the Offering Period. Amounts withdrawn prior to the Maturity Date are not subject to the Guarantee. Please refer to the contract prospectus, prospectus summary or disclosure statement for more information about the Guarantee.

Shares of the Series will rise and fall in value and you could lose money by investing in the Series if you redeem shares prior to the Maturity Date. There is no guarantee that the Series will achieve its  investment objective. An investment in the Series is not a bank deposit and is not insured or guaranteed by the FDIC or any other government agency.

INVESTMENT OBJECTIVE.  The Series seeks to achieve maximum total return and minimal exposure of the Series’ assets to a market value loss by participating, to the extent appropriate, in favorable equity market performance during the Guarantee Period.

PRINCIPAL INVESTMENT STRATEGIES. The Series invests at least 80% of its assets in equities and fixed-income securities issued by U.S. companies or the U.S. government or its agencies. The Series will not implement an “investment strategy” in any conventional sense. Rather, the asset allocation strategy employed by the Series seeks to optimize the exposure of the Series to the Equity Component (defined below) while protecting the Series’ assets. Assets allocated to the Equity Component may be reduced or eliminated in order to conserve assets at a level equal to or above the present value of the Guarantee. The Series allocates its assets among the following asset classes:

•	During the Offering Period, the Series’ assets were invested in short-term instruments.

•	During the Guarantee Period, the Series’ assets are allocated between the:

•

Equity Component, consisting of common stocks included in the Standard & Poor’s 500® Composite Stock Price Index (“S&P 500® Index”) and futures contracts on the S&P 500® Index, and when the Equity Component’s market value is $5 million or less, investments in exchange traded funds (“ETFs”) that can reasonably be expected to have at least a 95% correlation ratio with the S&P 500® Index or in a combination of S&P 500® futures and ETFs, subject to any limitation on the Series’ investments in such securities (“Equity Component”); and the

•	Fixed Component, consisting primarily of short- to intermediate-duration U.S. Government securities (“Fixed Component”).

If you have questions, please call 1-800-992-0180

The Series’ asset allocation strategy is implemented by allocating assets appropriately to the Equity Component and to the Fixed Component to optimize exposure to the Equity Component while controlling the risk that an insurance company will be required to make payment under the Guarantee. Consequently, there can be no assurance as to the percentage of assets, if any, allocated to the Equity Component, or to any investment returns generated by the Series.

The following table presents the time periods for the Series’ three phases:

	Offering Period	Guarantee Period	Maturity Date

Series V	3/3/03 – 6/12/03	6/13/03 – 6/13/08	6/13/08

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Adviser ING Investments, LLC Sub-Adviser ING Investment Management Co.	ING GET FUND

Asset Allocation. ING Investment Management Co. (“ING IM” or “Sub-Adviser”), the Sub-Adviser to the Series, uses a proprietary computer model to determine on a daily basis the percentage of assets allocated to the Equity Component and to the Fixed Component. The model evaluates a number of factors, including the then current market value of the Series, the then prevailing level of interest rates, equity market volatility, the Series’ total annual expenses, insurance company separate account expenses, and the Maturity Date. The model determines the initial allocation between the Equity Component and the Fixed Component on the first day of the Guarantee Period. After the first day, the model provides direction for any reallocations on a daily basis so that the allocation to the Equity Component or the Fixed Component may increase or decrease from the initial proportions. Generally, as the value of the Equity Component rises, more assets are allocated to the Equity Component; as the value of the Equity Component declines, more assets are allocated to the Fixed Component. The amount directed to the Equity Component is always restricted so that if it were to experience a “material decline” in value on a given day and before being redirected to the Fixed Component, the remaining assets would still be sufficient to meet the Guarantee.  At the commencement of the Guarantee Period, the Series defined a “material decline” as at least a 30% decline.  The allocation to the Equity Component or the Fixed Component may be zero under certain circumstances.

Equity Component. The Equity Component will be managed by the Sub-Adviser to the Series, subject to oversight by ING Investments, LLC (“ING Investments” or “Adviser”). In ordinary circumstances, the Sub-Adviser invests at least 80% of the Equity Component’s net assets in stocks included in the S&P 500® Index, although the weightings of the stocks will vary somewhat from their respective weightings in the S&P 500® Index, as described below. The S&P 500® Index is a stock market index comprised of common stocks of 500 of the largest publicly traded companies in the U.S. selected by Standard and Poor’s Corporation (“S&P”).

The Sub-Adviser manages the Equity Component by overweighting those stocks that it believes will outperform the S&P 500® Index and underweighting (or avoiding altogether) those stocks that it believes will underperform the S&P 500® Index (“enhanced index strategy”). Stocks that the Sub-Adviser believes are likely to match the performance of the S&P 500® Index are generally invested in proportion to their representation in the index. To determine which stocks to weight more or less heavily, the Sub-Adviser uses internally developed quantitative computer models to evaluate various criteria, such as the financial strength of each company and its potential for strong, sustained earnings growth. Although the Equity Component will not hold all of the stocks in the S&P 500 Index, the Sub-Adviser expects that there will be a close correlation between the performance of the Equity Component and that of the S&P 500® Index in both rising and falling markets.  In the event of a complete reallocation of 100% of the Equity Component’s assets to the Fixed Component, a Series would not subsequently reallocate any assets into the Equity Component prior to the Maturity Date.

Under normal market conditions, up to 20% of the Equity Component’s net assets may be invested in futures contracts for hedging purposes or to maintain liquidity to meet shareholder redemptions and minimize trading costs. Futures contracts provide for the future sale by one party and purchase by another party of a specified amount of a financial instrument or a specific stock market index for a specified price on a designated date. During the Guarantee Period, the Series may only invest in futures contracts on the S&P 500® Index and futures contracts on U.S. Treasury securities.

In the event that the Equity Component’s market value is $5 million or less, in order to replicate investment in stocks listed on the S&P 500® Index, the Sub-Adviser may invest the entire amount of the Equity Component’s assets in S&P 500® Index futures, in ETFs, or in a combination of S&P 500® Index futures and ETFs, subject to any limitation on the Series’ investments in such securities (subject to restrictions imposed by the Investment Company Act of 1940, as amended, 1940 Act). ETFs are passively managed investment companies traded on a securities exchange whose goal is to track or replicate a desired index. In this event, the Sub-Adviser will not employ an enhanced index strategy.

Fixed Component. The Fixed Component is managed by the Sub-Adviser to the Series, subject to oversight by ING Investments. The Sub-Adviser seeks to select investments for the Fixed Component with financial characteristics

If you have questions, please call 1-800-992-0180

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that will, at any point in time, closely resemble those of a portfolio of zero coupon bonds which mature within three months of the Maturity Date. Generally, at least 55% of the Fixed Component will consist of securities issued or guaranteed by the U.S. government, its agencies or instrumentalities, including Separate Trading of Registered Interest and Principal of Securities (“STRIPS”). STRIPS are created by the Federal Reserve Bank by separating the interest and principal components of an outstanding U.S. Treasury or agency bond and selling them as individual securities. The Fixed Component may also consist of mortgage backed securities (including commercial mortgage backed securities) which are rated AAA or Aaa at the time of purchase by Moody’s Investors Service, Inc. (“Moody’s”) or S&P, respectively, and corporate obligations which are rated at the time of purchase A- or higher by S&P and/or Aa3 or higher by Moody’s. The Fixed Component may also include U.S. Treasury futures and money market instruments.  The Series may also invest in other investment companies to the extent permitted under the 1940 Act.

Principal Risks. The principal risks of investing in the Series include all of the following:

Allocation Risk.  If at the inception of, or any time during, the Guarantee Period interest rates are low, the Series’ assets may be largely invested in the Fixed Component in order to reduce the risk of market loss, which will decrease the likelihood that an insurance company would be required to make any payment under the Guarantee.  The effect of low interest rates on a Series would likely be more pronounced at the inception of the Guarantee Period, as the initial allocation of assets would include more fixed-income securities. In addition, if during the Guarantee Period the equity markets experienced a major decline, a Series’ assets may become largely invested in the Fixed Component.  In fact, if the value of the Equity Component were to decline by a significant amount, a complete reallocation to the Fixed Component would likely occur.  In the event of a reallocation of 100% of the assets to the Fixed Component, the Series would not subsequently reallocate any assets into the Equity Component prior to the Maturity Date.  Use of the Fixed Component reduces the Series’ ability to participate fully in upward Equity market movements, as compared to a portfolio that is fully invested in equities and therefore represents some loss of opportunity, or opportunity cost, compared to a portfolio that is fully invested in equities.

Active Asset Allocation May Underperform Static Strategies. An active asset allocation strategy, such as that followed by the Series, may underperform a more static strategy due to the impact of transaction costs. The asset allocation process results in transaction costs from the purchase and sale of securities. Volatile periods in the market may increase these costs.  In addition, high transaction costs may have an adverse effect on the performance of a Series.

Opportunity Costs. There are significant opportunity costs associated with an investment in the Series. The Series may allocate a substantial portion, and under certain circumstances all, of the Series’ assets to the Fixed Component in order to reduce the risk of market loss, which will conserve Series assets to a level equal to or above the present value of the Guarantee.

Initially, if interest rates are low, the allocation to the Fixed Component may exceed 70% of the Series’ assets. If the market value of the Equity Component rises, the percentage of the Series’ assets allocated to the Equity Component generally will also rise. However, the relative volatility of these two Components, as well as the past performance of a Series will affect these allocations. For example, if the Series incurs early losses, the Series may allocate 100% of the Series’ assets to the Fixed Component for the entire Guarantee Period, irrespective of the subsequent upward movements in the equity markets and/or the Equity Component.

The extent to which a Series participates in upward movements in the Equity Component during the Guarantee Period will depend on the performance of the Series, the performance and volatility of the Fixed and Equity Components, interest rates, expenses of the Series and the separate account under the variable annuity contract, and other factors. A Series might capture a material portion, very little or none of any Equity Component increase.

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It is possible that on the Maturity Date, a Contract-holder or Participant could receive only the guaranteed amount even though the equity markets, as well as the Equity Component, have had significant positive performance during the Guarantee Period.

Worse Case Scenarios for the Series’ Equity Participation. The opportunity cost of not allocating assets to the Equity Component will be particularly high if early in the Guarantee Period: (a) the Series’ net asset value decreases; or (b) the value of the Equity Component declines.  In either case, all or substantially all of a Series’ assets could be allocated to the Fixed Component for the remainder of the Guarantee Period.

Impact of Annuity Charges and Other Expenses. Contract-holders and Participants with interests in a Series through separate accounts are not subject to identical separate account charges. In its proprietary computer model, the Sub-Adviser uses an expense factor designed to have the Series produce a return that may cover some portion of these charges. The expense factor was determined at the inception of the Guarantee Period for the Series. If the expense factor is set to cover the higher charges, the initial asset allocation to the Equity Component will be lower.  Accordingly, the level of the expense factor chosen by a Series may represent a greater opportunity cost to Contract-holders and Participants with lower separate account charges. Regardless of where the expense factor is set, it will not affect the Guarantee payable to the Series by the insurance company.

Stock and Bond Investments. The risks associated with investing in stocks include sudden and unpredictable drops in the value of the market as a whole and periods of lackluster or negative performance. The performance of the Equity Component also depends significantly on the Sub-Adviser’s skill in determining which securities to overweight, underweight or avoid altogether.

The principal risk associated with investing in bonds is that interest rates may rise, which generally causes bond prices to fall. The market prices of STRIPS generally are more volatile than the market prices of other fixed income securities with similar maturities that pay interest periodically. With corporate bonds, there is a risk that the issuer will default on the payment of principal and/or interest. With mortgage- backed securities, there is a risk of prepayment of the underlying mortgage. Because prepayments of principal generally occur when interest rates are declining, it is likely that the Series may have to reinvest the proceeds of prepayments at lower yields. In addition, with credit risk, the Series could lose money if the issuer of a debt security is unable to meet its financial obligations or goes bankrupt. The Fixed Component of this Series is subject to less credit risk than other funds because it principally invests in debt securities issued or guaranteed by the U.S. government or its agencies.

Declining Interest Rates. A decline in prevailing U.S. interest rates could materially increase the opportunity costs. Any such decline would increase the present value of the Guarantee, potentially causing a Series to allocate all or substantially all of the Series’ assets to the Fixed Component in order to assure that such assets do not fall below the present value of the Guarantee.

Futures Contracts. The Series may invest in futures contracts, which provide for the future sale by one party and purchase by another party of a specified amount of a financial instrument or a specific stock market index for a specified price on a designated date. The Series uses futures for hedging purposes or to temporarily increase or limit exposure to a particular asset class.

The main risk with futures contracts is that they can amplify a gain or loss, potentially earning or losing substantially more money than the actual investment made in the futures contract.

Risks of Using Derivatives. Certain securities in which a Series may invest, including futures contracts, are derivative instruments. In general terms, a derivative instrument is a financial contract whose value is derived, at least in part, from the performance of an underlying asset, interest rate, or index. If the issuer of a derivative does not pay the amount owed on the contract when due, a Series can lose money on the investment. The underlying investment on which the derivative is based, and the derivative itself, might not perform in the manner the Sub-Adviser expected, which could cause a Series’ share price to decline. Markets for underlying securities may move in

If you have questions, please call 1-800-992-0180

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a direction not anticipated by the Sub-Adviser, which may result in a Series realizing a lower return than expected on an investment. The use of certain derivatives may have a leveraging effect that may increase the volatility of a Series and may reduce returns for the Series.

Other Investment Companies. The Series may invest in other investment companies to the extent permitted by the 1940 Act and the rules and regulations thereunder. These may include exchange-traded funds (“ETFs”) and Holding Company Depositary Receipts (“HOLDRs”), among others. ETFs are exchange-traded investment companies that are designed to provide investment results corresponding to an equity index and include, among others, Standard & Poor’s Depositary Receipts (“SPDRs”), PowerShares QQQTM (“QQQQ”), Dow Jones Industrial Average Tracking Stocks (“Diamonds”) and iShares exchange-traded funds (“iShares”). The main risk of investing in other investment companies (including ETFs) is that the value of the underlying securities held by the investment company might decrease. The value of the underlying securities can fluctuate in response to activities of individual companies or in response to general market and/or economic conditions. Because the Series may invest in other investment companies, you will pay a proportionate share of the expenses of that other investment company (including management fees, administration fees and custodial fees) in addition to the expenses of the Series. Additional risks of investments in ETFs include: (i) an active trading market for an ETF’s shares may not develop or be maintained or (ii) trading may be halted if the listing exchange’s officials deem such action appropriate, the shares are delisted from the exchange, or the activation of market-wide “circuit breakers” (which are tied to large decreases in stock prices) halts trading generally. Because HOLDRs concentrate in the stocks of a particular industry, trends in that industry may have a dramatic impact on their value.

To seek to achieve a return on uninvested cash or for other reasons, the Series may invest its assets in ING Institutional Prime Money Market Fund and/or one or more other money market funds advised by ING affiliates (“ING Money Market Funds”). The Series’ purchase of shares of an ING Money Market Fund will result in the Series paying a proportionate share of the expenses of the ING Money Market Fund. The Adviser will waive its fee in an amount equal to the advisory fee received by the adviser of the ING Money Market Fund in which the Series invests resulting from the Series’ investment into the ING Money Market Fund.

OTHER CONSIDERATIONS

In addition to the principal investment strategies and risks described above, the Series may also invest in other securities, engage in other practices, and be subject to additional risks, as discussed in the Statement of Additional Information (“SAI”).

MANAGEMENT OF THE SERIES

ING Investments, an Arizona limited liability company, serves as the investment adviser to the Series. ING Investments has overall responsibility for the management of the Series. ING Investments provides or oversees all investment advisory and portfolio management services for the Series, and assists in managing and supervising all aspects of the general day-to-day business activities and operations of the Series, including custodial, transfer agency, dividend disbursing, accounting, auditing, compliance and related services.

ING Investments is registered with the SEC as an investment adviser. ING Investments is an indirect wholly-owned subsidiary of ING Groep N.V. (“ING Groep”) (NYSE: ING). ING Groep is one of the largest financial services organizations in the world with approximately 120,000 employees.  Based in Amsterdam, ING Groep offers an array of banking, insurance and asset management services to both individual and institutional investors.  ING Investments began investment management in April of 1995, and serves as investment adviser to registered investment companies as well as structured finance vehicles.

As of December 31, 2007 ING Investments managed approximately $54 billion in assets.

The principal address of ING Investments is 7337 East Doubletree Ranch Road, Scottsdale, Arizona 85258.

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For its services to the Series, ING Investments is entitled to receive an advisory fee as set forth below. The advisory fee is expressed as an annual rate based on average daily net assets of the Series.

ING GET Fund	Offering Period 0.25%
Guarantee Period 0.60%

For information regarding the basis for the Board of Trustees’ (“Board”) approval of the investment advisory and investment sub-advisory relationships, please refer to the Series’ annual shareholder report dated December 31, 2007.

The SAI provides additional information about the portfolio managers’ compensation, other accounts managed by the portfolio managers, and the portfolio managers’ ownership of securities in the Series.

Sub-Adviser

ING Investments has engaged ING IM, a Connecticut corporation, to serve as the Sub-Adviser to the Series. ING IM is responsible for managing the assets of the Series in accordance with its investment objective and policies, subject to oversight by ING Investments.

Founded in 1972, ING IM is registered with the SEC as an investment adviser. ING IM is an indirect wholly-owned subsidiary of ING Groep N.V., and is an affiliate of ING Investments. ING IM has acted as adviser or sub-adviser to mutual funds since 1994 and has managed institutional accounts since 1972.

As of December 31, 2007 ING IM managed approximately $73.50 billion in assets. The principal address of ING IM is 230 Park Avenue, New York, NY 10169.

Portfolio Management

Asset Allocation.  Paul Zemsky, Portfolio Manager, has managed the Series since April 2007. Mr. Zemsky is responsible for allocation of the Series’ assets between the Equity and Fixed Components.  Mr. Zemsky is the head of ING’s Multi-Asset Strategies & Solutions Group. He joined ING IM in 2005 as Head of Derivative Strategies. Prior to assuming his role at ING, Mr. Zemsky spent 18 years at J.P. Morgan Investment Management, where he held a number of key positions, including having responsibility for asset allocation for the firm’s fixed income business and handling option trading in both the exchange-traded and over-the-counter markets. Paul Zemsky has 21 years of investment experience.

The following people are primarily responsible for the day-to-day management of thethe Series:

Equity Component.  The following individuals share responsibility for the day-to-day management of the Series’ Equity Component.

Omar Aguilar, Ph.D. and Portfolio Manager, ING IM, has been with ING IM since July 2004 and is Head of Quantitative Equity Research. Previously, Dr. Aguilar was head of Lehman Brothers’ quantitative research for its alternative investment management business since 2002. Prior to that, Dr. Aguilar was director of quantitative research and a Portfolio Manager with Merrill Lynch Investment Management since 1999.  Dr. Aguilar has been co-managing thethe Series’ Equity Component since 2005.

Vincent Costa, Portfolio Manager, joined ING IM in April 2006 as Senior Quantitative Portfolio Manager from Merrill Lynch Investment Management where he had been employed since 1999, most recently as Managing Director and Chief Investment Officer for that firm’s Quantitative Investment strategies. He has 20 years of investment experience.  Mr. Costa has co-managed the Series’s Equity Component since December 2006.

If you have questions, please call 1-800-992-0180

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Fixed Component.  The following individual is responsible for the day-to-day management of the Series’ Fixed Component:

James B. Kauffmann, Portfolio Manager, joined ING IM in 1996 and has over 19 years of investment experience. Prior to joining ING IM, he was a senior fixed-income portfolio manager with Alfa Investments Inc., worked in the capital markets group of a major Wall Street dealer and served as an analyst with a venture capital fund.  Mr. Kauffmann has been managing the Series’ Fixed Component since 2003.

Additional Information Regarding Portfolio Managers

The SAI provides additional information about the Portfolio Manager’s compensation, other accounts managed by the Portfolio Manager, and the Portfolio Manager’s ownership of securities in a Series.

INVESTMENTS IN, AND EXCHANGES AND REDEMPTIONS FROM, THE SERIES

Please refer to the documents pertaining to the variable annuity contract for information on how to direct redemptions from (including making exchanges into or out of) the Series and any fees that may apply, and what your options are on the Maturity Date.

Frequent Trading/Market Timing.  The Fund and the Series are intended for long-term investment and not as short-term trading vehicles. Accordingly, organizations or individuals that use market timing investment strategies and make frequent transfers should not purchase shares of the Series. Shares of the Series are primarily sold through omnibus account arrangements with financial intermediaries, such as insurance companies, retirement plans, record-keepers, and trusts. The Fund reserves the right, in its sole discretion and without prior notice, to reject, restrict or refuse purchase orders whether directly or by exchange, including purchase orders that have been accepted by a financial intermediary, that the Fund determines not to be in the best interest of the Fund.

The Fund relies on the financial intermediaries to monitor frequent, short-term trading within the Fund by their customers.  You should review the materials provided to you by your financial intermediary, including, in the case of a variable contract, the prospectus that describes the contract, or in the case of a Qualified Plan, the Plan documentation, for its policies regarding frequent, short-term trading.  The Fund seeks assurances from financial intermediaries that they have procedures adequate to monitor and address frequent short-term trading. There is, however, no guarantee that the procedures of the financial intermediaries will be able to curtail frequent, short-term trading activity.

The Fund believes market timing or frequent, short-term trading in any account, including a variable insurance or retirement plan account, is not in the best interest of the Fund or the Series’ shareholders. Due to the disruptive nature of this activity, it can adversely impact the ability of the Investment Adviser or Sub-Adviser to invest assets in an orderly, long-term manner. Frequent trading can disrupt the management of the Fund and raise its expenses through: increased trading and transaction costs; forced and unplanned portfolio turnover; lost opportunity costs; and large asset swings that decrease the Fund’s ability to provide maximum investment return to all shareholders. This in turn can have an adverse effect on Series performance.

Funds that invest in foreign securities may present greater opportunities for market timers and thus be at a greater risk for excessive trading.  If an event occurring after the close of a foreign market, but before the time the Fund computes its current NAV, causes a change in the price of the foreign security and such price is not reflected in the Fund’s current NAV, investors may attempt to take advantage of anticipated price movements in securities held by the Fund based on such pricing discrepancies.  This is often referred to as “price arbitrage.”  Such price arbitrage opportunities may also occur in Funds which do not invest in foreign securities.  For example, if trading in a security held by the Fund is halted and does not resume prior to the time the Fund calculates its NAV, such “stale pricing” presents an opportunity for investors to take advantage of the pricing discrepancy.  Similarly, funds that hold thinly-traded securities, such as certain small-capitalization securities, may be exposed to varying levels of pricing arbitrage.  The Fund has adopted fair valuation policies and procedures intended to reduce the Fund’s exposure to price arbitrage, stale pricing and other potential pricing discrepancies, however, to the extent that the Fund’s NAV

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does not immediately reflect these changes in market conditions, short-term trading may dilute the value of Fund shares, which negatively affects long-term shareholders.

Although the policies and procedures known to the Fund that are followed by the financial intermediaries that use the Fund and the monitoring by the Fund are designed to discourage frequent, short-term trading, none of these measures can eliminate the possibility that frequent, short-term trading activity in the Fund will occur. Moreover, decisions about allowing trades may be required.  These decisions are inherently subjective, and will be made to the best of its abilities in a manner that is in the best interest of shareholders.

12b-1 Plan. Shares of the Series are subject to a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act (“Distribution Plan”). Under the Distribution Plan, ING Funds Distributor, LLC (“ING Funds Distributor” or “Distributor”), the Series’ principal underwriter, is paid an annual distribution fee at the rate of 0.25% of the average daily net assets of the shares of the Series. The distribution fee may be used to cover expenses incurred in promoting the sale of these Series’ shares and providing certain related services. ING Funds Distributor may reallow all or a portion of these fees to broker-dealers entering into selling agreements with it, including its affiliates. Because these fees are paid out on an ongoing basis, over time these fees will increase the cost of your investment and may cost you more than paying other types of sales charges.

Orders for the redemption of a Series’ shares that are received before the close of regular trading (“Market Close”) on the New York Stock Exchange (“NYSE”) (normally 4:00 p.m. Eastern time unless otherwise designated by the NYSE) are effected at the net asset value (“NAV”) per share determined that day, as described below. The insurance company has been designated an agent of the Series for receipt of redemption orders. Therefore, receipt of an order by the insurance company constitutes receipt by the Series, provided that the Series receives notice of the orders by 9:30 a.m. Eastern time the next day on which the NYSE is open for trading.

How ING Compensates Entities Offering Our Portfolios as Investment Options in their Insurance Products

ING mutual funds may be offered as investment options in variable life and variable annuity contracts (“Variable Contracts”) by affiliated and non-affiliated insurance companies. In addition to paying fees under the Series’ Distribution Plan, the Series’ Adviser or Distributor (collectively, “ING”), out of its own resources and without additional cost to the Series or its shareholders, may pay additional compensation to these insurance companies. The amount of the payment is based upon an annual percentage of the average net assets held in the Series by those companies. The Series’ Adviser and Distributor may make these payments for administrative, record keeping or other services that insurance companies provide to the Series. These payments may also provide incentive for insurance companies to make the Series available through the variable contracts issued by the insurance company, and thus, they may promote the distribution of the shares of the Series.

The distributing broker-dealer for the Series is ING Funds Distributor. ING Funds Distributor has entered into such agreements with non-affiliated insurance companies. Fees payable under these arrangements are at annual rates that range from 0.15% to 0.25%. This amount is computed as a percentage of the average aggregate amount invested in the Series by contract holders through the relevant insurance company’s Variable Contracts. As of the date of this Prospectus, the Adviser has entered into such arrangements with the following insurance companies: Zurich Kemper Life Insurance Company; Symetra Life Insurance Company; and First Fortis Life Insurance Company.

The Adviser also has entered into similar agreements with affiliated insurers, including, but not limited to: ING Life Insurance and Annuity Company; ReliaStar Life Insurance Company; ReliaStar Life of New York; Security Life of Denver; and ING USA Annuity and Life Insurance Co. ING uses a variety of financial and accounting techniques to allocate resources and profits across the organization. These fees may take the form of cash payments to affiliates. These fees do not impact the costs incurred when investing in the Series. Additionally, if a fund is not sub-advised or is subadvised by ING, ING may retain more revenue than on those funds it must pay to have sub-advised by non-affiliated entities. Management personnel of ING may receive additional compensation if the overall amount of investments in the Series advised by ING meets certain target levels or increases over time.

If you have questions, please call 1-800-992-0180

9

The insurance companies through which investors hold shares of the Series may also pay fees to third parties in connection with distribution of Variable Contracts and for services provided to Variable Contract owners. None of the Series, the Adviser, or the Distributor is a party to these arrangements. Investors should consult the prospectus and statement of additional information for their Variable Contracts for a discussion of these payments.

Ultimately, the agent or broker selling the Variable Contract to you could have a financial interest in selling you a particular product to increase the compensation they receive. Please make sure you read fully each prospectus and discuss any questions you have with your agent or broker.

Net Asset Value. The NAV per share for the Series is determined each business day at Market Close on the NYSE. The Series is open for business every day the NYSE is open. The NYSE is closed on all weekends and on national holidays and Good Friday. Series shares will not be priced on those days. The NAV per share of the Series is calculated by taking the value of the Series’ assets, subtracting the Series’ liabilities, and dividing by the number of shares of the Series that are outstanding.

In general, assets are valued based on actual or estimated market value, with special provisions for assets not having readily available market quotations and short-term debt securities, and for situations where market quotations are deemed unreliable. Investments in securities maturing in 60 days or less are valued at amortized cost, which, when combined with accrued interest, approximates market value. Securities prices may be obtained from independent pricing services. Shares of investment companies held by a Series will generally be valued at the latest NAV reported by that investment company.  The prospectuses for those investment companies explain the circumstances under which they will use fair value pricing and the effects of using fair value pricing.

Trading of foreign securities may not take place every day the NYSE is open. Also, trading in some foreign markets and on some electronic trading networks may occur on weekends or holidays when a Series’ NAV is not calculated. As a result, the NAV of a Series may change on days when shareholders will not be able to purchase or redeem Series shares.

When market quotations are not available or are deemed unreliable, the Series will use a fair value for the security that is determined in accordance with procedures adopted by the Series’ Board. The types of securities for which such fair value pricing might be required include, but are not limited to:

•

Foreign securities, where a foreign security whose value at the close of the foreign market on which it principally trades likely would have changed by the time of the close of the NYSE, or the closing value is otherwise deemed unreliable;

•	Securities of an issuer that has entered into a restructuring;

•	Securities whose trading has been halted or suspended;

•	Fixed-income securities that have gone into default and for which there are no current market value quotation; and

•	Securities that are restricted as to transfer or resale.

The Series or Adviser may rely on the recommendations of a fair value pricing service approved by the Board in valuing foreign securities. Valuing securities at fair value involves greater reliance on judgment than securities that have readily available market quotations. The Adviser makes such determinations in good faith in accordance with procedures adopted by the Series’ Board. Fair value determinations can also involve reliance on quantitative models employed by a fair value pricing service. There can be no assurance that the Series could obtain the fair value assigned to a security if it were to sell the security at approximately the time at which the Series determines its NAV per share.

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When an insurance company or participant is selling shares, it will normally receive the NAV that is next calculated after the order from the insurance company’s variable contract holder or participant is received in proper form.

PORTFOLIO HOLDINGS DISCLOSURE POLICY

A description of the policies and procedures with respect to the disclosure of the Series’ portfolio securities is available in the SAI. The Series posts its portfolio holdings schedule on its website on a calendar-quarter basis and it is available on the first day of the second month in the next quarter. The portfolio holdings schedule is as of the last day of the month preceding the quarter-end (e.g., the Series will post the quarter ending June 30 holdings on August 1.) The Series’ portfolio holdings schedule will, at a minimum, remain available on the Series’ website until the Series files a Form N-CSR or Form N-Q with the SEC for the period that includes the date as of which the website information is current. The Series’ website is located at www.ingfunds.com.

MATURITY DATE

Before the Maturity Date, the insurance company will send a notice to Contract holders or Participants who have amounts in a Series to remind them that the Maturity Date is approaching and to choose other investment options into which Series amounts will be transferred at the close of business on the Maturity Date. If investors do not make a choice, at the close of business on the Maturity Date the insurance company will transfer Series amounts to funds designated by the insurance company.

TAX INFORMATION

The Series intends to qualify as a regulated investment company by satisfying the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (“Code”), including requirements with respect to diversification of assets, distribution of income and sources of income. As a regulated investment company, a Series generally will not be subject to tax on its ordinary income and net realized capital gains.

The Series also intends to comply with the diversification requirements of Section 817(h) of the Code for those investors who acquire shares through variable annuity contracts so that those contract owners should not be subject to federal tax on distributions from the Series to the separate accounts. Contract owners should review their contract prospectus, prospectus summary or disclosure statement for information regarding the personal tax consequences of purchasing a contract.

ADDITIONAL INFORMATION

The SAI, which is legally part of this Prospectus and is incorporated by reference into this Prospectus, contains additional information about the Series and the Fund generally. Additional information about the Series also will be available in the Series’ annual and semi-annual shareholder reports to shareholders. In the annual shareholder report, you will find a discussion of the market conditions and principal investment strategies that significantly affected a Series’ performance during its last fiscal year.

If you have questions, please call 1-800-992-0180

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You may request free of charge the current SAI, annual and semi-annual shareholder reports or other information about the Series, by calling 1-800-531-4547 or writing to:

ING GET Fund

P.O. Box 9271

Des Moines, IA 50306-9271

or visit our website at www.ingfunds.com

The SEC also makes available to the public reports and information about the Series. Certain reports and information, including the SAI, are available on the EDGAR database on the SEC’s website (http://www.sec.gov) or at the SEC’s public reference room in Washington, D.C. You may call 1-202-551-8090 to get information about the operations of the public reference room. You may obtain copies of reports and other information about the Series, after paying a duplicating fee, by sending an e-mail request to: publicinfo@sec.gov, or by writing to the SEC’s Public Reference Section, Washington, D.C. 20549-0102.

Investment Company Act File No. 811-05062

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STATEMENT OF ADDITIONAL INFORMATION

April 30, 2008

ING GET FUND

Series V

This Statement of Additional Information (“SAI”) is not a prospectus and should be read in conjunction with the current Prospectus (the “Prospectus”) for ING GET Fund (the “Fund”) Series V (the “Series”) dated April 30, 2008.  Capitalized terms not defined in the SAI are used as defined in the Prospectus.

A free copy of the Prospectus and annual/semi-annual shareholder reports are available upon request by writing to the Series at: P.O. Box 9271, Des Moines, IA 50306-9271, or by calling (800) 531-4547.

GENERAL INFORMATION

Organization.  The Fund was organized as a Massachusetts business trust on March 9, 1987.  The Series currently operates under the Fund’s Amended and Restated Declaration of Trust (“Declaration”) dated March 1, 2002.  The Fund is registered as an open-end, management investment company.  On March 1, 2002, the name of the Fund was changed from Aetna GET Fund to ING GET Fund.

Shares.  Shares of the Series have no preemptive or conversion rights.  Each share of a Series has the same rights to share in dividends declared by that Series.  Upon liquidation of a Series, shareholders of that Series are entitled to share pro rata in the net assets of the Fund attributable to such Series and available for distribution to shareholders.  Shares of each Series are fully paid and nonassessable.

Shareholder Liability.  The Fund is organized as a Massachusetts business trust.  Under Massachusetts law, shareholders of such a business trust may, under certain circumstances, be held personally liable as partners for the obligations of the trust, which is not true in the case of a corporation.  The Declaration provides that shareholders shall not be subject to any personal liability for the acts or obligations of the Fund and that every written agreement, obligation, instrument or undertaking made by the Fund or on behalf of the Series shall contain a provision to the effect that shareholders are not personally liable thereunder.  With respect to tort claims, contract claims where the provision referred to is omitted from the undertaking, and claims for taxes and certain statutory liabilities in other jurisdictions, a shareholder might be held personally liable to the extent that claims are not satisfied by the Fund or the relevant Series.  However, upon payment of any such liability, the shareholder will be entitled to reimbursement from the general assets of the Fund attributable to such Series.  The Trustees of the Fund (each a “Trustee” and collectively, the “Board”) intend to conduct the operations of the Series, with the advice of counsel, in such a way as to avoid, as much as possible, ultimate liability of the shareholders for liabilities of the Fund.

Voting Rights.  Shareholders of each Series are entitled to one vote for each full share held (and fractional votes for fractional shares held) and will vote in the election of the Board (to the extent described below) and on other matters submitted to the vote of shareholders.  Investors who select a Series for investment through their variable annuity contract are not the shareholders of the Fund.  The insurance companies who establish the separate accounts are the true shareholders, but generally pass through voting to investors as described in the Prospectus for the applicable Contract.

Once the initial members of the Board have been elected, no meeting of the shareholders for the purpose of electing Trustees will be held unless and until such time as less than a majority of the Board holding office have been elected by the shareholders, or shareholders holding 10% or more of the outstanding shares request such a vote.  The Board members then in office will call a shareholder meeting for election of Trustees.  Vacancies occurring between any such meetings shall be filled as allowed by law, provided that immediately after filling any such vacancy, at least two-thirds of the Board holding office have been elected by the shareholders.  Except as set forth above, the Trustees shall continue to hold office and may appoint successor Trustees.  A Trustee may be removed from office (1) at any time by two-thirds vote of the Board; (2) by a majority vote of the Board where any Trustee becomes mentally or physically incapacitated; or (3) at a special meeting of shareholders by a two-thirds vote of the outstanding shares.  Trustees may be removed at any meeting of shareholders by the vote of a majority of all shares entitled to vote.  Any Trustee may also voluntarily resign from office.  Voting rights are not cumulative, so that the holders of more than 50% of the shares voting in the election of Trustees can, if they choose to do so, elect all the Trustees of the Funds, and the holders of the remaining shares will be unable to elect any person as a Trustee.

INVESTMENT OBJECTIVE AND RESTRICTIONS

The investment objective for the Series is to achieve maximum total return, without exposing the Series’ assets to a market value loss, by participating, to the extent appropriate, in favorable equity market performance during a specified five year period (the “Guarantee Period”). In seeking to achieve its investment objective, the Series has adopted the following restrictions which are matters of fundamental policy and cannot be changed without approval by the holders of the lesser of: (i) 67% of the shares of the Series present or represented at a shareholders’ meeting at which the holders of more than 50% of such shares are present or represented; or (ii) more than 50% of the outstanding shares of the Series.

As a matter of fundamental policy, the Series will not:

(1)           Borrow money, except that (a) the Series may enter into certain futures contracts and options related thereto; (b) the Series may enter into commitments to purchase securities in accordance with the Series’ investment program, including delayed delivery and when-issued securities and reverse repurchase agreements; (c) the Series may borrow money for temporary or emergency purposes in amounts not exceeding 15% of the value of its total assets at the time when the loan is made; and (d) for purposes of leveraging, the Series may borrow money from banks (including its custodian bank) only if, immediately after such borrowing, the value of the Series’ assets, including the amount borrowed, less its liabilities, is equal to at least 300% of the amount borrowed, plus all outstanding borrowings.  If at any time the value of the Series’ assets fails to meet the 300% coverage requirement relative only to leveraging, the Series shall, within three days (not including Sundays and holidays), reduce its borrowings to the extent necessary to meet the 300% test.

(2)           Act as an underwriter of securities except to the extent that, in connection with the disposition of securities by the Series for its portfolio, the Series or the Fund may be deemed to be an underwriter under the provisions of the Securities Act of 1933, as amended, (“1933 Act”).

(3)           Purchase real estate, interests in real estate or real estate limited partnership interests except that, to the extent appropriate under its investment program, the Series may invest in securities secured by real estate or interests therein or issued by companies, including real estate investment trusts, which deal in real estate or interests therein.

(4)           Make loans, except that, to the extent appropriate under its investment program, the Series may purchase bonds, debentures or other debt securities, including short-term obligations and enter into repurchase transactions.

(5)           Invest in commodity contracts, except that the Series may, to the extent appropriate under its investment program, purchase securities of companies engaged in such activities, may enter into futures contracts and related options, and may engage in transactions on a when-issued or forward commitment basis.

(6)           Alter, amend or modify either the Investment Objective or the Principal Investment Strategies of the Series, as described in the Prospectus.

(7)           With respect to 75% of its total assets, invest more than 5% of its total assets in the securities of any one issuer excluding securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities, or purchase more than 10% of the outstanding voting securities of any issuer.

(8)           Concentrate its investments in any one industry except that the Series may invest up to 25% of its total assets in securities issued by companies principally engaged in any one industry.  For purposes of this restriction, finance companies will be classified as separate industries according to the end users of their services, such as automobile finance, computer finance and consumer finance.  This limitation will not apply to securities issued or guaranteed as to principal and/or interest by the U.S. Government, its agencies or instrumentalities.

Where a Series’ investment objective or policy restricts it to holding or investing a specified percentage of its assets in any type of instrument, that percentage is measured at the time of purchase.  There will be no violation of any investment policy or restriction if that restriction is complied with at the time the relevant action is taken, notwithstanding a later change in the market value of an investment, in net or total assets, in securities rating of the investment or any other change.  With respect to fundamental policy number (8), industry classifications are determined in accordance with the classifications established by Standard & Poor’s (“S&P”).

The Series also has adopted certain other investment policies and restrictions reflecting the current investment practices of the Series, which may be changed by the Board and without shareholder vote.  Under such policies and restrictions, the Series will not:

(1)           Mortgage, pledge or hypothecate its assets except in connection with loans of securities as described in (4) above, borrowings as described in (1) above, and permitted transactions involving options, futures contracts and options on such contracts.

(2)           Invest in companies for the purpose of exercising control or management.

(3)           Make short sales of securities, other than short sales “against the box,” or purchase securities on margin except for short-term credits necessary for clearance of portfolio transactions, provided that this restriction will not be applied to limit the use of options, futures contracts and related options in the manner otherwise permitted by the investment restrictions, policies and investment programs of the Series.

INVESTMENT TECHNIQUES AND RISK FACTORS

Futures Contracts

The Series may enter into futures contracts, as a means of achieving its investment objective.  The Series may invest up to 30% of its assets in derivatives to gain additional exposure to certain markets for investment purposes while maintaining liquidity to meet shareholder redemptions and minimizing trading costs.

The Series may enter into futures contracts subject to the restrictions described below under “Additional Restrictions on the Use of Futures Contracts.” The Series will only enter into futures contracts on the Standard & Poor’s 500® Composite Stock Price Index (“S&P 500® Index”) and U.S. Treasury securities. S&P 500® Index futures may not exceed 20% of the market value of the Equity Component.  The notional value of U.S. Treasury futures may not exceed 50% of the market value of the Fixed Component.  Futures contracts may not be used for speculative purposes.  The futures exchanges and trading in the U.S. are regulated under the Commodity Exchange Act by the Commodity Futures Trading Commission (“CFTC”).

A futures contract provides for the future sale by one party and purchase by another party of a specified amount of a financial instrument or a specific stock market index for a specified price on a designated date.  Brokerage fees are incurred when a futures contract is bought or sold and at expiration, and margin deposits must be maintained.

Although interest rate futures contracts typically require actual future delivery of and payment for the underlying instruments, those contracts are usually closed out before the delivery date.  Stock index futures contracts do not contemplate actual future delivery and will be settled in cash at expiration or closed out prior to expiration.  Closing out an open futures contract sale or purchase is effected by entering into an offsetting futures contract purchase or sale, respectively, for the same aggregate amount of the identical type of underlying instrument and the same delivery date.

There can be no assurance, however, that the Series will be able to enter into an offsetting transaction with respect to a particular contract at a particular time.  If a Series is not able to enter into an offsetting transaction, it will continue to be required to maintain the margin deposits on the contract.

The prices of futures contracts are volatile and are influenced by, among other things, actual and anticipated changes in interest rates and equity prices, which in turn are affected by fiscal and monetary policies and national and international political and economic events.  Small price movements in futures contracts may result in immediate and potentially unlimited loss or gain to the Series relative to the size of the margin commitment.  A purchase or sale of a futures contract may result in losses in excess of the amount initially invested in the futures contract.

When using futures contracts as a hedging technique, at best, the correlation between changes in prices of futures contracts and of the instruments or securities being hedged can be only approximate.  The degree of imperfection of correlation depends upon circumstances such as: variations in speculative market demand for futures and for securities, including technical influences in futures trading, and differences between the financial instruments being hedged and the instruments underlying the standard futures contracts available for trading.  Even a well-conceived hedge may be unsuccessful to some degree because of unexpected market behavior or stock market or interest rate trends as well as the expenses associated with creating the hedge.

Most U.S. futures exchanges limit the amount of fluctuation permitted in interest rate futures contract prices during a single trading day, and temporary regulations limiting price fluctuations for stock index futures contracts are also in effect.  The daily limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day’s settlement price at the end of a trading session.  Once the daily limit has been reached in a particular type of contract, no trades may be made on that day at a price beyond that limit.  The daily limit governs only price movement during a particular trading day and therefore does not limit potential losses, because the limit may prevent the liquidation of unfavorable positions.  Futures contract prices have occasionally moved to the daily limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and subjecting some persons engaging in futures transactions to substantial losses.

“Margin” is the amount of funds that must be deposited by a Series with a commodities broker in a custodian account in order to initiate futures trading and to maintain open positions in a Series’ futures contracts.  A margin deposit is intended to assure a Series’ performance of the futures contract.  The margin required for a particular futures contract is set by the exchange on which the contract is traded and may be significantly modified from time to time by the exchange during the term of the contract.

If the price of an open futures contract changes (by increase in the case of a sale or by decrease in the case of a purchase) so that the loss on the futures contract reaches a point at which the margin on deposit does not satisfy the margin requirement, the broker will require an increase in the margin.  However, if the value of a position increases because of favorable price changes in the futures contract so that the margin deposit exceeds the required margin, the broker will promptly pay the excess to such Series.  These daily payments to and from a Series are called variation margin.  At times of extreme price volatility, intra-day variation margin payments may be required.  In computing daily net asset values, the Series will mark-to-market the current value of its open futures contracts.  The Series expects to earn interest income on its initial margin deposits.

When the Series buys or sells a futures contract, unless it already owns an offsetting position, it will designate cash and/or liquid securities having an aggregate value at least equal to the full “notional” value of the futures contract, thereby insuring that the leveraging effect of such futures contract is minimized, in accordance with regulatory requirements.

The Series may purchase and sell futures contracts under the following conditions: (a) the then-current aggregate futures market prices of financial instruments required to be delivered and purchased under open futures contracts shall not exceed 30% of the Series’ total assets at market value at the time of entering into a contract and (b) no more than 5% of the assets, at market value at the time of entering into a contract, shall be committed to margin deposits in relation to futures contracts.

Additional Restrictions on the Use of Futures Contracts.  CFTC regulations require that, to prevent the Series from being a commodity pool, the Series enter into all short futures for the purpose of hedging value of securities held, and that all long futures positions either constitute bona fide hedging transactions, as defined in such regulations, or have a total value not in excess of an amount determined by reference to certain cash and securities positions maintained, and accrued profits on such positions.  As evidence of its hedging intent, the Series expects that at least 75% of futures contract purchases will be “completed;” that is, upon the sale of these long contracts, equivalent amounts of related securities will have been or are then being purchased by it in the cash market.

Additional Risk Factors in Using Futures

In addition to any risk factors which may be described elsewhere in this section, or in the Prospectus, the following section sets forth certain information regarding the potential risks associated with the Series’ transactions in derivatives.

Risk of Imperfect Correlation.  The Series’ ability to hedge effectively all or a portion of its portfolio through transactions in futures on securities and indices depends on the degree to which movements in the value of the securities or index underlying such hedging instrument correlates with movements in the value of the assets being hedged.  If the value of the assets being hedged do not move in the same amount or direction as the underlying security or index, the hedging strategy for the Series might not be successful and it could sustain losses on its hedging transactions which would not be offset by gains on its portfolio.  It is also possible that there may be a negative correlation between the security or index underlying a futures contract and the portfolio securities being hedged, which could result in losses both on the hedging transaction and the portfolio securities.  In such instances, the Series’ overall return could be less than if the hedging transactions had not been undertaken.

Potential Lack of a Liquid Secondary Market.  Prior to exercise or expiration, a futures position may be terminated only by entering into a closing sale transaction, which requires a secondary market on the exchange on which the position was originally established.  While the Series will establish a futures position only if there appears to be a liquid secondary market therefore, there can be no assurance that such a market will exist for any particular futures contract at any specific time.  In such event, it may not be possible to close out a position held by a Series which could require it to purchase or sell the instrument underlying the position, make or receive a cash settlement, or meet ongoing variation margin requirements.  The inability to close out futures positions also could have an adverse impact on a Series’ ability to effectively hedge its portfolio, or the relevant portion thereof.

The trading of futures contracts also is subject to the risk of trading halts, suspensions, exchange or clearing house equipment failures, government intervention, insolvency of the brokerage firm or clearing house or other disruptions of normal trading activity, which could at times make it difficult or impossible to liquidate existing positions or to recover excess variation margin payments.

Risk of Predicting Interest Rate Movements.  Investments in futures contracts on U.S. Treasury securities involve the risk that if the judgment of ING Investment Management Co.

(“ING IM”) concerning the general direction of interest rates is incorrect, the overall performance of the Series may be poorer than if it had not entered into any such contract.  For example, if a Series has been hedged against the possibility of an increase in interest rates which would adversely affect the price of bonds held in the Fixed Component and interest rates decrease instead, the Series will lose part or all of the benefit of the increased value of its bonds which have been hedged because it will have offsetting losses in its futures positions.  In addition, in such situations, if the Series has insufficient cash, it may have to sell bonds from the Fixed Component to meet daily variation margin requirements, possibly at a time when it may be disadvantageous to do so.  Such sale of bonds may be, but will not necessarily be, at increased prices which reflect the rising market.

Counterparty Risk.  With some derivatives there is also the risk that the counterparty may fail to honor its contract terms, causing a loss for a Series.

Foreign Securities

The Series may invest in depositary receipts of foreign companies included in the S&P 500.  Depositary receipts are typically dollar denominated, although their market price is subject to fluctuations of the foreign currency in which the underlying securities are denominated.  Depositary receipts are typically American Depositary Receipts (“ADRs”), which are designed for U.S. investors and held either in physical form or in book entry form.

Real Estate Securities

The Series may invest in real estate securities through interests in real estate investment trusts (“REIT”s) included in the S&P 500®.  REITs are trusts that sell securities to investors and use the proceeds to invest in real estate or interests in real estate.  A REIT may focus on a particular project, such as apartment complexes, or geographic region, such as the Northeastern U.S., or both.

Investing in stocks of real estate-related companies presents certain risks that are more closely associated with investing in real estate directly than with investing in the stock market generally, including: periodic declines in the value of real estate, generally, or in the rents and other income generated by real estate; periodic over-building, which creates gluts in the market; changes in laws (such as zoning laws) that impair the property rights of real estate owners; and adverse developments in the real estate industry.

Short-term Debt Instruments

The Series may invest in short-term debt obligations (including banker’s acceptances, commercial paper, bank notes, time deposits and certificates of deposit).  The Series generally will have a portion of its assets in cash or cash equivalents for a variety of reasons, including to satisfy redemption requests from shareholders, waiting for a suitable investment opportunity or taking a defensive position.  To earn income on this portion of its assets, the Fund may enter into repurchase agreements.  Under a repurchase agreement, the Fund agrees to buy securities guaranteed as to payment of principal and interest by the U.S. government or its agencies from a qualified bank or broker-dealer and then to sell the securities back to the bank or broker-dealer after a short period of time (generally, less than seven days) at a higher price.  The bank or broker-dealer must transfer to the Series custodian securities with an initial market value of at least 102% of the dollar amount invested by the Series in each repurchase agreement.  The manager will monitor the value of such securities daily to determine that the value equals or exceeds the repurchase price.

Repurchase agreements may involve risks in the event of default or insolvency of the bank or broker-dealer, including possible delays or restrictions upon the Series’ ability to sell the underlying securities.  The Series will enter into repurchase agreements only with parties who meet certain creditworthiness standards, i.e., banks or broker-dealers that the manager has determined present no serious risk of becoming involved in bankruptcy proceedings within the time frame contemplated by the repurchase transaction.

Illiquid Securities

The Series may invest in illiquid securities.  Illiquid securities are securities that are not readily marketable or cannot be disposed of promptly within seven days and in the usual course of business without taking a materially reduced price.  Such securities include, but are not limited to, time deposits and repurchase agreements with maturities in excess of seven days.  Securities that may be resold under Rule 144A under the Securities Act of 1933, as amended (1933 Act) or securities offered pursuant to Section 4(2) of the 1933 Act shall not be deemed illiquid solely by reason of being unregistered.  ING IM shall determine whether a particular security is deemed to be illiquid based on the trading markets for the specific security and other factors.  Illiquid securities will not exceed 15% of the net assets of the Series.

Mortgage-Related Debt Securities

The Series may invest in mortgage-related debt securities, collateralized mortgage obligations (“CMOs”) and real estate mortgage investment conduits (“REMICs”).  However, each such security must be rated AAA or higher by S&P or Aaa or higher by Moody’s, provided that if both S&P and Moody’s have issued a rating on the security, such rating shall not be less than AAA/Aaa.

Federal mortgage-related securities include obligations issued or guaranteed by the Government National Mortgage Association (“GNMA”), the Federal National Mortgage Association (“FNMA”) and the Federal Home Loan Mortgage Corporation (“FHLMC”).  GNMA is a wholly owned corporate instrumentality of the U.S., the securities and guarantees of which are backed by the full faith and credit of the U.S. FNMA, a federally chartered and privately owned corporation, and FHLMC, a federal corporation, are instrumentalities of the U.S. with presidentially appointed board members.  The obligations of FNMA and FHLMC are not explicitly guaranteed by the full faith and credit of the federal government.

Pass-through mortgage-related securities are characterized by monthly payments to the holder, reflecting the monthly payments made by the borrowers who received the underlying mortgage loans.  The payments to the security holders, like the payments on the underlying loans, represent both principal and interest.  Although the underlying mortgage loans are for specified periods of time, often twenty or thirty years, the borrowers can, and typically do, repay such loans sooner.  Thus, the security holders frequently receive prepayments of principal, in addition to the principal that is part of the regular monthly payment.  A borrower is more likely to prepay a mortgage bearing a relatively high rate of interest.  This means that in times of declining interest rates, some higher yielding securities held by a Series might be converted to cash, and the Series could be expected to reinvest such cash at the then prevailing lower rates.  The increased likelihood of prepayment when interest rates decline also limits market price appreciation of mortgage-related securities.  If a Series buys mortgage-related securities at a premium, mortgage foreclosures or mortgage prepayments may result in losses of up to the amount of the premium paid since only timely payment of principal and interest is guaranteed.

CMOs and REMICs are securities which are collateralized by mortgage pass-through securities.  Cash flows from underlying mortgages are allocated to various classes or tranches in a predetermined, specified order.  Each sequential tranche has a “stated maturity”, which is the latest date by which the tranche can be completely repaid, assuming no repayments - and has an “average life”, which is the average time to receipt of a principal weighted by the size of the principal payment.  The average life is typically used as a proxy for maturity because the debt is amortized, rather than being paid off entirely at maturity, as would be the case in a straight debt instrument.

CMOs and REMICs are typically structured as “pass-through” securities.  In these arrangements, the underlying mortgages are held by the issuer, which then issues debt collateralized by the underlying mortgage assets.  The security holder thus owns an obligation of the issuer and payment of interest and principal on such obligations is made from payment generated by the underlying mortgage assets.  The underlying mortgages may or may not be guaranteed as to payment of principal and interest by an agency or instrumentality of the U.S. Government such as GNMA or otherwise backed by FNMA or FHLMC.  Alternatively, such securities may be backed by mortgage insurance, letters of credit or other credit enhancing features.  Both CMOs and REMICs are issued by private entities.  They are not directly guaranteed by any government agency and are secured by the collateral held by the issuer.  CMOs and REMICs are subject to the type of prepayment risk described above due to the possibility that prepayments on the underlying assets will alter the cash flow.

Asset-Backed Securities

The Series may invest in asset-backed securities.  Asset-backed securities are collateralized by short-term loans such as automobile loans, home equity loans, equipment leases or credit card receivables.  The payments from the collateral are generally passed through to the security holder.  As noted above with respect to CMOs and REMICs, the average life for these securities is the conventional proxy for maturity.  Asset-backed securities may pay all interest and principal to the holder, or they may pay a fixed rate of interest, with any excess over that required to pay interest going either into a reserve account or to a subordinate class of securities, which may be retained by the originator.  The originator or other party may guarantee interest and principal payments.  These guarantees often do not extend to the whole amount of principal, but rather to an amount equal to a multiple of the historical loss experience of similar portfolios.

Two varieties of asset-backed securities are “CARs” and “CARDs”.  CARS are securities, representing either ownership interests in fixed pools of automobile receivables, or debt instruments supported by the cash flows from such a pool.  CARDs are participations in fixed pools of credit accounts.  These securities have varying terms and degrees of liquidity.

The collateral behind certain asset-backed securities (such as CARS and CARDs) tends to have prepayment rates that do not vary with interest rates; the short-term nature of the loans may also tend to reduce the impact of any change in prepayment level.  Other asset-backed securities, such as home equity asset-backed securities, have prepayment rates that are sensitive to interest rates.  Faster prepayments will shorten the average life and slower prepayments will lengthen it.  Asset-backed securities may be pass-through, representing actual equity ownership of the underlying assets, or pay-through, representing debt instruments supported by cash flows from the underlying assets.

The coupon rate of interest on mortgage-related and asset-backed securities is lower than the interest rates paid on the mortgages included in the underlying pool, by the amount of the fees paid to the mortgage pooler, issuer, and/or guarantor.  Actual yield may vary from the coupon rate, however, if such securities are purchased at a premium or discount, traded in the secondary market at a premium or discount, or to the extent that the underlying assets are prepaid as noted above.

Separate Trading of Registered Interest and Principal of Securities (“STRIPS”)

The Series may invest in STRIPS.  STRIPS are created by the Federal Reserve Bank by separating the interest and principal components of an outstanding U.S. Treasury or agency bond and selling them as individual securities.  STRIPS generally trade like zero coupon securities, which do not pay interest periodically but accrue interest until maturity.  STRIPS tend to include the same risks as zero coupon securities.  The market prices of STRIPS generally are more volatile than the market prices of securities with similar maturities that pay interest periodically and are likely to respond to changes in interest rates to a greater degree than do non-zero coupon securities having similar maturities and credit quality.

OTHER INVESTMENT COMPANIES

The Series may invest in other investment companies (“Underlying Funds”) to the extent permitted under the 1940 Act.

Exchange Traded Funds (“ETFs”). ETFs are passively managed investment companies traded on a securities exchange whose goal is to track or replicate a desired index. ETFs present risks similar to those of an investment in the underlying securities held by the ETF. Because ETFs trade on an exchange, they may not trade at net asset value (“NAV”). Sometimes, the prices of ETFs may vary significantly from the NAVs of the ETF’s underlying securities. Additionally, if the Series elects to redeem its ETF shares rather than selling them on the secondary market, the Series will receive the underlying securities which it must then sell in order to obtain cash. Additionally, you may pay a proportionate share of the expenses of the ETF in addition to the expenses of the Series.

Zero Coupon Securities

The Series may invest in zero coupon securities.  Zero coupon securities are debt obligations that do not entitle the holder to any periodic payment of interest prior to maturity or a specified date when the securities begin paying current interest (the “cash payment date”) and therefore are issued and traded at a discount from their face amounts or par value.  The discount varies, depending on the time remaining until maturity or cash payment date, prevailing interest rates, liquidity of the security and the perceived credit quality of the issuer.  The discount, in the absence of financial difficulties of the issuer, decreases as the final maturity or cash payment date of the security approaches.  The market prices of zero coupon securities generally are more volatile than the market prices of securities with similar maturities that pay interest periodically and are likely to respond to changes in interest rates to a greater degree than non-zero coupon securities having similar maturities and credit quality.  The Series may also invest in Government Trust Certificates that represent an interest in a government trust, the property of which consists of (i) a promissory note of a foreign government no less than 90% of which is backed by the full faith and credit guaranty issued by the federal government of the United States of America (issued pursuant to Title III of the Foreign Operations, Export, Financing and Related Borrowers Programs Appropriations Act of 1998) and (ii) a security interest in obligations of the United States Treasury backed by the full faith and credit of the United States of America sufficient to support remaining balance (no more than 10%) of all payments of principal and interest on such promissory note; provided that such obligations shall not be rated less than AAA by S&P or less than Aaa by Moody’s.

The risks associated with lower debt securities apply to these securities.  Zero coupon securities are also subject to the risk that, in the event of a default, a Series may realize no return on its investment, because these securities do not pay cash interest.

OTHER CONSIDERATIONS

In extreme circumstances, the insurance company reserves the right to accept additional deposits, including both new annuity monies and internal variable annuity transfers, during the Guarantee Period and to discontinue this practice at its discretion at any time.

THE ASSET ALLOCATION PROCESS

In pursuing the Series’ investment objective, ING IM looks to allocate assets among the Equity Component and the Fixed Component.  For the Series, the allocation of assets depends on a variety of factors, including, but not limited to, the then prevailing level of interest rates, equity market volatility, the then current market value of the Series, the Series’ total annual expenses, as well as insurance company separate account expenses assessed to Contract holders and Participants acquiring an interest in the Series through the Separate Account, and the Maturity Date (as such terms are defined in the Prospectus).  If interest rates are low (particularly at the inception of the Guarantee period), the Series’ assets may be largely invested in the Fixed Component in order to decrease the likelihood that the insurance company would be required to make any payment under the Guarantee.  In addition, if during the Guarantee Period the equity markets experienced a major decline, the Series’ assets may become largely invested in the Fixed Component in order to increase the likelihood of meeting the investment objective.

The initial allocation of the Series’ assets between the Equity Component and the Fixed Component will be determined principally by the prevailing level of interest rates and the volatility of the stock market at the beginning of the Guarantee Period.  If at the inception of the Guarantee Period interest rates are low, more assets may have to be allocated to the Fixed Component.  ING IM will monitor the allocation of the Series’ assets on a daily basis.

The asset allocation process will also be affected by ING IM’s ability to manage the Fixed Component.  If the Fixed Component provides a return better than that assumed by ING IM’s proprietary software model, fewer assets would have to be allocated to the Fixed Component.  On the other hand, if the performance of the Fixed Component is poorer than expected, more assets would have to be allocated to the Fixed Component, and the ability of the Series to participate in any subsequent upward movement in the equity market would be limited.

The asset allocation process results in additional transaction costs such as brokerage commissions.  This process can have an adverse effect on the performance of the Series during periods of increased equity market volatility.  To moderate such costs, ING IM has built into the proprietary software program a factor that will require reallocations only when Equity Component and Fixed Component values have deviated by more than certain minimal amounts since the last reallocation.

MANAGEMENT OF THE FUND

Set forth in the table below is information about each Trustee of the Fund, each of whom is not an “Interested Person” of the Fund as such term is defined in the 1940 Act.

Name, Address and Age	Position(s) Held with The Fund	Term of Office and Length of Time Served(1)	Principal Occupation(s) During the Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director*	Other Board Memberships held by Director

Dr. Albert E. DePrince, Jr. 7337 East Doubletree Ranch Rd. Scottsdale, Arizona 85258 Age: 66	Trustee	June 1998 - Present	Professor of Economics and Finance, Middle Tennessee State University (August 1991- Present). Formerly, Director of Business and Economic Research Center, Middle Tennessee State University (August 1994 – August 2003).	35	Executive Committee, Academy of Economics and Finance (February 2007 – Present).

Maria Teresa Fighetti 7337 East Doubletree Ranch Rd. Scottsdale, Arizona 85258 Age: 63	Trustee	April 1994 - Present	Retired. Formerly, Associate Commissioner/Attorney, New York City Department of Mental Health (June 1973 – October 2002).	35	None.

Sidney Koch 7337 East Doubletree Ranch Rd. Scottsdale, Arizona 85258 Age: 72	Trustee	April 1994 - Present	Self-Employed Consultant (June 2000 – Present).	35	None.

Dr. Corine T. Norgaard 7337 East Doubletree Ranch Rd. Scottsdale, Arizona 85258 Age: 69	Trustee	June 1991- Present	Formerly, Dean of the Barney School of Business, University of Hartford (August 1996 – June 2004). Formerly, President, Thompson Enterprises (September 2004 – September 2005)	35

Member, Board of Directors, Mass Mutual Corporate and Participation Investors (April 1997 – Present); Mass Mutual Premier Series (December 2004 – Present); and Mass Mutual MML Series II (December 2005 – Present).

Joseph E. Obermeyer 7337 East Doubletree Ranch Rd. Scottsdale, Arizona 85258 Age: 49	Trustee	January 2003 - Present	President, Obermeyer & Associates, Inc. (November 1999 - Present).	35	None.

(1) Trustees serve until their successors are duly elected and qualified.

* For the purposes of this table, “Fund Complex” means the following investment companies: ING VP Balanced Portfolio, Inc.; ING Strategic Allocation Portfolios, Inc.; ING GET Fund; ING VP Intermediate Bond Portfolio; ING VP Money Market Portfolio; ING Variable Funds; ING Variable Portfolios, Inc.; and ING Series Fund, Inc., as of March 31, 2008.

Officers

Information about the Fund’s officers is set forth in the table below:

Name, Address and Age	Position Held with the Company/Trust	Term of Office and Length of Time Served (1)	Principal Occupation(s) During the Last Five Years

Shaun P. Mathews 7337 East Doubletree Ranch Rd. Scottsdale, Arizona 85258 Age: 52	President and Chief Executive Officer	December 2006 – Present

President and Chief Executive Officer, ING Investments, LLC(2) and ING Funds Services, LLC(3) (December 2006 – Present) and Head of ING USFS Mutual Funds and Investment Products (November 2004 – Present). Formerly, CMO, ING USFS (April 2002 – October 2004); and Head of Rollover/Payout (October 2001 – December 2003).

Michael J. Roland 7337 East Doubletree Ranch Rd. Scottsdale, Arizona 85258 Age: 48	Executive Vice President	April 2002 - Present

Head of Mutual Fund Platform (February 2007 – Present); and Executive Vice President ING Investments, LLC(2) and ING Funds Services, LLC(3) (December 2001 - Present). Formerly, Head of Product Management (January 2005 – January 2007); Chief Compliance Officer, ING Investments, LLC (2) and Directed Services, LLC(5) (October 2004 – December 2005); Chief Financial Officer and Treasurer, ING Investments, LLC (2) (December 2001 - March 2005).

Stanley D. Vyner 230 Park Avenue New York, New York 10169 Age: 57	Executive Vice President	March 2002 - Present

Executive Vice President, ING Investments, LLC (2) (July 2000 – Present) and Chief Investment Risk Officer, ING Investments, LLC(2) (January 2003 – Present). Formerly, Chief Investment Officer of International Investments (August 2000 – January 2003).

Joseph M. O’Donnell 7337 East Doubletree Ranch Rd. Scottsdale, Arizona 85258 Age: 53	Chief Compliance Officer, Executive Vice President	November 2004 – Present March 2006 – Present

Chief Compliance Officer of the ING Funds (November 2004 - Present) and ING Investments, LLC and Directed Services, LLC(5) (January 2006 – Present). Formerly, Vice President, Chief Legal Counsel, Chief Compliance Officer and Secretary of Atlas Securities, Inc., Atlas Advisers, Inc. and Atlas Funds (October 2001 - October 2004).

Todd Modic 7337 East Doubletree Ranch Rd. Scottsdale, Arizona 85258 Age: 40	Senior Vice President, Chief/Principal Financial Officer and Assistant Secretary	March 2005 – Present	Senior Vice President, ING Funds Services (3) (April 2005 - Present). Formerly, Vice President, ING Fund Services, LLC (3) (September 2002 - March 2005).

Kimberly A. Anderson 7337 East Doubletree Ranch Rd. Scottsdale, Arizona 85258 Age: 43	Senior Vice President	December 2003 – Present	Senior Vice President, ING Investments, LLC (2) (October 2003 – Present). Formerly, Vice President and Assistant Secretary, ING Investments, LLC (2) (January 2001 – October 2003).

Robert Terris 7337 East Doubletree Ranch Rd. Scottsdale, Arizona 85258 Age: 37	Senior Vice President	June 2006 – Present

Senior Vice President, Head of Operations, ING Funds Services, LLC(3)  (May 2006 – Present) and Vice President, Head of Division Operations, ING Funds Services, LLC(3) (March 2006 – Present). Formerly, Vice President of Administration, ING Funds Services, LLC(3) (October 2001 – March 2006).

Name, Address and Age	Position Held with the Company/Trust	Term of Office and Length of Time Served (1)	Principal Occupation(s) During the Last Five Years

Robyn L. Ichilov 7337 East Doubletree Ranch Rd. Scottsdale, Arizona 85258 Age: 40	Vice President and Treasurer	March 2002 - Present	Vice President and Treasurer, ING Funds Services, LLC (3) (October 2001 – Present) and ING Investments, LLC (2) (August 1997 – Present).

William Evans 10 State House Square Hartford, Ct 06103 Age: 35	Vice President	September 2007 - Present

Vice President, Head of Mutual Fund Advisory Group (April 2007 – Present), Vice President, U.S. Mutual Funds and Investment Products (May 2005 – April 2007), Senior Fund Analyst, U.S. Mutual Funds and Investment Products (May 2002 – May 2005).

Lauren D. Bensinger 7337 East Doubletree Ranch Rd. Scottsdale, Arizona 85258 Age: 54	Vice President	March 2003 - Present

Vice President and Chief Compliance Officer, ING Funds Distributor, LLC (4) (July 1995 - Present); and Vice President (February 1996 – Present) and Director of Compliance ING Investments, LLC (2) (October 2004 – Present); Formerly, Chief Compliance Officer, ING Investments, LLC (2) (October 2001 – October 2004).

Maria M. Anderson 7337 East Doubletree Ranch Rd. Scottsdale, Arizona 85258 Age: 49	Vice President	September 2004 - Present	Vice President, ING Funds Services, LLC (3) (September 2004 – Present). Formerly, Assistant Vice President, ING Funds Services, LLC (3) (October 2001 – September 2004).

Denise Lewis 7337 East Doubletree Ranch Rd. Scottsdale, Arizona 85258 Age: 44	Vice President	April 2007 – Present

Vice President, ING Funds Services, LLC(3) (December 2006 – Present). Formerly, Senior Vice President, UMB Investment Services Group, LLC (November 2003 – December 2006); and Vice President, Wells Fargo Funds Management, LLC (December 2000 – August 2003).

Susan Kinens 7337 East Doubletree Ranch Rd. Scottsdale, Arizona 85258 Age: 31	Assistant Vice President	March 2003 – Present	Assistant Vice President, ING Funds Services, LLC (3) (December 2002 – Present); and has held various other positions with ING Funds Services, LLC for more than the last five years.

Kimberly K. Palmer 7337 East Doubletree Ranch Rd. Scottsdale, Arizona 85258 Age: 50	Vice President	March 2006 – Present

Vice President, ING Funds Services, LLC (3) (March 2006 – Present). Formerly, Assistant Vice President, ING Funds Services, LLC (3) (August 2004 – March 2006); Manager, Registration Statements, ING Funds Services, LLC (3) (May 2003 - August 2004); Associate Partner, AMVESCAP PLC (October 2000 - May 2003); and Director of Federal Filings and Blue Sky Filings, INVESCO Funds Group, Inc. (March 1994 - May 2003).

Theresa K. Kelety 7337 East Doubletree Ranch Rd. Scottsdale, Arizona 85258 Age: 45	Secretary	September 2003 – Present	Counsel, ING U.S. Legal Services (April 2003 – Present). Formerly, Senior Associate with Shearman & Sterling (February 2000 – April 2003).

Huey P. Falgout, Jr. 7337 East Doubletree Ranch Rd. Scottsdale, Arizona 85258 Age: 44	Assistant Secretary	September 2003 – Present	Chief Counsel, ING U.S. Legal Services (September 2003 – Present). Formerly, Counsel ING U.S. Legal Services (November 2002 – September 2003).

(1)          The officers hold office until the next annual meeting of Trustees and until their successors shall have been elected and qualified.

(2)          ING Investments, LLC was previously named ING Pilgrim Investments, LLC.  ING Pilgrim Investments, LLC is the successor in interest to ING Pilgrim Investments, Inc., which was previously known as Pilgrim Investments, Inc. and before that was known as Pilgrim America Investments, Inc.

(3)          ING Funds Services, LLC was previously named ING Pilgrim Group, LLC.  ING Pilgrim Group, LLC is the successor in interest to ING Pilgrim Group, Inc., which was previously known as Pilgrim Group, Inc. and before that was known as Pilgrim America Group, Inc.

(4)          ING Funds Distributor, LLC is the successor in interest to ING Funds Distributor, Inc., which was previously known as ING Pilgrim Securities, Inc., and before that was known as Pilgrim Securities.

(5)          Directed Services, LLC is the successor in interest to Directed Services, Inc.

BOARD OF TRUSTEES

The Board governs the Fund and is responsible for protecting the interests of the shareholders.  The Trustees are experienced executives who oversee the Series’ activities, review contractual arrangements with companies that provide services to the Series, and review the Series’ performance.

Frequency

The Board currently conducts regular meetings four (4) times a year.  The Audit Committee also meets regularly four (4) times per year, and the remaining Committees meet as needed.  In addition, the Board or the Committees may hold special meetings by telephone or in person to discuss specific matters that may require action prior to the next regular meeting. Each Committee listed below operates pursuant to a Charter approved by the Board.

Committees

The Board has established an Audit Committee whose function includes, among others, to meet with the independent registered public accounting firm of the Fund to review the scope of the Series’ audit, its financial statements and interim accounting controls, and to meet with management concerning these and other matters. The Audit Committee currently consists of five (5) Independent Trustees.  The following Trustees serve as members of the Audit Committee: Dr. DePrince, Ms. Fighetti, Mr. Koch, Dr. Norgaard, and Mr. Obermeyer. Mr. Obermeyer currently serves as Chairperson and Dr. Norgaard currently serves as Vice Chairperson of the Audit Committee. The Audit Committee held four (4) meetings during the fiscal year ended December 31, 2007.

The Board has established a Contracts Committee whose function is to consider, evaluate and make recommendations to the full Board concerning contractual arrangements with service providers to the Fund and all other matters in which the investment adviser or any affiliated entity has an actual or potential conflict of interest with a Series or its shareholders.  The Contracts Committee currently consists of five (5) independent Trustees.  The following Trustees serve as members of the Contracts Committee: Dr. DePrince, Ms. Fighetti, Mr. Koch, Dr. Norgaard, and Mr. Obermeyer. Mr. Koch currently serves as Chairperson and Dr. DePrince currently serves as Vice Chairperson of the Contracts Committee.  The Contracts Committee held seven (7) meetings during the fiscal year ended December 31, 2007.

The Board has established a Nominating Committee for the purpose of considering and presenting to the Board candidates it proposes for nomination to fill Independent Trustee vacancies on the Board.  The Nominating Committee currently consists of five (5) Independent Trustees.  The following Trustees serve as members of the Nominating Committee: Dr. DePrince, Ms. Fighetti, Mr. Koch, Dr. Norgaard, and Mr. Obermeyer.  Dr. DePrince currently serves as chairperson.  The Nominating Committee is willing to consider nominations for vacancies received from shareholders and will assess shareholder nominees in the same manner as it reviews its own nominees.  Shareholders wishing to submit a nomination for Trustee at an annual or special meeting of shareholders must provide such recommendation in a sufficiently timely manner (and in any event no later than the date specified for receipt of shareholder proposals in any applicable proxy statement with respect to the Fund) in writing to the Nominating Committee, c/o the Secretary of the Fund, ING GET Fund, 7337 Doubletree Ranch Road, Scottsdale, Arizona 85258.  Any recommendation made by a shareholder must contain sufficient information for the Nominating Committee to make an assessment of the candidate’s suitability for the position of Independent Trustee. The Nominating Committee held two (2) meetings during the fiscal year ended December 31, 2007.

The Board has established a Valuation Committee for the purpose of approving fair value determinations at the time they are being considered by management.  The Valuation Committee currently consists of five Independent Trustees.  The following Trustees serve as members of the Valuation Committee: Mr. Koch, Dr. DePrince, Ms. Fighetti, Dr. Norgaard, and Mr. Obermeyer.  The Valuation Committee held no meetings during the fiscal year ended December 31, 2007.

The Board has established a Compliance Committee for the purposes of (1) providing oversight with respect to compliance by the Series and its service providers with applicable laws, regulations and internal policies and procedures affecting the operations of each and (2) to serve as a committee, and in such capacity to receive, retain and act upon reports of evidence of possible material violations of applicable United States federal or state securities laws and breaches of fiduciary duty arising under United States federal or state securities laws.  The Compliance Committee currently consists of five Independent Trustees.  The following Trustees serve as members of the Compliance Committee: Dr. DePrince, Ms. Fighetti, Mr. Koch, Dr. Norgaard, and Mr. Obermeyer.  Dr. Norgaard currently serves as Chairperson of the Compliance Committee and Mr. Obermeyer currently serves as Vice Chairperson.  The Compliance Committee held four (4) meetings during the fiscal year ended December 31, 2007.

Trustee Ownership of Securities

Set forth below is the dollar range of equity securities owned by each current Trustee.

NAME OF TRUSTEE	DOLLAR RANGE OF EQUITY SECURITIES IN THE FUND AS OF DECEMBER 31, 2007	AGGREGATE DOLLAR RANGE OF EQUITY SECURITIES IN ALL REGISTERED INVESTMENT COMPANIES OVERSEEN BY TRUSTEE IN FAMILY OF INVESTMENT COMPANIES
Independent Trustees
Albert E. DePrince, Jr.	None	Over $100,000(1)
Maria T. Fighetti	None	Over $100,000(1)
Sidney Koch	None	Over $100,000
Corine T. Norgaard	None	Over $100,000
Joseph Obermeyer	None	Over $100,000(1)

(1)  Includes the value of shares in which a Trustee has an indirect interest through a deferred compensation plan.

INDEPENDENT TRUSTEE OWNERSHIP OF SECURITIES

Set forth in the table below is information regarding each Independent Trustee’s (and his immediate family members) share ownership as of December 31, 2007, in securities of the Series’ investment adviser or principal underwriter, and the ownership of securities in an entity controlling, controlled by or under common control with the investment adviser or principal underwriter of the Series (not including registered investment companies).

NAME OF TRUSTEE	NAME OF OWNERS AND RELATIONSHIP TO TRUSTEE	COMPANY	TITLE OF CLASS	VALUE OF SECURITIES	PERCENTAGE OF CLASS
Albert E. DePrince, Jr.	N/A	N/A	N/A	$0	N/A
Maria T. Fighetti	N/A	N/A	N/A	$0	N/A
Sidney Koch	N/A	N/A	N/A	$0	N/A
Corine T. Norgaard	N/A	N/A	N/A	$0	N/A
Joseph Obermeyer	N/A	N/A	N/A	$0	N/A

COMPENSATION

Each Series pays each Trustee who is not an interested person a pro rata share, as described below, of: (i) an annual retainer of $66,000, payable in equal quarterly installments; (ii) $7,500 per meeting for each Board meeting in which the Independent Director participates in person; (iii) $7,500 per meeting for each Contracts Committee meeting in which the Independent Director participates in person; (iv) $3,500 per meeting for each committee meeting, other than for a Contracts Committee meeting, held in conjunction with a Board meeting in which the Independent Director participates in person, and $5,000 per meeting for each committee meeting, other than for Contracts Committee meeting, not held in conjunction with a Board meeting, in which the Independent Director participates in person; (v) $2,500 per meeting for each meeting of the Board or a committee in which the Independent Director participates by telephone (including via video conference); (vi) $45,000 per annum for serving as Chairperson of the Contracts Committee, payable in equal quarterly installments; (vii) $15,000 per annum for serving as Chairperson of the Audit Committee, payable in equal quarterly installments; (viii) $15,000 per annum for serving as Chairperson of the Compliance Committee, payable in equal quarterly installments; (ix) $5,000 per annum for serving as Chairperson of the Nominating Committee (in periods in which the Committee has operated), payable in equal quarterly installments; (x) $25,000, $7,500 and $7,500 per annum for serving as Committee Vice Chairperson of the Contracts, Compliance and Audit Committees, respectively, payable in equal quarterly installments.  In addition, each Independent Director is entitled to reimbursement for out-of-pocket expenses incurred in attending Board and Committee meetings.  The pro rata share paid by each Series is based on each Series’ average net assets as a percentage of the average net assets of all the Funds managed by the investment adviser for which the Trustees serve in common as Trustees.

The following table sets forth information provided by the Fund’s adviser regarding compensation of Trustees by the Fund and other funds managed by ING Investments, LLC and its affiliates for the fiscal year ended December 31, 2007.  Officers or employees of the Fund and its affiliates do not receive compensation from the Fund or any other funds managed by ING Investments, LLC or its affiliates.  None of these Trustees were entitled to receive pension or retirement benefits.

NAME OR PERSON POSITION	AGGREGATE COMPENSATION FROM SERIES V OF ING GET FUND	TOTAL COMPENSATION FROM THE FUND AND FUND COMPLEX PAID TO TRUSTEES

Corine Norgaard	$2,091	$205,000
Trustee,

Sidney Koch	$2,254	$218,000
Trustee

Maria T. Fighetti (1)	$1,854	$183,000
Trustee,

Edward T. O’Dell (1) (2)	$1,941	$178,000
Trustee

Joseph E. Obermeyer (1)	$2,020	$198,000
Trustee

Albert E. DePrince, Jr. (1)	$2,061	$203,000
Trustee

(1)  Includes amounts deferred pursuant to a deferred compensation plan.

(2)  Mr. O’Dell retired as Trustee effective March 31, 2008.

CONTROL PERSONS AND PRINCIPAL SHAREHOLDERS

The Series’ shares will be sold to insurance companies affiliated with ING Investments and allocated to variable annuity separate accounts to fund obligations thereunder. Contract holders in these separate accounts are provided the right to direct the voting of fund shares at shareholder meetings.  The insurance company votes the shares that it owns in these separate accounts in accordance with contract holders’ directions.  Undirected shares of the Series will be voted for each account in the same proportion as directed shares.

As of April 23, 2008 the officers and Trustees owned less than 1% of the outstanding shares of the Series.  As of that date, to the knowledge of management, no person owned beneficially or of record more than 5% of the outstanding shares of any Series, except as set forth below.  Unless otherwise indicated below, the Fund has no knowledge as to whether all or any portion of the shares owned of record are also owned beneficially.  Control is defined by the 1940 Act as the beneficial ownership, either directly or through one or more controlled companies, of more than 25% of the voting securities of a company.  A control person may be able to take action regarding a Portfolio without the consent or approval of shareholders.

Series	Name and Address	Percentage of Series

Series V	ING USA Annuity and Life Insurance Company 1475 Dunwoody Drive West Chester, PA 19380-1478	79%

Series V	ING Life Insurance and Annuity Company ATTN Valuation Unite-TN-41 151 Farmington Avenue #41 Hartford, CT 06156-0001	21%

DISCLOSURE OF PORTFOLIO SECURITIES

The Series is required to file its complete portfolio holdings schedule with the SEC on a quarterly basis.   This schedule is filed with annual and semi-annual reports on Form N-CSR for the second and fourth fiscal quarters and on Form N-Q for the first and third fiscal quarters.

In addition, the Series posts its portfolio holdings schedule on ING’s website on a calendar-quarter basis and it is available on the first day of the second month of the next quarter.  The complete portfolio holdings schedule is as of the preceding quarter-end (e.g., the Series will post the quarter-ending June 30 holdings on August 1).

The Series also compiles a list composed of its ten largest holdings (“Top Ten”).  This information is produced monthly, and is made available on ING’s website, on the tenth day of each month.  The Top Ten holdings information is as of the last day of the previous month.

Investors (both individual and institutional), financial intermediaries that distribute the shares of the Series and most third parties may receive annual or semi-annual reports, or view on ING’s website, the complete portfolio holdings schedule.  The Top Ten list also is provided in quarterly descriptions of the Series that are included in the offering materials of variable life insurance products and variable annuity contracts.

Other than in regulatory filings or on ING’s website, the Series may provide its portfolio holdings to certain unaffiliated third parties and affiliates when the Series has a legitimate business purpose for doing so. Unless otherwise noted below, a Portfolio’s disclosure of its portfolio holdings will be on an as-needed basis, with no lag time between the date of which the information is requested and the date the information is provided.  Specifically, disclosure of its portfolio holdings may include disclosure:

•                  To the Series’ independent registered public accounting firm, named herein, for use in providing audit opinions;

•                  To financial printers for the purpose of preparing Series regulatory filings;

•                  For the purpose of due diligence regarding a merger or acquisition;

•                  To a new investment adviser or sub-adviser prior to the commencement of its management of the Series;

•                  To rating and ranking agencies such as Bloomberg, Morningstar, Lipper and Standard & Poor’s;

•                  To consultants for use in providing asset allocation advice in connection with investments by affiliated funds-of-funds in the Series;

•                  To service providers, such as proxy voting and class action services providers, on a daily basis, in connection with their providing services benefiting the Series; or

•                  To a third party for purposes of effecting in-kind redemptions of securities to facilitate orderly redemption of portfolio assets and minimal impact on remaining Series shareholders.

In all instances of such disclosure the receiving party, by agreement, is subject to a duty of confidentiality, including a duty not to trade on such information.

The Fund’s Board has adopted policies and procedures (“Policies”) designed to ensure that disclosure of information regarding the Fund’s portfolio securities is in the best interests of Fund shareholders, including procedures to address conflicts between the interests of the Fund’s shareholders, on the one hand, and those of the Fund’s investment adviser, sub-adviser, principal underwriter or any affiliated person of the Fund, its investment adviser, or its principal underwriter, on the other.  Such Policies authorize the Fund’s administrator to implement the Board’s policies and direct the administrator to document the expected benefit to shareholders.  Among other considerations, the administrator is directed to consider whether such disclosure may create an advantage for the recipient or its affiliates or their clients over that of the Fund’s shareholders.  Similarly, the administrator is directed to consider, among other things, whether the disclosure of portfolio holdings creates a conflict between the interests of shareholders and the interests of the Adviser, Sub-Adviser, principal underwriter and their affiliates.  The Board has authorized the senior officers of the Fund’s administrator to authorize the release of the Fund’s portfolio holdings, as necessary, in conformity with the foregoing principles and to monitor for compliance with the Policies.  The Fund’s administrator reports quarterly to the Board regarding the implementation of the Policies.

The Fund has the following ongoing arrangements with certain third parties to provide the Fund’s full portfolio holdings:

Party	Purpose	Frequency	Time Lag Between Date of Information and Date Information Released

Institutional Shareholder Services, Inc.	Proxy Voting & Class Action Services	Daily	None

Charles River Development	Compliance	Daily	None

All of the arrangements in the table above are subject to the Policies adopted by the Board to ensure such disclosure is for a legitimate business purpose and is in the best interests of the Fund and its shareholders.  The Fund’s Board must approve any material change to the Policies.  The Policies may not be waived, or exceptions made, without the consent of ING’s Legal Department.  All waivers and exceptions involving any of the Funds will be disclosed to the Funds’ Board no later than its next regularly scheduled quarterly meeting.  No compensation or other consideration may be received by the Funds, the Investment Adviser, or any other party in connection with the disclosure of portfolio holdings in accordance with the Policies.

ADVISER

ING Investments, the Series’ investment adviser, and ING Investment Management Co., the Series’ investment sub-adviser, (“ING IM” or “Sub-Adviser”) are indirect wholly-owned subsidiaries of ING Groep N.V. (“ING Groep”).  ING Groep is one of the largest financial services organizations in the world with approximately 120,000 employees.  Based in Amsterdam, ING Groep offers an array of banking, insurance and asset management services to both individual and institutional investors.  ING Groep’s principal executive offices are located at Strawinskylaan 2631,1077 zz Amsterdam, P.O. Box 810, 1000 AV Amsterdam, the Netherlands.

The investment adviser for the Series is ING Investments, which is registered with the SEC as an investment adviser and serves as an investment adviser to registered investment companies (or series thereof), as well as structured finance vehicles.  The Adviser, subject to the authority of the Trustees, has the overall responsibility for the management of the Series’

portfolio subject to delegation to another investment adviser ING IM as the Sub-Adviser to the Series.

For the services under the Advisory Agreement, ING Investments will receive an annual fee, payable monthly, as described in the Prospectus.  In addition, to seek to achieve a return on uninvested cash or for other reasons, the Series may invest its assets in ING Institutional Prime Money Market Fund and/or one or more other money market funds advised by ING affiliates (“ING Money Market Funds”). The Series’ purchase of shares of an ING Money Market Fund will result in the Series paying a proportionate share of the expenses of the ING Money Market Fund. The Series’ Adviser will waive its fee in an amount equal to the advisory fee received by the adviser of the ING Money Market Fund in which the Series invests resulting from the Series’ investment into the ING Money Market Fund.

The following table shows the aggregate annual management fees paid by the Series for each of its three most recent fiscal years in dollars:

ING GET Fund	2007	2006	2005
ING GET Fund – Series V	$805,745	$1,072,288	$1,512,910

The Adviser serves pursuant to an Advisory Agreement between the Adviser and the Fund, on behalf of the Series.  The Advisory Agreement requires the Adviser to oversee the provision of all investment advisory and portfolio management services for the Series.  Pursuant to the sub-advisory agreement (the “Sub-Advisory Agreement”) the Adviser has delegated certain management responsibilities to ING IM. The Adviser oversees the investment management of the Sub-Adviser for the Series.

The Advisory Agreement requires the Investment Adviser to provide, subject to the supervision of the Board, investment advice and investment services to the Series and to furnish advice and recommendations with respect to investment of the Series’ assets and the purchase or sale of its portfolio securities. The Adviser also provides investment research and analysts. The Advisory Agreement provides that the Adviser is not subject to liability to the Series for any act or omission in the course of, or connected with, rendering services under the Advisory Agreement, except by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties under the Advisory Agreement.

After an initial term of two years, the Advisory Agreement and Sub-Advisory Agreement continue in effect from year to year so long as such continuance is specifically approved at least annually by (a) the Board or (b) the vote of a “majority” (as defined in the 1940 Act) of the Series’ outstanding shares voting as a single class; provided, that in either event the continuance is also approved by at least a majority of the Board who are not “interested persons” (as defined in the 1940 Act) of the Adviser or Sub-Adviser as the case may be, by vote cast in person at a meeting called for the purpose of voting on such approval.

For information regarding the Board’s approval of the investment advisory or sub-advisory relationships, please refer to the Series’ annual shareholder report dated December 31, 2007.

SUB-ADVISER

For the services under the Sub-Advisory Agreement, ING IM receives an annual fee payable monthly as set forth below for the Series:

Offering Period	0.1125%
Guarantee Period	0.270	%(1)

(1) In addition, to seek to achieve a return on uninvested cash or for other reasons, the Series may invest its assets in ING Institutional Prime Money Market Fund and/or one or more other money market funds advised by ING affiliates (“ING Money Market Funds”). The Series’ purchase of shares of an ING Money Market Fund will result in the Series paying a proportionate share of the expenses of the ING Money Market Fund. The Series’ Sub-Adviser will waive its fee in an amount equal to the sub-advisory fee received by the sub-adviser of the ING Money Market Fund in which the Series invests resulting from the Series’ investment into the ING Money Market Fund.

During the fiscal years ended December 31, 2007, 2006 and 2005, the Adviser paid the Sub-Adviser the following fees:

ING GET Fund	2007	2006	2005
ING GET Fund – Series V	$362,439	$482,530	$680,809

PORTFOLIO MANAGERS

Other Accounts Managed

The following table shows the number of accounts and total assets in the accounts managed by the portfolio managers as of December 31, 2007.

	Registered Investment Companies		Other Pooled Investment Vehicles		Other Accts
Portfolio Manager	Number of Accounts	Total Assets	Number of Accounts	Total Assets	Number of Accounts	Total Assets
Omar Aguilar	65	$9,831,888,395	11	$737,684,548	27(1)	$4,692,612,077
Vincent Costa	65	$9,831,888,395	11	$737,684,548	27(1)	$4,692,612,077
James B. Kauffmann	44	$7,929,729,831	33	$5,925,392,170	34(2)	$10,563,246,678
Paul Zemsky	51	$12,456,798,877	1	$90,399,126	2(3)	$55,989,008

(1)   One of these Accounts with Total Assets of $65,219,463 have advisory fee that is also based on the performance of the Account.

(2)   Two of these Accounts with Total Assets of $540,463,901 have advisory fee that is also based on the performance of the Accounts.

(3)   One of these Accounts with Total Assets of $540,463,091 has an advisory fee that is also based on the performance of the Account.

Potential Conflicts of Interest

A portfolio manager may be subject to potential conflicts of interest because the portfolio manager is responsible for other accounts in addition to a Series.  These other accounts may include, among others, other mutual funds, separately managed advisory accounts, commingled trust accounts, insurance separate accounts, wrap fee programs and hedge funds.  Potential conflicts may arise out of the implementation of differing investment strategies for the portfolio manager’s various accounts, the allocation of investment opportunities among those accounts or differences in the advisory fees paid by the portfolio manager’s accounts.

A potential conflict of interest may arise as a result of the portfolio manager’s responsibility for multiple accounts with similar investment guidelines.  Under these circumstances, a potential investment may be suitable for more than one of the portfolio manager’s accounts, but the quantity of the investment available for purchase is less than the aggregate amount the accounts would ideally devote to the opportunity.  Similar conflicts may arise when multiple accounts seek to dispose of the same investment.

A portfolio manager may also manage accounts whose objectives and policies differ from those of the Series.  These differences may be such that under certain circumstances, trading activity appropriate for one account managed by the portfolio manager may have adverse consequences for another account managed by the portfolio manager.  For example, if an account were to sell a significant position in a security, which could cause the market price of that security to decrease, while the Series maintained its position in that security.

A potential conflict may arise when a portfolio manager is responsible for accounts that have different advisory fees – the difference in the fees may create an incentive for the portfolio manager to favor one account over another, for example, in terms of access to particularly appealing investment opportunities.  This conflict may be heightened where an account is subject to a performance-based fee.

As part of its compliance program, ING IM has adopted policies and procedures reasonably designed to address the potential conflicts of interest described above.

Compensation

Each portfolio manager’s of the Series (“Portfolio Manager”) compensation consists of (a) fixed base salary; (b) bonus which is based on ING IM’s performance, one- and three-year pre-tax performance of the accounts the portfolio managers are primarily and jointly responsible for relative to account benchmarks and peer universe performance, and revenue growth of the accounts they are responsible for; and (c) long-term equity awards tied to the performance of our parent company, ING Groep.

The Portfolio Managers are also eligible to participate in an annual cash incentive plan.  The overall design of the annual incentive plan was developed to tie pay to both performance and cash flows, structured in such a way as to drive performance and promote retention.  As with base salary compensation, target awards are determined and set based on external market data.  Investment performance is measured on both relative and absolute performance.  ING IM has defined the comparative peer group (here, the Lipper International Multi-Cap Index) and set performance goals to appropriately reflect requirements for the investment team. The measures for the team are outlined on a “scorecard” that is reviewed on an annual basis. The scorecard measures investment performance versus a comparative peer group over the past calendar year and factors in year-to-date net cash flow (changes in the accounts’ net assets not attributable to changes in the value of the accounts’ investments) for mutual fund accounts managed by the team.

Portfolio Managers whose base salary compensation exceeds a particular threshold may participate in ING’s deferred compensation plan.  The plan provides an opportunity to invest deferred amounts of compensation in mutual funds, ING stock or at an annual fixed interest rate.  Deferral elections are done on an annual basis and the amount of compensation deferred is irrevocable.

Portfolio Manager Ownership of Securities

The following table shows the dollar range of shares of the Series owned by the portfolio managers as of December 31, 2007, including investments by their immediate family members and amounts invested through retirement and deferred compensation plans.

Portfolio Manager	Dollar Range of Securities of the Series Owned
Omar Aguilar	None
Vincent Costa	None
James B. Kauffman	None
Paul Zemsky	None

ADMINISTRATOR

Pursuant to an Administration Agreement, ING Funds Services, LLC (“Administrator”) acts as administrator and provides certain administrative and shareholder services necessary for the Series’ operations and is responsible for the supervision of other service providers.  The services provided by the Administrator include: (1) internal accounting services; (2) monitoring regulatory compliance, such as reports and filings with the Commission and state securities commissions; (3) preparing financial information; (4) preparing semi-annual and annual reports to shareholders; (5) calculating the net asset value (NAV); (6) preparing certain Shareholder communications; (7) supervising the custodian and transfer agent; and (8) reporting to the Board.

Listed below is the administrative services fee the Administrator is entitled to receive on an annual rate based on average daily net assets of the Series:

ADMINISTRATIVE SERVICES FEE	SERIES’ ASSETS
0.055%	on the first $5 billion
0.030%	on all assets over $5 billion

Administrative Fees paid by the Series were as follows:

ING GET Fund	2007	2006	2005
ING GET Fund – Series V	$73,857	$98,290	$138,679

EXPENSE LIMITATION AGREEMENT

The Adviser has entered into an expense limitation agreement with the Fund, on behalf of the Series, pursuant to which the Adviser has agreed to waive or limit its fees.  In connection with this agreement and certain U.S. tax requirements, the Adviser will assume other expenses so that the total annual ordinary operating expenses of the Series which excludes interest, taxes, brokerage commissions, other investment-related costs extraordinary expenses such as litigation, other expenses not incurred in the ordinary course of the fund’s business, and expenses of any counsel or other persons or services retained by the Fund’s Trustees who are not “interested persons” (as defined in the 1940 Act) of the Adviser or Sub-Adviser do not exceed the following

ING GET Fund	Offering Period	Guarantee Period
ING GET Fund – Series V	0.65%	0.80%

The Series will at a later date reimburse the Adviser for management fees waived and other expenses assumed by the Adviser during the previous 36 months, but only if, after such reimbursement, the Series’ expense ratio does not exceed the percentage described above.  The Adviser will only be reimbursed for fees waived or expenses assumed after the effective date of the expense limitation agreement.

The expiration date of the expense limitation agreement for the Series is June 13, 2008.

The expense limitation agreement is contractual and automatically renews for one-year terms unless the Adviser provides written notice to the Fund of the termination of the agreement at least 30 days prior to the end of the then-current term.  In addition, the agreement shall terminate upon termination of the Advisory Agreement, or it may be terminated by the Fund, without payment of any penalty, upon ninety (90) days’ prior written notice to the Advisor at its principal place of business.

CUSTODIAN

Bank of New York, One Wall Street, New York, New York, 10286, serves as custodian for the assets of the Series.

The custodian does not participate in determining the investment policies of the Series nor in deciding which securities are purchased or sold by the Series.  The Series may, however, invest in obligations of the custodian and may purchase or sell securities from or to the custodian.

TRANSFER AGENT

DST Systems, Inc., P.O. Box 419368, Kansas City, Missouri 64141, serves as the transfer agent and dividend-paying agent to the Series.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP, 99 High Street, Boston, MA 02110 serves as the independent registered public accounting firm to the Series.  KPMG LLP provides audit and tax services, assistance and consultation in connection with SEC filings.

LEGAL COUNSEL

Legal matters for the Series are passed upon by Goodwin Procter LLP, Exchange Place, 53 State Street, Boston, MA 02109.

PRINCIPAL UNDERWRITER

ING Funds Distributor, LLC, 7337 Doubletree Ranch Road, Scottsdale, Arizona 85258, has agreed to use its best efforts to distribute the shares as the Principal Underwriter of the Series pursuant to an Underwriting Agreement between it and the Fund.    The Underwriting Agreement may be continued from year to year thereafter if approved annually by the Trustees or by a vote of holders of a majority of the Series’ shares, and by a vote of a majority of the Trustees who are not “interested persons,” as that term is defined in the 1940 Act, of ING Funds Distributor, LLC, and who are not interested persons of the Fund, appearing in person at a meeting called for the purpose of approving such Agreement.  This Agreement terminates automatically upon assignment, and may be terminated at any time on sixty (60) days’ written notice by the Trustees or ING Funds Distributor, LLC or by vote of holders of a majority of the Series’ shares without the payment of any penalty.

ING Funds Distributor, LLC is a wholly-owned subsidiary of ING Groep N.V. and is an affiliate of ING Investments.

DISTRIBUTION SERVICING ARRANGEMENTS

Series shares are distributed by ING Funds Distributor, LLC (the “Distributor”).  Shares of Series V are subject to a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act.  Under the Distribution Plan, the Distributor is paid an annual distribution fee at the rate of 0.25% of the average daily net assets of the shares of  the Series.  The distribution fee may be used to cover expenses incurred in promoting the sale of the shares, including (a) the costs of printing and distributing to prospective investors Prospectuses, statements of additional information and sales literature; (b) payments to investment professionals and other persons who provide support services in connection with the distribution of shares; (c) overhead and other distribution related expenses; and (d) accruals for interest on the amount of the foregoing expenses that exceed the distribution fee.  The Distributor may re-allow all or a portion of these fees to broker-dealers entering into selling agreements with it, including its affiliates.

The Distributor is required to report in writing to the Board at least quarterly on the amounts and purpose of any payment made under the Distribution Plan and any related agreements, as well as to furnish the Board with such other information as may reasonably be requested in order to enable the Board to make an informed determination whether the Plan should be continued.  The terms and provisions of the Plan relating to required reports, term, and approval are consistent with the requirements of Rule 12b-1.

The Distribution Plan specifies that the Series must pay a distribution fee to the Distributor for its distribution-related activities, not as reimbursement for specific expenses incurred.  Therefore, even if the Distributor expenses exceed the distribution fee it receives, the Series will not be obligated to pay more than that fee.  On the other hand, if the Distributor’s expenses are less than such fee, the Distributor will retain its full fee and realize a profit.

The Distribution Plan continues from year to year, provided such continuance is approved annually by vote of the Board, including a majority of the independent Trustees.  The Distribution Plan may not be amended to increase the amount to be spent for the services provided by the Distributor without shareholder approval.  All amendments to the Distribution Plan must be approved by the Board in the manner described above.  The Distribution Plan may be terminated at any time, without penalty, by vote of a majority of the independent Trustees upon not more than thirty (30) days notice to any other party to the Distribution Plan.  All persons who are under common control with the Fund could be deemed to have a financial interest in the Plan.  No other interested person of the Fund has a financial interest in the Plan.

In approving the Distribution Plan, the Board considered all the features of the distribution system, including: (1) the advantage to investors in having no initial sales charges deducted from Series purchase payments and instead having the entire amount of their purchase payments immediately invested in Series shares, (2) the advantages to the shareholders of economies of scale resulting from growth in the assets of The ING GET Fund and potential continued growth, (3) the services provided to Series P – V (at the time) and its shareholders by ING Funds Distributor, LLC, and (4) ING Funds Distributor, LLC’s shareholder distribution-related expenses and costs.

Total distribution expenses incurred by the Distributor for the costs of promotion and distribution with respect to each class of shares for the Series paid to the Distributor for the fiscal year ended December 31, 2007 were as follows:

ING GET Fund	2007
Series V	$335,726

BROKERAGE ALLOCATION AND TRADING POLICIES

Subject to the supervision of the Board, ING IM has responsibility for making investment decisions, for effecting the execution of trades and for negotiating any brokerage commissions thereon.  It is ING IM’s policy to obtain the best quality of execution available, giving attention to net price (including commissions where applicable), execution capability (including the adequacy of a firm’s capital position), research and other services related to execution.  The relative priority given to these factors will depend on all of the circumstances regarding a specific trade.  ING IM may also consider the sale of shares of registered investment companies advised by ING IM as a factor in the selection of brokerage firms to execute the Series’ portfolio transactions or in the designation of a portion of the commissions charged on those transactions to be paid to other broker-dealers, subject to ING IM’s duty to obtain best execution.

ING IM receives a variety of brokerage and research services from brokerage firms in return for the execution by such brokerage firms of trades on behalf of the Series.  These brokerage and research services include, but are not limited to, quantitative and qualitative research information and purchase and sale recommendations regarding securities and industries, analyses and reports covering a broad range of economic factors and trends, statistical data relating to the strategy and performance of the Series and other investment companies, services related to the execution of trades on behalf of the Series and advice as to the valuation of securities, the providing of equipment used to communicate research information and specialized consultations with Fund personnel with respect to computerized systems and data furnished to the Series as a component of other research services.  ING IM considers the quantity and quality of such brokerage and research services provided by a brokerage firm along with the nature and difficulty of the specific transaction in negotiating commissions for trades in the Series’ securities and may pay higher commission rates than the lowest available when it is reasonable to do so in light of the value of the brokerage and research services received generally or in connection with a particular transaction.  ING IM’s policy in selecting a broker to effect a particular transaction is to seek to obtain “best execution,” which means prompt and efficient execution of the transaction at the best obtainable price with payment of commissions which are reasonable in relation to the value of the services provided by the broker, taking into consideration research and brokerage services provided.  When the trader believes that more than one broker can provide best execution, preference may be given to brokers that provide additional services to ING IM.

In those instances where it is reasonably determined that more than one broker can offer the services needed to obtain the most favorable execution available, ING IM may also take into account the quality of research and related services by executing brokers and make a good faith determination that the brokerage commissions paid by the Fund is reasonable in light of the research and other products and services the brokerage provides.  Research services furnished by brokers through whom the Fund effects securities transactions may be used by ING IM in servicing all of its accounts; not all such services will be used by the ING IM to benefit the Fund. ING Investments or ING IM may select broker-dealers (subject to obtaining best execution of each transaction) that participate in commission recapture programs that have been established for the benefit of the Fund.  Under these programs, the participating broker-dealers will return to the Fund a portion of the brokerage commissions (in the form of a credit to the Fund) paid to the broker-dealers to pay certain expenses of the Fund.  These commission recapture payments benefit the Fund, and not ING Investments or ING IM.

Consistent with federal law, ING IM may obtain such brokerage and research services regardless of whether they are paid for (1) by means of commissions, or (2) by means of separate, non-commission payments.  ING IM’s judgment as to whether and how it will obtain the specific brokerage and research services will be based upon its analysis of the quality of such services and the cost (depending upon the various methods of payment which may be offered by brokerage firms) and will reflect ING IM’s opinion as to which services and which means of payment are in the long-term best interests of the Series.

The Series and another advisory client of ING IM or ING IM itself, may desire to buy or sell the same security at or about the same time.  In such a case, the purchases or sales (including initial public offerings or IPOs) will normally be aggregated, and then allocated as nearly as practicable on a pro rata basis in proportion to the amounts to be purchased or sold by each.  In some cases the smaller orders will be filled first.  In determining the amounts to be purchased and sold, the main factors to be considered are the respective investment objectives of the Series and the other accounts, the relative size of portfolio holdings of the same or comparable securities; availability of cash for investment, and the size of their respective investment commitments.  Prices are averaged for aggregated trades.

The Board adopted a policy allowing trades to be made between affiliated registered investment companies or series thereof provided they meet the terms of Rule 17a-7 under the 1940 Act.

For the fiscal years ended December 31, 2007, 2006 and 2005, brokerage commissions were paid as follows:

ING GET Fund	2007	2006	2005
ING GET Fund – Series V	$7,328	$23,281	$30,675

For the fiscal years ended December 31, 2007, 2006, and 2005, commissions in the amounts listed below with respect to portfolio transactions were paid to certain brokers because of research services:

ING GET Fund	2007	2006	2005
ING GET Fund – Series V	905	$4,179	$860

During the fiscal year ended December 31, 2007 the following Series acquired securities of their regular broker dealers (as defined in Rule 10b-1 under the 1940 Act) or their parent companies.  The holdings of securities of such brokers and dealers were as follows as of December 31, 2007:

Series V	Bank of America Corp.	$185,000
	The Bank of New York	$29,000
	Bear Stearns	$17,000
	Citigroup	$163,000
	Goldman Sachs Group	$139,000
	JP Morgan Chase	$176,000
	Lehman Bros Holdings	$59,000
	Morgan Stanley	$328,000

CODE OF ETHICS

The Fund, ING Investments, ING Distributor, Inc. and ING IM each have adopted a Code of Ethics (in accordance with Rule 17j-1 under the 1940 Act) governing personal trading activities of all Trustees and officers of the Fund and persons who, in connection with their regular functions, play a role in the recommendation of any purchase or sale of a security by the Fund or obtain information pertaining to such purchase or sale.  The Code of Ethics is intended to prohibit fraud against the Fund that may arise from personal trading.  Personal trading is permitted by such persons subject to certain restrictions; however such persons are generally required to pre-clear all security transactions with the Fund’s Compliance Officer or their designee and to report all transactions on a regular basis.  ING IM has adopted its own Code of Ethics to govern the personal trading activities of its personnel.

PURCHASE AND REDEMPTION OF SHARES

Shares of the Series are purchased and redeemed at the NAV next determined after receipt of a purchase or redemption order in acceptable form as described in the Prospectus.  Currently, shares of the Series are not being offered.

The value of shares redeemed may be more or less than a shareholder’s cost, depending upon the market value of the portfolio securities at the time of redemption.  Payment for shares redeemed will be made by the Series within seven days or the maximum period allowed by law, if shorter, after the redemption request is received by the Series or by the insurance company.

PROXY VOTING PROCEDURES

                The Board has adopted proxy voting procedures and guidelines to govern the voting of proxies relating to the Portfolios’ portfolio securities.  The procedures and guidelines delegate to ING Investments the authority to vote proxies relating to portfolio securities, and provide a method for responding to potential conflicts of interest.  In delegating voting authority to ING Investments, the Board has also approved ING Investments’ proxy voting procedures, which require ING Investments to vote proxies in accordance with the Portfolios’ proxy voting procedures and guidelines.  An independent proxy voting service has been retained to assist in the voting of Portfolio proxies through the provision of vote analysis, implementation and recordkeeping and disclosure services.  A copy of the proxy voting procedures and guidelines of the Portfolios, including the procedures of ING Investments, is attached hereto as Appendix A.  No later than August 31st of each year, information regarding how the Portfolios voted proxies relating to portfolio securities for the one-year period ending June 30th is available through the ING Funds’ website (www.ingfunds.com) or by accessing the SEC’s EDGAR database (www.sec.gov).

NET ASSET VALUE

Securities of the Series are generally valued by independent pricing services that have been approved by the Board.  The values for equity securities traded on registered securities exchanges (except as otherwise noted below) are based on the last sale price or, if there has been no sale that day, at the mean of the last bid and asked price on the exchange where the security is principally traded.  Securities traded over the counter are valued at the last sale price or, if there has been no sale that day, at the mean of the last bid and asked price.  Fixed-income securities may be valued on the basis of prices provided by a pricing service when such prices are believed to reflect the fair market value of such securities.  The prices provided by a pricing service take into account many factors, including institutional size trading in similar groups of securities and any developments related to specific securities.  Securities for which prices are not obtained from a pricing service are valued based upon the assessment of market-makers in those securities.  Debt securities maturing in sixty days or less at the date of valuation will be valued using the “amortized cost” method of valuation.  This involves valuing an instrument at its cost and thereafter assuming a constant amortization of premium or increase of discount.  Futures contracts are valued daily at a settlement price based on rules of the exchange where the futures contract is primarily traded.  Securities for which market quotations are not readily available are valued at their fair value in such manner as may be determined, from time to time, in good faith, by or under the authority of, the Board.

As noted in the Prospectus, the NAV and offering price of each class of the Series’ shares will be determined once daily as of the close of regular trading (“Market Close”) on the New York Stock Exchange (“NYSE”) (normally 4:00 p.m. Eastern time unless otherwise designated by the NYSE) during each day on which the NYSE is open for trading.  As of the date of this Statement of Additional Information, the NYSE is closed on the following holidays: New Year’s

Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day.

Series securities listed or traded on a national securities exchange will be valued at the last reported sale price on the valuation day.  Securities traded on an exchange for which there has been no sale that day and other securities traded in the over-the-counter market will be valued at the mean between the last reported bid and asked prices on the valuation day.  Series securities reported by NASDAQ will be valued at the NASDAQ Official Closing Price on the valuation day.  In cases in which securities are traded on more than one exchange, the securities are valued on the exchange that is normally the primary market.  Investments in securities maturing in 60 days or less are valued at amortized cost, which, when combined with accrued interest, approximates market value.  This involves valuing a security at cost on the date of acquisition and thereafter assuming a constant accretion of a discount or amortization of a premium to maturity, regardless of the impact of fluctuating interest rates on the market value of the instrument.  While this method provides certainty in valuation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price the Series would receive if it sold the instrument.  See “Net Asset Value” in the “Information for Investors” section of the Prospectus.  The long-term debt obligations held in a Series’ portfolio will be valued at the mean between the most recent bid and asked prices as obtained from one or more dealers that make markets in the securities when over-the counter market quotations are readily available.

Securities and assets for which market quotations are not readily available (which may include certain restricted securities which are subject to limitations as to their sale) or are deemed unreliable are valued at their fair values as determined in good faith by or under the supervision of the Fund’s Board, in accordance with methods that are specifically authorized by the Board. Securities traded on exchanges, including foreign exchanges, which close earlier than the time that a Series calculates its NAV, may also be valued at their fair values as determined in good faith by or under the supervision of the Fund’s Board, in accordance with methods that are specifically authorized by the Board. The valuation techniques applied in any specific instance may vary from case to case.  With respect to a restricted security, for example, consideration is generally given to the cost of the investment, the market value of any unrestricted securities of the same class at the time of valuation, the potential expiration of restrictions on the security, the existence of any registration rights, the costs to the Series related to registration of the security, as well as factors relevant to the issuer itself.  Consideration may also be given to the price and extent of any public trading in similar securities of the issuer or comparable companies’ securities.

The value of a foreign security traded on an exchange outside the United States is generally based on its price on the principal foreign exchange where it trades as of the time a Series determines its NAV or if the foreign exchange closes prior to the time a Series determines its NAV, the most recent closing price of the foreign security on its principal exchange.  Trading in certain non-U.S. securities may not take place on all days on which the NYSE is open.  Further, trading takes place in various foreign markets on days on which the NYSE is not open. Consequently, the calculation of a Series’ NAV may not take place contemporaneously with the determination of the prices of securities held by the Series in foreign securities markets.  Further, the value of a Series assets may be significantly affected by foreign trading on days when a shareholder cannot purchase or redeem shares of the Series.  In calculating a Series’ NAV, foreign securities denominated in foreign currency are converted to U.S. dollar equivalents.

If an event occurs after the time at which the market for foreign securities held by a Series closes but before the time that the Series’ NAV is calculated, such event may cause the closing price on the foreign exchange to not represent a readily available reliable market value quotation for such securities at the time the Series determines its NAV.  In such a case, the Series will use the fair value of such securities as determined under the Series’ valuation procedures.  Events after the close of trading on a foreign market that could require a Series to fair value some or all of its foreign securities include, among others, securities trading in the U.S. and other markets, corporate announcements, natural and other disasters and political and other events.  Among other elements of analysis in determination of a security’s fair value, the Board has authorized the use of one or more independent research services to assist with such determinations. An independent research service may use statistical analyses and quantitative models to help determine fair value as of the time a Series calculates its NAV.  There can be no assurance that such models accurately reflect the behavior of the applicable markets or the effect of the behavior of such markets on the fair value of securities, nor that such markets will continue to behave in a fashion that is consistent with such models.  Unlike the closing price of a security on an exchange, fair value determinations employ elements of judgment.  Consequently, the fair value assigned to a security may not represent the actual value that a Series could obtain if it were to sell the security at the time of the close of the NYSE.  Pursuant to procedures adopted by the Board, a Series is not obligated to use the fair valuations suggested by any research service, and valuation recommendations provided by such research services may be overridden if other events have occurred or if other fair valuations are determined in good faith to be more accurate.  Unless an event is such that it causes a Series to determine that the closing prices for one or more securities do not represent readily available reliable market value quotations at the time the Series determines its NAV, events that occur between the time of the close of the foreign market on which they are traded and the close of regular trading on the NYSE will not be reflected in the Series’ NAV.

Options on securities, currencies, futures and other financial instruments purchased by a Series are valued at their last bid price in the case of listed options or at the average of the last bid prices obtained from dealers in the case of OTC options.

The fair value of other assets is added to the value of all securities positions to arrive at the value of a Series’ total assets. A Series’ liabilities, including accruals for expenses, are deducted from its total assets.  Once the total value of a Series’ net assets is so determined, that value is then divided by the total number of shares outstanding (excluding treasury shares), and the result, rounded to the nearest cent, is the NAV per share.

In computing the NAV for a class of shares of a Series, all class-specific liabilities incurred or accrued are deducted from the class’ net assets.  The resulting net assets are divided by the number of shares of the class outstanding at the time of the valuation and the result (adjusted to the nearest cent) is the NAV per share.

Orders received by dealers prior to Market Close will be confirmed at the offering price computed as of Market Close provided the order is received by the Transfer Agent prior to

Market Close that same day.  It is the responsibility of the dealer to insure that all orders are transmitted timely to a Series.  Orders received by dealers after Market Close will be confirmed at the next computed offering price as described in the Prospectus.

TAX STATUS

The following is only a limited discussion of certain additional tax considerations generally affecting the Series.  No attempt is made to present a detailed explanation of the tax treatment of the Series and no explanation is provided with respect to the tax treatment of any shareholder.  The discussions here and in the Prospectus are not intended as substitutes for careful tax planning.  Holders of variable annuity contracts must consult their contract prospectus, prospectus summary or disclosure statement for information concerning the federal income tax consequences of owning such contracts.

Qualification as a Regulated Investment Company

The Series has elected to be taxed as a regulated investment company under Subchapter M of the Code.  If for any taxable year a Series does not qualify as a regulated investment company, all of its taxable income (including its net capital gain) will be subject to tax at regular corporate rates without any deduction for distributions to shareholders, and such distributions will be taxable to the shareholders as ordinary dividends to the extent of the Series’ current and accumulated earnings and profits.  Such distributions generally will be eligible for the dividends-received deduction in the case of corporate shareholders.

Qualification of Segregated Asset Accounts

Under Code section 817(h), a segregated asset account upon which a variable annuity contract is based must be “adequately diversified.” A segregated asset account will be adequately diversified if it satisfies one of two alternative tests set forth in the Treasury Regulations.  Specifically, the Treasury Regulations provide, that except as permitted by the “safe harbor” discussed below, as of the end of each calendar quarter (or within 30 days thereafter) no more than 55% of the Series’ total assets may be represented by any one investment, no more than 70% by any two investments, no more than 80% by any three investments and no more than 90% by any four investments.  For this purpose, all securities of the same issuer are considered a single investment, and while each U.S. Government agency and instrumentality is considered a separate issuer, a particular foreign government and its agencies, instrumentalities and political subdivisions may be considered the same issuer.  As a safe harbor, a separate account will be treated as being adequately diversified if the diversification requirements under Subchapter M are satisfied and no more than 55% of the value of the account’s total assets are cash and cash items, U.S. government securities and securities of other regulated investment companies.

For purposes of these alternative diversification tests, a segregated asset account investing in shares of a regulated investment company will be entitled to “look-through” the regulated investment company to its pro rata portion of the regulated investment company’s assets, provided the regulated investment company satisfies certain conditions relating to the ownership of the shares.

Foreign Investments

Investment income from foreign securities may be subject to foreign taxes withheld at the source.  It is impossible to determine the effective rate of foreign tax in advance since the amount of the Series’ assets to be invested in various countries is not known.

Excise Tax on Regulated Investment Companies

A 4% non-deductible excise tax is imposed on the undistributed income of a regulated investment company that fails to distribute in each calendar year an amount equal to 98% of ordinary taxable income for the calendar year and 98% of capital gain net income for the one-year period ended on October 31 of such calendar year (or, at the election of a regulated investment company having a taxable year ending November 30 or December 31, for its taxable year).  Tax-exempt interest on municipal obligations is not subject to the excise tax.  The balance of such income must be distributed during the next calendar year.  For the foregoing purposes, a regulated investment company is treated as having distributed any amount on which it is subject to income tax for any taxable year ending in such calendar year.

The Series intends to make sufficient distributions or deemed distributions of its ordinary taxable income and capital gain net income prior to the end of each calendar year to avoid liability for the excise tax.  However, shareholders should note that the Series may in certain circumstances be required to liquidate portfolio investments to make sufficient distributions to avoid excise tax liability.

PERFORMANCE INFORMATION

Performance information for the Series including the total return may appear in reports or promotional literature to current or prospective shareholders.

Average Annual Total Return

Quotations of average annual total return for the Series will be expressed in terms of the average annual compounded rate of return of a hypothetical investment in a Series over a period of one and five years (or, if the Series has not been in existence for such periods, up to the life of the Series), calculated pursuant to the formula:

P(1 + T)(n) = ERV

Where:
P = a hypothetical initial payment of $1,000

T = an average annual total return n = the number of years

ERV = the ending redeemable value of a hypothetical $1,000 payment made at the beginning of the 1, 5, or 10 year period at the end of the 1, 5, or 10 year period (or fractional portion thereof).

Performance information for the Series may be compared, in reports and promotional literature, to:  (a) the S&P 500 and/or the Lehman Brothers Aggregate Bond Index, or other indices (including, where appropriate, a blending of indices) that measure performance of a pertinent group of securities widely regarded by investors as representative of the securities markets in general; (b) other groups of investment companies tracked by Morningstar or Lipper Analytical Services, widely used independent research firms that rank mutual funds and other investment companies by overall performance, investment objectives, and assets, or tracked by other services, companies, publications, or persons who rank such investment companies on overall performance or other criteria; and (c) the Consumer Price Index (measure for inflation) to assess the real rate of return from an investment in the Series.

FINANCIAL STATEMENTS

The Series’ financial statements and the independent registered public accounting firm’s report thereon, included in the annual report dated December 31, 2007, are incorporated by reference in this SAI.  Free copies of the Series prospectuses and annual/semi-annual reports are available upon request by writing to: ING Get Fund,  P.O. Box 9271, Des Moines, IA 50306-9271, or by calling (800) 531-4547.

ING FUNDS

PROXY VOTING PROCEDURES AND GUIDELINES

Effective Date:  July 10, 2003

Revision Date:  March 27, 2008

I.              INTRODUCTION

The following are the Proxy Voting Procedures and Guidelines (the “Procedures and Guidelines”) of the ING Funds set forth on Exhibit 1 attached hereto and each portfolio or series thereof, except for any “Sub-Adviser-Voted Series” identified on Exhibit 1 and further described in Section III below (each non-Sub-Adviser-Voted Series hereinafter referred to as a “Fund” and collectively, the “Funds”).  The purpose of these Procedures and Guidelines is to set forth the process by which each Fund subject to these Procedures and Guidelines will vote proxies related to the equity assets in its investment portfolio (the “portfolio securities”).  The Procedures and Guidelines have been approved by the Funds’ Boards of Trustees/Directors(1) (each a “Board” and collectively, the “Boards”), including a majority of the independent Trustees/Directors(2) of the Board.  These Procedures and Guidelines may be amended only by the Board.  The Board shall review these Procedures and Guidelines at its discretion, and make any revisions thereto as deemed appropriate by the Board.

II.            COMPLIANCE COMMITTEE

The Boards hereby delegate to the Compliance Committee of each Board (each a “Committee” and collectively, the “Committees”) the authority and responsibility to oversee the implementation of these Procedures and Guidelines, and where applicable, to make determinations on behalf of the Board with respect to the voting of proxies on behalf of each Fund.  Furthermore, the Boards hereby delegate to each Committee the authority to review and approve material changes to proxy voting procedures of any Fund’s investment adviser (the “Adviser”).  The Proxy Voting Procedures of the Adviser (the “Adviser Procedures”) are attached hereto as Exhibit 2.  Any determination regarding the voting of proxies of each Fund that is made by a Committee, or any member thereof, as permitted herein, shall be deemed to be a good faith determination regarding the voting of proxies by the full Board.  Each Committee

(1)           Reference in these Procedures to one or more Funds shall, as applicable, mean those Funds that are under the jurisdiction of the particular Board or Compliance Committee at issue.  No provision in these Procedures is intended to impose any duty upon the particular Board or Compliance  Committee with respect to any other Fund.

(2)           The independent Trustees/Directors are those Board members who are not “interested persons” of the Funds within the meaning of Section 2(a)(19) of the Investment Company Act of 1940.

may rely on the Adviser through the Agent, Proxy Coordinator and/or Proxy Group (as such terms are defined for purposes of the Adviser Procedures) to deal in the first instance with the application of these Procedures and Guidelines.  Each Committee shall conduct itself in accordance with its charter.

III.           DELEGATION OF VOTING AUTHORITY

Except as otherwise provided for herein, the Board hereby delegates to the Adviser to each Fund the authority and responsibility to vote all proxies with respect to all portfolio securities of the Fund in accordance with then current proxy voting procedures and guidelines that have been approved by the Board.  The Board may revoke such delegation with respect to any proxy or proposal, and assume the responsibility of voting any Fund proxy or proxies as it deems appropriate.  Non-material amendments to the Procedures and Guidelines may be approved for immediate implementation by the President or Chief Financial Officer of a Fund, subject to ratification at the next regularly scheduled meeting of the Compliance Committee.

A Board may elect to delegate the voting of proxies to the Sub-Adviser of a portfolio or series of the ING Funds.  In so doing, the Board shall also approve the Sub-Adviser’s proxy policies for implementation on behalf of such portfolio or series (a “Sub-Adviser-Voted Series”).  Sub-Adviser-Voted Series shall not be covered under these Procedures and Guidelines but rather shall be covered by such Sub-Adviser’s proxy policies, provided that the Board, including a majority of the independent Trustees/Directors(1), has approved them on behalf of such Sub-Adviser-Voted Series.

When a Fund participates in the lending of its securities and the securities are on loan at record date, proxies related to such securities will not be forwarded to the Adviser by the Fund’s custodian and therefore will not be voted.  However, the Adviser shall use best efforts to  recall or restrict specific securities from loan for the purpose of facilitating a “material” vote as described in the Adviser Procedures.

Funds that are “funds-of-funds” will “echo” vote their interests in underlying mutual funds, which may include ING Funds (or portfolios or series thereof) other than those set forth on Exhibit 1 attached hereto.  This means that, if the fund-of-funds must vote on a proposal with respect to an underlying investment company, the fund-of-funds will vote its interest in that underlying fund in the same proportion all other shareholders in the investment company voted their interests.

A fund that is a “feeder” fund in a master-feeder structure does not echo vote.  Rather, it passes votes requested by the underlying master fund to its shareholders.  This means that, if the feeder fund is solicited by the master fund, it will request instructions from its own shareholders, either directly or, in the case of an insurance-dedicated Fund, through an insurance product or retirement plan, as to the manner in which to vote its interest in an underlying master fund.

(1)           The independent Trustees/Directors are those Board members who are not “interested persons” of the Funds within the meaning of Section 2(a)(19) of the Investment Company Act of 1940.

When a Fund is a feeder in a master-feeder structure, proxies for the portfolio securities owned by the master fund will be voted pursuant to the master fund’s proxy voting policies and procedures.  As such, and except as otherwise noted herein with respect to vote reporting requirements, feeder Funds shall not be subject to these Procedures and Guidelines.

IV.           APPROVAL AND REVIEW OF PROCEDURES

Each Fund’s Adviser has adopted proxy voting procedures in connection with the voting of portfolio securities for the Funds as attached hereto in Exhibit 2.  The Board hereby approves such procedures.  All material changes to the Adviser Procedures must be approved by the Board or the Compliance Committee prior to implementation; however, the President or Chief Financial Officer of a Fund may make such non-material changes as they deem appropriate, subject to ratification by the Board or the Compliance Committee at its next regularly scheduled meeting.

V.            VOTING PROCEDURES AND GUIDELINES

The Guidelines that are set forth in Exhibit 3 hereto specify the manner in which the Funds generally will vote with respect to the proposals discussed therein.

Unless otherwise noted, the defined terms used hereafter shall have the same meaning as defined in the Adviser Procedures

A.            Routine Matters

The Agent shall be instructed to submit a vote in accordance with the Guidelines where such Guidelines provide a clear “For,” “Against,” “Withhold” or “Abstain” on a proposal.  However, the Agent shall be directed to refer any proxy proposal to the Proxy Coordinator for instructions as if it were a matter requiring case-by-case consideration under circumstances where the application of the Guidelines is unclear, it appears to involve unusual or controversial issues, or an Investment Professional (as such term is defined for purposes of the Adviser Procedures) recommends a vote contrary to the Guidelines.

B.            Matters Requiring Case-by-Case Consideration

The Agent shall be directed to refer proxy proposals accompanied by its written analysis and voting recommendation to the Proxy Coordinator where the Guidelines have noted “case-by-case” consideration.

Upon receipt of a referral from the Agent, the Proxy Coordinator may solicit additional research from the Agent, Investment Professional(s), as well as from any other source or service.

Except in cases in which the Proxy Group has previously provided the Proxy Coordinator with standing instructions to vote in accordance with the Agent’s recommendation, the Proxy Coordinator will forward the Agent’s analysis and recommendation and/or any research obtained from the Investment Professional(s), the Agent or any other source to the Proxy Group.  The Proxy Group may consult with the Agent and/or Investment Professional(s), as it deems necessary.

The Proxy Coordinator shall use best efforts to convene the Proxy Group with respect to all matters requiring its consideration.  In the event quorum requirements cannot be timely met in connection with a voting deadline, it shall be the policy of the Funds to vote in accordance with the Agent’s recommendation, unless the Agent’s recommendation is deemed to be conflicted as provided for under the Adviser Procedures, in which case no action shall be taken on such matter (i.e., a “Non-Vote”).

1.     Within-Guidelines Votes:  Votes in Accordance with a Fund’s Guidelines and/or, where applicable, Agent Recommendation

In the event the Proxy Group, and where applicable, any Investment Professional participating in the voting process, recommend a vote Within Guidelines, the Proxy Group will instruct the Agent, through the Proxy Coordinator, to vote in this manner.  Except as provided for herein, no Conflicts Report (as such term is defined for purposes of the Adviser Procedures) is required in connection with Within-Guidelines Votes.

2.     Non-Votes:  Votes in Which No Action is Taken

The Proxy Group may recommend that a Fund refrain from voting under circumstances including, but not limited to, the following:  (1) if the economic effect on shareholders’ interests or the value of the portfolio holding is indeterminable or insignificant, e.g., proxies in connection with fractional shares, securities no longer held in the portfolio of an ING Fund or proxies being considered on behalf of a Fund that is no longer in existence; or (2) if the cost of voting a proxy outweighs the benefits, e.g., certain international proxies, particularly in cases in which share blocking practices may impose trading restrictions on the relevant portfolio security.  In such instances, the Proxy Group may instruct the Agent, through the Proxy Coordinator, not to vote such proxy.  The Proxy Group may provide the Proxy Coordinator with standing instructions on parameters that would dictate a Non-Vote without the Proxy Group’s review of a specific proxy.  It is noted a Non-Vote determination would generally not be made in connection with voting rights received pursuant to class action participation; while a Fund may no longer hold the security, a continuing economic effect on shareholders’ interests is likely.

Reasonable efforts shall be made to secure and vote all other proxies for the Funds, but, particularly in markets in which shareholders’ rights are limited, Non-Votes may also occur in connection with a Fund’s related inability to timely access ballots or other proxy information in connection with its portfolio securities.

Non-Votes may also result in certain cases in which the Agent’s recommendation has been deemed to be conflicted, as described in V.B. above and V.B.4. below.

3.     Out-of-Guidelines Votes:  Votes Contrary to Procedures and Guidelines, or Agent Recommendation, where applicable, Where No Recommendation is Provided by Agent, or Where Agent’s Recommendation is Conflicted

If the Proxy Group recommends that a Fund vote contrary to the Procedures and Guidelines, or the recommendation of the Agent, where applicable, if the Agent has made no recommendation on a matter requiring case-by-case consideration and the Procedures and Guidelines are silent, or the Agent’s recommendation on a matter requiring case-by-case consideration is deemed to be conflicted as provided for under the Adviser Procedures, the Proxy Coordinator will then request that all members of the Proxy Group, including any members not in attendance at the meeting at which the relevant proxy is being considered, and each Investment Professional participating in the voting process complete a Conflicts Report (as such term is defined for purposes of the Adviser Procedures).  As provided for in the Adviser Procedures, the Proxy Coordinator shall be responsible for identifying to Counsel potential conflicts of interest with respect to the Agent.

If Counsel determines that a conflict of interest appears to exist with respect to the Agent, any member of the Proxy Group or the participating Investment Professional(s), the Proxy Coordinator will then contact the Compliance Committee(s) and forward to such Committee(s) all information relevant to their review, including the following materials or a summary thereof:  the applicable Procedures and Guidelines, the recommendation of the Agent, where applicable, the recommendation of the Investment Professional(s), where applicable, any resources used by the Proxy Group in arriving at its recommendation, the Conflicts Report and any other written materials establishing whether a conflict of interest exists, and findings of Counsel (as such term is defined for purposes of the Adviser Procedures).  Upon Counsel’s finding that a conflict of interest exists with respect to one or more members of the Proxy Group or the Advisers generally, the remaining members of the Proxy Group shall not be required to complete a Conflicts Report in connection with the proxy.

If Counsel determines that there does not appear to be a conflict of interest with respect to the Agent, any member of the Proxy Group or the participating Investment Professional(s), the Proxy Coordinator will instruct the Agent to vote the proxy as recommended by the Proxy Group.

4.     Referrals to a Fund’s Compliance Committee

A Fund’s Compliance Committee may consider all recommendations, analysis, research and Conflicts Reports provided to it by the Agent, Proxy Group and/or Investment Professional(s), and any other written materials used to establish whether a conflict of interest exists, in determining how to vote the proxies referred to the Committee.  The Committee will instruct the Agent through the Proxy Coordinator how to vote such referred proposals.

The Proxy Coordinator shall use best efforts to timely refer matters to a Fund’s Committee for its consideration.  In the event any such matter cannot be timely referred to or considered by the Committee, it shall be the policy of the Funds to vote in accordance with the Agent’s recommendation, unless the Agent’s recommendation is conflicted on a matter requiring case-by-case consideration, in which case no action shall be taken on such matter (i.e., a “Non-Vote”).

The Proxy Coordinator will maintain a record of all proxy questions that have been referred to a Fund’s Committee, all applicable recommendations, analysis, research and Conflicts Reports.

VI.           CONFLICTS OF INTEREST

In all cases in which a vote has not been clearly determined in advance by the Procedures and Guidelines or for which the Proxy Group recommends an Out-of-Guidelines Vote, and Counsel has determined that a conflict of interest appears to exist with respect to the Agent, any member of the Proxy Group, or any Investment Professional participating in the voting process, the proposal shall be referred to the Fund’s Committee for determination so that the Adviser shall have no opportunity to vote a Fund’s proxy in a situation in which it or the Agent may be deemed to have a conflict of interest.  In the event a member of a Fund’s Committee believes he/she has a conflict of interest that would preclude him/her from making a voting determination in the best interests of the beneficial owners of the applicable Fund, such Committee member shall so advise the Proxy Coordinator and recuse himself/herself with respect to determinations regarding the relevant proxy.

VII.         REPORTING AND RECORD RETENTION

Annually in August, each Fund will post its proxy voting record or a link thereto, for the prior one-year period ending on June 30th on the ING Funds website.  No proxy voting record will be posted on the ING Funds website for any Fund that is a feeder in a master/feeder structure; however, a cross-reference to that of the master fund’s proxy voting record as filed in the SEC’s EDGAR database will be posted on the ING Funds website.  The proxy voting record for each Fund will also be available in the EDGAR database on the SEC’s website.

EXHIBIT 1

to the

ING Funds

Proxy Voting Procedures

ING ASIA PACIFIC HIGH DIVIDEND EQUITY INCOME FUND

ING EQUITY TRUST

ING FUNDS TRUST

ING GLOBAL ADVANTAGE AND PREMIUM OPPORTUNITY FUND

ING GLOBAL EQUITY DIVIDEND AND PREMIUM OPPORTUNITY FUND

ING INFRASTRUCTURE DEVELOPMENT EQUITY FUND

ING INTERNATIONAL HIGH DIVIDEND EQUITY INCOME FUND

ING INVESTMENT FUNDS, INC.

ING INVESTORS TRUST(1)

ING MAYFLOWER TRUST

ING MUTUAL FUNDS

ING PARTNERS, INC.

ING PRIME RATE TRUST

ING RISK MANAGED NATURAL RESOURCES FUND

ING SENIOR INCOME FUND

ING SEPARATE PORTFOLIOS TRUST

ING VARIABLE INSURANCE TRUST

ING VARIABLE PRODUCTS TRUST

ING VP NATURAL RESOURCES TRUST

(1)           Sub-Adviser-Voted Series:  ING Franklin Mutual Shares Portfolio

EXHIBIT 2

to the

ING Funds

Proxy Voting Procedures

ING INVESTMENTS, LLC,

ING INVESTMENT MANAGEMENT CO.

AND

DIRECTED SERVICES, LLC

PROXY VOTING PROCEDURES

I.              INTRODUCTION

ING Investments, LLC, ING Investment Management Co. and Directed Services, LLC (each an “Adviser” and collectively, the “Advisers”) are the investment advisers for the registered investment companies and each series or portfolio thereof (each a “Fund” and collectively, the “Funds”) comprising the ING family of funds.  As such, the Advisers have been delegated the authority to vote proxies with respect to securities for certain Funds over which they have day-to-day portfolio management responsibility.

The Advisers will abide by the proxy voting guidelines adopted by a Fund’s respective Board of Directors or Trustees (each a “Board” and collectively, the “Boards”) with regard to the voting of proxies unless otherwise provided in the proxy voting procedures adopted by a Fund’s Board.

In voting proxies, the Advisers are guided by general fiduciary principles.  Each must act prudently, solely in the interest of the beneficial owners of the Funds it manages.  The Advisers will not subordinate the interest of beneficial owners to unrelated objectives.  Each Adviser will vote proxies in the manner that it believes will do the most to maximize shareholder value.

The following are the Proxy Voting Procedures of ING Investments, LLC, ING Investment Management Co. and Directed Services, LLC (the “Adviser Procedures”) with respect to the voting of proxies on behalf of their client Funds as approved by the respective Board of each Fund.

Unless otherwise noted, best efforts shall be used to vote proxies in all instances.

II.            ROLES AND RESPONSIBILITIES

A.            Proxy Coordinator

The Proxy Coordinator identified in Appendix 1 will assist in the coordination of the voting of each Fund’s proxies in accordance with the ING Funds Proxy Voting Procedures and Guidelines (the “Procedures” or “Guidelines” and collectively the “Procedures and Guidelines”).  The Proxy Coordinator is authorized to direct the Agent to vote a Fund’s proxy in accordance with the Procedures and Guidelines unless the Proxy Coordinator receives a recommendation from an Investment Professional (as described below) to vote contrary to the Procedures and Guidelines.  In such event, and in connection with proxy proposals requiring case-by-case consideration (except in cases in which the Proxy Group has previously provided the Proxy Coordinator with standing instructions to vote in accordance with the Agent’s recommendation), the Proxy Coordinator will call a meeting of the Proxy Group (as described below).

Responsibilities assigned herein to the Proxy Coordinator, or activities in support thereof, may be performed by such members of the Proxy Group or employees of the Advisers’ affiliates as are deemed appropriate by the Proxy Group.

Unless specified otherwise, information provided to the Proxy Coordinator in connection with duties of the parties described herein shall be deemed delivered to the Advisers.

B.            Agent

An independent proxy voting service (the “Agent”), as approved by the Board of each Fund, shall be engaged to assist in the voting of Fund proxies for publicly traded securities through the provision of vote analysis, implementation, recordkeeping and disclosure services.  The Agent is ISS Governance Services, a unit of RiskMetrics Group, Inc.  The Agent is responsible for coordinating with the Funds’ custodians to ensure that all proxy materials received by the custodians relating to the portfolio securities are processed in a timely fashion.  To the extent applicable, the Agent is required to vote and/or refer all proxies in accordance with these Adviser Procedures.  The Agent will retain a record of all proxy votes handled by the Agent.  Such record must reflect all the information required to be disclosed in a Fund’s Form N-PX pursuant to Rule 30b1-4 under the Investment Company Act.  In addition, the Agent is responsible for maintaining copies of all proxy statements received by issuers and to promptly provide such materials to the Adviser upon request.

The Agent shall be instructed to vote all proxies in accordance with a Fund’s Guidelines, except as otherwise instructed through the Proxy Coordinator by the Adviser’s Proxy Group or a Fund’s Compliance Committee (“Committee”).

The Agent shall be instructed to obtain all proxies from the Funds’ custodians and to review each proxy proposal against the Guidelines.  The Agent also shall be requested to call the Proxy Coordinator’s attention to specific proxy proposals that although governed by the Guidelines appear to involve unusual or controversial issues.

Subject to the oversight of the Advisers, the Agent shall establish and maintain adequate internal controls and policies in connection with the provision of proxy voting services voting to the Advisers, including methods to reasonably ensure that its analysis and recommendations are not influenced by conflict of interest, and shall disclose such controls and policies to the Advisers when and as provided for herein.  Unless otherwise specified, references herein to recommendations of the Agent shall refer to those in which no conflict of interest has been identified.

C.            Proxy Group

The Adviser shall establish a Proxy Group (the “Group” or “Proxy Group”) which shall assist in the review of the Agent’s recommendations when a proxy voting issue is referred to the Group through the Proxy Coordinator.  The members of the Proxy Group, which may include employees of the Advisers’ affiliates, are identified in Appendix 1, as may be amended from time at the Advisers’ discretion.

A minimum of four (4) members of the Proxy Group (or three (3) if one member of the quorum is either the Fund’s Chief Investment Risk Officer or Chief Financial Officer) shall constitute a quorum for purposes of taking action at any meeting of the Group.  The vote of a simple majority of the members present and voting shall determine any matter submitted to a vote.  Tie votes shall be broken by securing the vote of members not present at the meeting; provided, however, that the Proxy Coordinator shall ensure compliance with all applicable voting and conflict of interest procedures and shall use best efforts to secure votes from all or as many absent members as may reasonably be accomplished.  The Proxy Group may meet in person or by telephone.  The Proxy Group also may take action via electronic mail in lieu of a meeting, provided that each Group member has received a copy of any relevant electronic mail transmissions circulated by each other participating Group member prior to voting and provided that the Proxy Coordinator follows the directions of a majority of a quorum (as defined above) responding via electronic mail.  For all votes taken in person or by telephone or teleconference, the vote shall be taken outside the presence of any person other than the members of the Proxy Group and such other persons whose attendance may be deemed appropriate by the Proxy Group from time to time in furtherance of its duties or the day-to-day administration of the Funds.  In its discretion, the Proxy Group may provide the Proxy Coordinator with standing instructions to perform responsibilities assigned herein to the Proxy Group, or activities in support thereof, on its behalf, provided that such instructions do not contravene any requirements of these Adviser Procedures or a Fund’s Procedures and Guidelines.

A meeting of the Proxy Group will be held whenever (1) the Proxy Coordinator receives a recommendation from an Investment Professional to vote a Fund’s proxy contrary to the Procedures and Guidelines, or the recommendation of the Agent, where applicable,

(2) the Agent has made no recommendation with respect to a vote on a proposal, or (3) a matter requires case-by-case consideration, including those in which the Agent’s recommendation is deemed to be conflicted as provided for under these Adviser Procedures, provided that, if the Proxy Group has previously provided the Proxy Coordinator with standing instructions to vote in accordance with the Agent’s recommendation and no issue of conflict must be considered, the Proxy Coordinator may implement the instructions without calling a meeting of the Proxy Group.

For each proposal referred to the Proxy Group, it will review (1) the relevant Procedures and Guidelines, (2) the recommendation of the Agent, if any, (3) the recommendation of the Investment Professional(s), if any, and (4) any other resources that any member of the Proxy Group deems appropriate to aid in a determination of a recommendation.

If the Proxy Group recommends that a Fund vote in accordance with the Procedures and Guidelines, or the recommendation of the Agent, where applicable, it shall instruct the Proxy Coordinator to so advise the Agent.

If the Proxy Group recommends that a Fund vote contrary to the Procedures and Guidelines, or the recommendation of the Agent, where applicable, or if the Agent’s recommendation on a matter requiring case-by-case consideration is deemed to be conflicted, it shall follow the procedures for such voting as established by a Fund’s Board.

The Proxy Coordinator shall use best efforts to convene the Proxy Group with respect to all matters requiring its consideration.  In the event quorum requirements cannot be timely met in connection with to a voting deadline, the Proxy Coordinator shall follow the procedures for such voting as established by a Fund’s Board.

D.            Investment Professionals

The Funds’ Advisers, sub-advisers and/or portfolio managers (each referred to herein as an “Investment Professional” and collectively, “Investment Professionals”) may submit, or be asked to submit, a recommendation to the Proxy Group regarding the voting of proxies related to the portfolio securities over which they have day-to-day portfolio management responsibility.  The Investment Professionals may accompany their recommendation with any other research materials that they deem appropriate or with a request that the vote be deemed “material” in the context of the portfolio(s) they manage, such that lending activity on behalf of such portfolio(s) with respect to the relevant security should be reviewed by the Proxy Group and considered for recall and/or restriction.  Input from the relevant sub-advisers and/or portfolio managers shall be given primary consideration in the Proxy Group’s determination of whether a given proxy vote is to be deemed material and the associated security accordingly restricted from lending.  The determination that a vote is material in the context of a Fund’s portfolio shall not mean that such vote is considered material across all Funds voting that meeting.  In order to recall or restrict shares timely for material voting purposes, the Proxy Group shall use best efforts to consider, and when deemed appropriate, to act upon, such requests timely, and requests to review lending activity in connection with a potentially material vote may be initiated by any relevant Investment Professional and submitted for the Proxy Group’s consideration at any time.

III.           VOTING PROCEDURES

A.            In all cases, the Adviser shall follow the voting procedures as set forth in the Procedures and Guidelines of the Fund on whose behalf the Adviser is exercising delegated authority to vote.

B.            Routine Matters

The Agent shall be instructed to submit a vote in accordance with the Guidelines where such Guidelines provide a clear “For”, “Against,” “Withhold” or “Abstain” on a proposal.  However, the Agent shall be directed to refer any proxy proposal to the Proxy Coordinator for instructions as if it were a matter requiring case-by-case consideration under circumstances where the application of the Guidelines is unclear, it appears to involve unusual or controversial issues, or an Investment Professional recommends a vote contrary to the Guidelines.

C.            Matters Requiring Case-by-Case Consideration

The Agent shall be directed to refer proxy proposals accompanied by its written analysis and voting recommendation to the Proxy Coordinator where the Guidelines have noted “case-by-case” consideration.

Upon receipt of a referral from the Agent, the Proxy Coordinator may solicit additional research from the Agent, Investment Professional(s), as well as from any other source or service.

Except in cases in which the Proxy Group has previously provided the Proxy Coordinator with standing instructions to vote in accordance with the Agent’s recommendation, the Proxy Coordinator will forward the Agent’s analysis and recommendation and/or any research obtained from the Investment Professional(s), the Agent or any other source to the Proxy Group.  The Proxy Group may consult with the Agent and/or Investment Professional(s), as it deems necessary.

1.     Within-Guidelines Votes:  Votes in Accordance with a Fund’s Guidelines and/or, where applicable, Agent Recommendation

In the event the Proxy Group, and where applicable, any Investment Professional participating in the voting process, recommend a vote Within Guidelines, the Proxy Group will instruct the Agent, through the Proxy Coordinator, to vote in this manner.  Except as provided for herein, no Conflicts Report (as such term is defined herein) is required in connection with Within-Guidelines Votes.

2.     Non-Votes:  Votes in Which No Action is Taken

The Proxy Group may recommend that a Fund refrain from voting under circumstances including, but not limited to, the following:  (1) if the economic effect on shareholders’ interests or the value of the portfolio holding is indeterminable or insignificant, e.g., proxies in connection with fractional shares, securities no longer held in the portfolio of an ING Fund or proxies being considered on behalf of a Fund that is no longer in existence; or (2) if the cost of voting a proxy outweighs the benefits, e.g., certain international proxies, particularly in cases in which share blocking practices may impose trading restrictions on the relevant portfolio security.  In such instances, the Proxy Group may instruct the Agent, through the Proxy Coordinator, not to vote such proxy.  The Proxy Group may provide the Proxy Coordinator with standing instructions on parameters that would dictate a Non-Vote without the Proxy Group’s review of a specific proxy.  It is noted a Non-Vote determination would generally not be made in connection with voting rights received pursuant to class action participation; while a Fund may no longer hold the security, a continuing economic effect on shareholders’ interests is likely.

Reasonable efforts shall be made to secure and vote all other proxies for the Funds, but, particularly in markets in which shareholders’ rights are limited, Non-Votes may also occur in connection with a Fund’s related inability to timely access ballots or other proxy information in connection with its portfolio securities.

Non-Votes may also result in certain cases in which the Agent’s recommendation has been deemed to be conflicted, as provided for in the Funds’ Procedures.

3.     Out-of-Guidelines Votes:  Votes Contrary to Procedures and Guidelines, or Agent Recommendation, where applicable, Where No Recommendation is Provided by Agent, or Where Agent’s Recommendation is Conflicted

If the Proxy Group recommends that a Fund vote contrary to the Procedures and Guidelines, or the recommendation of the Agent, where applicable, if the Agent has made no recommendation on a matter requiring case-by-case consideration and the Procedures and Guidelines are silent, or the Agent’s recommendation on a matter requiring case-by-case consideration is deemed to be conflicted as provided for under these Adviser Procedures, the Proxy Coordinator will then implement the procedures for handling such votes as adopted by the Fund’s Board.

4.     The Proxy Coordinator will maintain a record of all proxy questions that have been referred to a Fund’s Compliance Committee, all applicable recommendations, analysis, research and Conflicts Reports.

IV.           ASSESSMENT OF THE AGENT AND CONFLICTS OF INTEREST

In furtherance of the Advisers’ fiduciary duty to the Funds and their beneficial owners, the Advisers shall establish the following:

A.            Assessment of the Agent

The Advisers shall establish that the Agent (1) is independent from the Advisers, (2) has resources that indicate it can competently provide analysis of proxy issues and (3) can make recommendations in an impartial manner and in the best interests of the Funds and their beneficial owners.  The Advisers shall utilize, and the Agent shall comply with, such methods for establishing the foregoing as the Advisers may deem reasonably appropriate and shall do not less than annually as well as prior to engaging the services of any new proxy service.  The Agent shall also notify the Advisers in writing within fifteen (15) calendar days of any material change to information previously provided to an Adviser in connection with establishing the Agent’s independence, competence or impartiality.

Information provided in connection with assessment of the Agent shall be forwarded to a member of the mutual funds practice group of ING US Legal Services (“Counsel”) for review.  Counsel shall review such information and advise the Proxy Coordinator as to whether a material concern exists and if so, determine the most appropriate course of action to eliminate such concern.

B.            Conflicts of Interest

The Advisers shall establish and maintain procedures to identify and address conflicts that may arise from time to time concerning the Agent.  Upon the Advisers’ request, which shall be not less than annually, and within fifteen (15) calendar days of any material change to such information previously provided to an Adviser, the Agent shall provide the Advisers with such information as the Advisers deem reasonable and appropriate for use in determining material relationships of the Agent that may pose a conflict of interest with respect to the Agent’s proxy analysis or recommendations.  The Proxy Coordinator shall forward all such information to Counsel for review.  Counsel shall review such information and provide the Proxy Coordinator with a brief statement regarding whether or not a material conflict of interest is present.  Matters as to which a material conflict of interest is deemed to be present shall be handled as provided in the Fund’s Procedures and Guidelines.

In connection with their participation in the voting process for portfolio securities, each member of the Proxy Group, and each Investment Professional participating in the voting process, must act solely in the best interests of the beneficial owners of the applicable Fund.  The members of the Proxy Group may not subordinate the interests of the Fund’s beneficial owners to unrelated objectives, including taking steps to reasonably insulate the voting process from any conflict of interest that may exist in connection with the Agent’s services or utilization thereof.

For all matters for which the Proxy Group recommends an Out-of-Guidelines Vote, or for which a recommendation contrary to that of the Agent or the Guidelines has been received from an Investment Professional and is to be utilized, the Proxy Coordinator will implement the procedures for handling such votes as adopted by the Fund’s Board, including completion of such Conflicts Reports as may be required under the Fund’s Procedures.  Completed Conflicts Reports shall be provided to the Proxy Coordinator within two (2) business days.  Such Conflicts Report should describe any known conflicts of either a business or personal nature, and set forth any contacts with respect to the referral item with non-investment personnel in its organization or with outside parties (except for routine communications from proxy solicitors).  The Conflicts Report should also include written confirmation that any recommendation from an Investment Professional provided in connection with an Out-of-Guidelines Vote or under circumstances where a conflict of interest exists was made solely on the investment merits and without regard to any other consideration.

The Proxy Coordinator shall forward all Conflicts Reports to Counsel for review.  Counsel shall review each report and provide the Proxy Coordinator with a brief statement regarding whether or not a material conflict of interest is present.  Matters as to which a material conflict of interest is deemed to be present shall be handled as provided in the Fund’s Procedures and Guidelines.

V.            REPORTING AND RECORD RETENTION

The Adviser shall maintain the records required by Rule 204-2(c)(2), as may be amended from time to time, including the following: (1) A copy of each proxy statement received regarding a Fund’s portfolio securities.  Such proxy statements received from issuers are available either in the SEC’s EDGAR database or are kept by the Agent and are available upon request. (2) A record of each vote cast on behalf of a Fund. (3) A copy of any document created by the Adviser that was material to making a decision how to vote a proxy, or that memorializes the basis for that decision. (4) A copy of written requests for Fund proxy voting information and any written response thereto or to any oral request for information on how the Adviser voted proxies on behalf of a Fund.  All proxy voting materials and supporting documentation will be retained for a minimum of six (6) years.

APPENDIX 1

to the

Advisers’ Proxy Voting Procedures

Proxy Group for registered investment company clients of ING Investments, LLC, ING Investment Management Co. and Directed Services, LLC:

Name	Title or Affiliation
Stanley D. Vyner	Chief Investment Risk Officer and Executive Vice President, ING Investments, LLC

Todd Modic	Senior Vice President, ING Funds Services, LLC and ING Investments, LLC; and Chief Financial Officer of the ING Funds

Maria Anderson	Vice President of Fund Compliance, ING Funds Services, LLC

Karla J. Bos	Proxy Coordinator for the ING Funds and Assistant Vice President – Special Projects, ING Funds Services, LLC

Julius A. Drelick III, CFA	Vice President, Platform Product Management and Project Management, ING Funds Services, LLC

Harley Eisner	Vice President of Financial Analysis, ING Funds Services, LLC

Theresa K. Kelety, Esq.	Counsel, ING Americas US Legal Services

Effective as of January 1, 2008

EXHIBIT 3

to the

ING Funds

Proxy Voting Procedures

PROXY VOTING GUIDELINES OF THE ING FUNDS

I.             INTRODUCTION

The following is a statement of the Proxy Voting Guidelines (“Guidelines”) that have been adopted by the respective Boards of Directors or Trustees of each Fund.  Unless otherwise provided for herein, any defined term used herein shall have the meaning assigned to it in the Funds’ and Advisers’ Proxy Voting Procedures (the “Procedures”).

Proxies must be voted in the best interest of the Fund(s).  The Guidelines summarize the Funds’ positions on various issues of concern to investors, and give a general indication of how Fund portfolio securities will be voted on proposals dealing with particular issues.  The Guidelines are not exhaustive and do not include all potential voting issues.

The Advisers, in exercising their delegated authority, will abide by the Guidelines as outlined below with regard to the voting of proxies except as otherwise provided in the Procedures.  In voting proxies, the Advisers are guided by general fiduciary principles.  Each must act prudently, solely in the interest of the beneficial owners of the Funds it manages.  The Advisers will not subordinate the interest of beneficial owners to unrelated objectives.  Each Adviser will vote proxies in the manner that it believes will do the most to maximize shareholder value.

II.                                     GUIDELINES

The following Guidelines are grouped according to the types of proposals generally presented to shareholders of U.S. issuers:  Board of Directors, Proxy Contests, Auditors, Proxy Contest Defenses, Tender Offer Defenses, Miscellaneous, Capital Structure, Executive and Director Compensation, State of Incorporation, Mergers and Corporate Restructurings, Mutual Fund Proxies, and Social and Environmental Issues.  An additional section addresses proposals most frequently found in global proxies.

General Policies

These Guidelines apply to securities of publicly traded companies and to those of privately held companies if publicly available disclosure permits such application.  All matters for which such disclosure is not available shall be considered CASE-BY-CASE.

It shall generally be the policy of the Funds to take no action on a proxy for which no Fund holds a position or otherwise maintains an economic interest in the relevant security at the time the vote is to be cast.

In all cases receiving CASE-BY-CASE consideration, including cases not specifically provided for under these Guidelines, unless otherwise provided for under these Guidelines, it shall generally be the policy of the Funds to vote in accordance with the recommendation provided by the Funds’ Agent, Institutional Shareholder Services, Inc.

Unless otherwise provided for herein, it shall generally be the policy of the Funds to vote in accordance with the Agent’s recommendation in cases in which such recommendation aligns with the recommendation of the relevant issuer’s management or management has made no recommendation.  However, this policy shall not apply to CASE-BY-CASE proposals for which a contrary recommendation from the Investment Professional for the relevant Fund has been received and is to be utilized, provided that incorporation of any such recommendation shall be subject to the conflict of interest review process required under the Procedures.

Recommendations from the Investment Professionals, while not required under the Procedures, are likely to be considered with respect to proxies for private equity securities and/or proposals related to merger transactions/corporate restructurings, proxy contests, or unusual or controversial issues.  Such input shall be given primary consideration with respect to CASE-BY-CASE proposals being considered on behalf of the relevant Fund.

Except as otherwise provided for herein, it shall generally be the policy of the Funds not to support proposals that would impose a negative impact on existing rights of the Funds to the extent that any positive impact would not be deemed sufficient to outweigh removal or diminution of such rights.

The foregoing policies may be overridden in any case as provided for in the Procedures.  Similarly, the Procedures provide that proposals whose Guidelines prescribe a firm voting position may instead be considered on a CASE-BY-CASE basis in cases in which unusual or controversial circumstances so dictate.

Interpretation and application of these Guidelines is not intended to supersede any law, regulation, binding agreement or other legal requirement to which an issuer may be or become subject.  No proposal shall be supported whose implementation would contravene such requirements.

1.             The Board of Directors

Voting on Director Nominees in Uncontested Elections

Unless otherwise provided for herein, the Agent’s standards with respect to determining director independence shall apply.  These standards generally provide that, to be considered completely independent, a director shall have no material connection to the company other than the board seat.

Agreement with the Agent’s independence standards shall not dictate that a Fund’s vote shall be cast according to the Agent’s corresponding recommendation.  Votes on director nominees not subject to specific policies described herein should be made on a CASE-BY-CASE basis.

Where applicable and except as otherwise provided for herein, it shall be the policy of the Funds to lodge disagreement with an issuer’s policies or practices by withholding support from a proposal for the relevant policy or practice rather than the director nominee(s) to which the Agent assigns a correlation.  Support shall be withheld from culpable nominees as appropriate, but if they are not standing for election (e.g., the board is classified), support shall generally not be withheld from others in their stead.

If application of the policies described herein would result in withholding votes from the majority of independent outside directors sitting on a board, or removal of such directors is likely to negatively impact majority board independence, primary consideration shall be given to retention of such independent outside director nominees unless the concerns identified are of such grave nature as to merit removal of the independent directors.

Where applicable and except as otherwise provided for herein, generally DO NOT WITHHOLD support (or DO NOT VOTE AGAINST, pursuant to the applicable election standard) in connection with issues raised by the Agent if the nominee did not serve on the board or relevant committee during the majority of the time period relevant to the concerns cited by the Agent.

WITHHOLD support from a nominee who, during both of the most recent two years, attended less than 75 percent of the board and committee meetings without a valid reason for the absences.  DO NOT WITHHOLD support in connection with attendance issues for nominees who have served on the board for less than the two most recent years.

WITHHOLD support from a nominee in connection with poison pill or anti-takeover considerations (e.g., furtherance of measures serving to disenfranchise shareholders or failure to remove restrictive pill features or ensure pill expiration or submission to shareholders for vote) in cases for which culpability for implementation or renewal of the pill in such form can be specifically attributed to the nominee.

Provided that a nominee served on the board during the relevant time period, WITHHOLD support from a nominee who has failed to implement a shareholder proposal that was approved by (1) a majority of the issuer’s shares outstanding (most recent annual meeting) or (2) a majority of the votes cast for two consecutive years.  However, in the case of shareholder proposals seeking shareholder ratification of a poison pill, generally DO NOT WITHHOLD support from a nominee in such cases if the company has already implemented a policy that should reasonably prevent abusive use of the pill.

If a nominee has not acted upon negative votes (WITHHOLD or AGAINST, as applicable based on the issuer’s election standard) representing a majority of the votes cast at the previous annual meeting, consider such nominee on a CASE-BY-CASE basis.  Generally, vote FOR nominees when (1) the issue relevant to the majority negative vote has been adequately addressed or cured or (2) the Funds’ Guidelines or voting record do not support the relevant issue.

WITHHOLD support from inside directors or affiliated outside directors who sit on the audit committee.

DO NOT WITHHOLD support from inside directors or affiliated outside directors who sit on the nominating or compensation committee, provided that such committee meets the applicable independence requirements of the relevant listing exchange.

DO NOT WITHHOLD support from inside directors or affiliated outside directors if the full board serves as the compensation or nominating committee OR has not created one or both committees, provided that the issuer is in compliance with all provisions of the listing exchange in connection with performance of relevant functions (e.g., performance of relevant functions by a majority of independent directors in lieu of the formation of a separate committee).

Compensation Practices:

It shall generally be the policy of the Funds that matters of compensation are best determined by an independent board and compensation committee.  Generally:

(1)

Where applicable and except as otherwise provided for herein, DO NOT WITHHOLD support from nominees who did not serve on the compensation committee, or board, as applicable based on the Agent’s analysis, during the majority of the time period relevant to the concerns cited by the Agent.

(2)	In cases in which the Agent has identified a “pay for performance” disconnect, or internal pay disparity, as such issues are defined by the Agent, DO NOT WITHHOLD support from director nominees.

(3)

If the Agent recommends withholding support from nominees in connection with executive compensation or perquisites related to retention or recruitment, including severance or termination arrangements, vote FOR such nominees if the issuer has provided adequate rationale and/or disclosure.

(4)

If the Agent has raised issues of options backdating, consider members of the compensation committee, or board, as applicable, as well as company executives nominated as directors, on a CASE-BY-CASE basis.

(5)	If the Agent has raised other considerations regarding poor compensation practices, consider nominees on a CASE-BY-CASE basis.

Accounting Practices:

(1)	Generally, vote FOR independent outside director nominees serving on the audit committee.

(2)	Where applicable and except as otherwise provided for herein, generally DO NOT WITHHOLD support from nominees serving on the audit committee who did not serve on that committee during the majority of the time period relevant to the concerns cited by the Agent.

(3)

If the Agent has raised concerns regarding poor accounting practices, consider the company’s CEO and CFO, if nominated as directors, and nominees serving on the audit committee on a CASE-BY-CASE basis.

(4)	If total non-audit fees exceed the total of audit fees, audit-related fees and tax compliance and preparation fees, the provisions under Section 3., Auditor Ratification, shall apply.

Board Independence:

It shall generally be the policy of the Funds that a board should be majority independent and therefore to consider inside director or affiliated outside director nominees in cases in which the full board is not majority independent on a CASE-BY-CASE basis.  Generally:

(1)

WITHHOLD support from the fewest directors whose removal would achieve majority independence across the remaining board, except that support may be withheld from additional nominees whose relative level of independence cannot be differentiated.

(2)

WITHHOLD support from all non-independent nominees, including the founder, chairman or CEO, if the number required to achieve majority independence is equal to or greater than the number of non-independent nominees.

(3)

Except as provided above, vote FOR non-independent nominees in the role of CEO, and when appropriate, founder or chairman, and determine support for other non-independent nominees based on the qualifications and contributions of the nominee as well as the Funds’ voting precedent for assessing relative independence to management, e.g., insiders holding senior executive positions are deemed less independent than affiliated outsiders with a transactional or advisory relationship to the company, and affiliated outsiders with a material transactional or advisory relationship are deemed less independent than those with lesser relationships.

(4)	Non-voting directors (e.g., director emeritus or advisory director) shall be excluded from calculations with respect to majority board independence.

(5)

When conditions contributing to a lack of majority independence remain substantially similar to those in the previous year, it shall generally be the policy of the Funds to vote on nominees in a manner consistent with votes cast by the Fund(s) in the previous year.

Generally vote FOR nominees without regard to “over-boarding” issues raised by the Agent unless other concerns requiring CASE-BY-CASE consideration have been raised.

Generally, when the Agent recommends withholding support due to assessment that a nominee acted in bad faith or against shareholder interests in connection with a major transaction, such as a merger or acquisition, consider on a CASE-BY-CASE basis, factoring in the merits of the nominee’s performance and rationale and disclosure provided.

Performance Test for Directors

Consider nominees failing the Agent’s performance test, which includes market-based and operating performance measures, on a CASE-BY-CASE basis.  Input from the Investment

Professional(s) for a given Fund shall be given primary consideration with respect to such proposals.

Proposals Regarding Board Composition or Board Service

Generally, except as otherwise provided for herein, vote AGAINST shareholder proposals to impose new board structures or policies, including those requiring that the positions of chairman and CEO be held separately, except support proposals in connection with a binding agreement or other legal requirement to which an issuer has or reasonably may expect to become subject, and consider such proposals on a CASE-BY-CASE basis if the board is not majority independent or pervasive corporate governance concerns have been identified.  Generally, except as otherwise provided for herein, vote FOR management proposals to adopt or amend board structures or policies, except consider such proposals on a CASE-BY-CASE basis if the board is not majority independent, pervasive corporate governance concerns have been identified, or the proposal may result in a material reduction in shareholders’ rights.

Generally, vote AGAINST shareholder proposals asking that more than a simple majority of directors be independent.

Generally, vote AGAINST shareholder proposals asking that board compensation and/or nominating committees be composed exclusively of independent directors.

Generally, vote AGAINST shareholder proposals to limit the number of public company boards on which a director may serve.

Generally, vote AGAINST shareholder proposals that seek to redefine director independence or directors’ specific roles (e.g., responsibilities of the lead director).

Generally, vote AGAINST shareholder proposals requesting creation of additional board committees or offices, except as otherwise provided for herein.

Generally, vote FOR shareholder proposals that seek creation of an audit, compensation or nominating committee of the board, unless the committee in question is already in existence or the issuer has availed itself of an applicable exemption of the listing exchange (e.g., performance of relevant functions by a majority of independent directors in lieu of the formation of a separate committee).

Generally, vote AGAINST shareholder proposals to limit the tenure of outside directors.

Generally, vote AGAINST shareholder proposals to impose a mandatory retirement age for outside directors unless the proposal seeks to relax existing standards, but generally DO NOT VOTE AGAINST management proposals seeking to establish a retirement age for directors.

Stock Ownership Requirements

Generally, vote AGAINST shareholder proposals requiring directors to own a minimum amount of company stock in order to qualify as a director or to remain on the board.

Director and Officer Indemnification and Liability Protection

Proposals on director and officer indemnification and liability protection should be evaluated on a CASE-BY-CASE basis, using Delaware law as the standard.  Vote AGAINST proposals to limit or eliminate entirely directors’ and officers’ liability for monetary damages for violating the duty of care.  Vote AGAINST indemnification proposals that would expand coverage beyond just legal expenses to acts, such as negligence, that are more serious violations of fiduciary obligation than mere carelessness.  Vote FOR only those proposals providing such expanded coverage in cases when a director’s or officer’s legal defense was unsuccessful if:

(1)                      The director was found to have acted in good faith and in a manner that he reasonably believed was in the best interests of the company, and

(2)                      Only if the director’s legal expenses would be covered.

2.             Proxy Contests

These proposals should generally be analyzed on a CASE-BY-CASE basis.  Input from the Investment Professional(s) for a given Fund shall be given primary consideration with respect to proposals in connection with proxy contests being considered on behalf of that Fund.

Voting for Director Nominees in Contested Elections

Votes in a contested election of directors must be evaluated on a CASE-BY-CASE basis.

Reimburse Proxy Solicitation Expenses

Voting to reimburse proxy solicitation expenses should be analyzed on a CASE-BY-CASE basis.

3.             Auditors

Ratifying Auditors

Generally, except in cases of poor accounting practices or high non-audit fees, vote FOR management proposals to ratify auditors.  Consider management proposals to ratify auditors on a CASE-BY-CASE basis if the Agent cites poor accounting practices.  If fees for non-audit services exceed 50 percent of total auditor fees as described below, consider on a CASE-BY-CASE basis, voting AGAINST management proposals to ratify auditors only if concerns exist that remuneration for the non-audit work is so lucrative as to taint the auditor’s independence.  For purposes of this review, fees deemed to be reasonable, generally non-recurring, exceptions to the non-audit fee category (e.g., those related to an IPO) shall be excluded.  If independence concerns exist or an issuer has a history of questionable accounting practices, also vote FOR shareholder proposals asking the issuer to present its auditor annually for ratification, but in other cases generally vote AGAINST.

Auditor Independence

Generally, consider shareholder proposals asking companies to prohibit their auditors from engaging in non-audit services (or capping the level of non-audit services) on a CASE-BY-CASE basis.

Audit Firm Rotation:

Generally, vote AGAINST shareholder proposals asking for mandatory audit firm rotation.

4.             Proxy Contest Defenses

Board Structure: Staggered vs. Annual Elections

Generally, vote AGAINST proposals to classify the board or otherwise restrict shareholders’ ability to vote upon directors.

Generally, vote FOR proposals to repeal classified boards and to elect all directors annually.

Shareholder Ability to Remove Directors

Generally, vote AGAINST proposals that provide that directors may be removed only for cause.

Generally, vote FOR proposals to restore shareholder ability to remove directors with or without cause.

Generally, vote AGAINST proposals that provide that only continuing directors may elect replacements to fill board vacancies.

Generally, vote FOR proposals that permit shareholders to elect directors to fill board vacancies.

Cumulative Voting

If the company maintains a classified board of directors, generally, vote AGAINST management proposals to eliminate cumulative voting, except that such proposals may be supported irrespective of classification in furtherance of an issuer’s plan to adopt a majority voting standard.

In cases in which the company maintains a classified board of directors, generally vote FOR shareholder proposals to restore or permit cumulative voting.

Time-Phased Voting

Generally, vote AGAINST proposals to implement, and FOR proposals to eliminate, time-phased or other forms of voting that do not promote a one share, one vote standard.

Shareholder Ability to Call Special Meetings

Generally, vote AGAINST proposals to restrict or prohibit shareholder ability to call special meetings.

Generally, vote FOR proposals that remove restrictions on the right of shareholders to act independently of management.

Shareholder Ability to Act by Written Consent

Generally, vote AGAINST proposals to restrict or prohibit shareholder ability to take action by written consent.

Generally, vote FOR proposals to allow or make easier shareholder action by written consent.

Shareholder Ability to Alter the Size of the Board

Generally, vote FOR proposals that seek to fix the size of the board or designate a range for its size.

Generally, vote AGAINST proposals that give management the ability to alter the size of the board outside of a specified range without shareholder approval.

5.             Tender Offer Defenses

Poison Pills

Generally, vote FOR shareholder proposals that ask a company to submit its poison pill for shareholder ratification, or to redeem its pill in lieu thereof, unless (1) shareholders have approved adoption of the plan, (2) a policy has already been implemented by the company that should reasonably prevent abusive use of the pill, or (3) the board had determined that it was in the best interest of shareholders to adopt a pill without delay, provided that such plan would be put to shareholder vote within twelve months of adoption or expire, and if not approved by a majority of the votes cast, would immediately terminate.

Review on a CASE-BY-CASE basis shareholder proposals to redeem a company’s poison pill.

Review on a CASE-BY-CASE basis management proposals to approve or ratify a poison pill or any plan that can reasonably be construed as an anti-takeover measure, with voting decisions generally based on the Agent’s approach to evaluating such proposals, considering factors such as rationale, trigger level and sunset provisions.  Votes will generally be cast in a manner that seeks to preserve shareholder value and the right to consider a valid offer, voting AGAINST management proposals in connection with poison pills or anti-takeover activities that do not meet the Agent’s standards.

Fair Price Provisions

Vote proposals to adopt fair price provisions on a CASE-BY-CASE basis.

Generally, vote AGAINST fair price provisions with shareholder vote requirements greater than a majority of disinterested shares.

Greenmail

Generally, vote FOR proposals to adopt antigreenmail charter or bylaw amendments or otherwise restrict a company’s ability to make greenmail payments.

Review on a CASE-BY-CASE basis antigreenmail proposals when they are bundled with other charter or bylaw amendments.

Pale Greenmail

Review on a CASE-BY-CASE basis restructuring plans that involve the payment of pale greenmail.

Unequal Voting Rights

Generally, vote AGAINST dual-class exchange offers.

Generally, vote AGAINST dual-class recapitalizations.

Supermajority Shareholder Vote Requirement to Amend the Charter or Bylaws

Generally, vote AGAINST management proposals to require a supermajority shareholder vote to approve charter and bylaw amendments or other key proposals.

Generally, vote FOR shareholder proposals to lower supermajority shareholder vote requirements for charter and bylaw amendments, unless the proposal also asks the issuer to mount a solicitation campaign or similar form of comprehensive commitment to obtain passage of the proposal.

Supermajority Shareholder Vote Requirement to Approve Mergers

Generally, vote AGAINST management proposals to require a supermajority shareholder vote to approve mergers and other significant business combinations.

Generally, vote FOR shareholder proposals to lower supermajority shareholder vote requirements for mergers and other significant business combinations.

White Squire Placements

Generally, vote FOR shareholder proposals to require approval of blank check preferred stock issues for other than general corporate purposes.

6.             Miscellaneous

Amendments to Corporate Documents

Except to align with legislative or regulatory changes or when support is recommended by the Agent or Investment Professional (including, for example, as a condition to a major transaction such as a merger), generally, vote AGAINST proposals seeking to remove shareholder approval requirements or otherwise remove or diminish shareholder rights, e.g., by (1) adding restrictive provisions, (2) removing provisions or moving them to portions of the charter not requiring shareholder approval, or (3) in corporate structures such as holding companies, removing provisions in an active subsidiary’s charter that provide voting rights to parent company shareholders.  This policy would also generally apply to proposals seeking approval of corporate agreements or amendments to such agreements that the Agent recommends AGAINST because a similar reduction in shareholder rights is requested.

Generally, vote AGAINST proposals for charter amendments that may support board entrenchment or may be used as an anti-takeover device, particularly if the proposal is bundled or the board is classified.

Generally, vote FOR proposals seeking charter or bylaw amendments to remove anti-takeover provisions.

Consider proposals seeking charter or bylaw amendments not addressed under these Guidelines on a CASE-BY-CASE basis.

Confidential Voting

Generally, vote FOR shareholder proposals that request companies to adopt confidential voting, use independent tabulators, and use independent inspectors of election as long as the proposals include clauses for proxy contests as follows:

•                  In the case of a contested election, management should be permitted to request that the dissident group honor its confidential voting policy.

•                  If the dissidents agree, the policy remains in place.

•                  If the dissidents do not agree, the confidential voting policy is waived.

Generally, vote FOR management proposals to adopt confidential voting.

Proxy Access

Consider on a CASE-BY-CASE basis shareholder proposals seeking access to management’s proxy material in order to nominate their own candidates to the board.

Majority Voting Standard

Except as otherwise provided for herein, it shall generally be the policy of the Funds to extend discretion to issuers to determine when it may be appropriate to adopt a majority voting standard.  Generally, vote FOR management proposals, irrespective of whether the proposal contains a plurality carve-out for contested elections, but AGAINST shareholder proposals unless also supported by management, seeking election of directors by the affirmative vote of the majority of votes cast in connection with a meeting of shareholders, including amendments to corporate documents or other actions in furtherance of such standard, and provided such standard when supported does not conflict with state law in which the company is incorporated.  For issuers with a history of board malfeasance or pervasive corporate governance concerns, consider such proposals on a CASE-BY-CASE basis.

Bundled Proposals

Except as otherwise provided for herein, review on a CASE-BY-CASE basis bundled or “conditioned” proxy proposals, generally voting AGAINST bundled proposals containing one or more items not supported under these Guidelines if the Agent or an Investment Professional deems the negative impact, on balance, to outweigh any positive impact.

Shareholder Advisory Committees

Review on a CASE-BY-CASE basis proposals to establish a shareholder advisory committee.

Reimburse Shareholder for Expenses Incurred

Voting to reimburse expenses incurred in connection with shareholder proposals should be analyzed on a CASE-BY-CASE basis, with voting decisions determined based on the Agent’s criteria, considering whether the related proposal received the requisite support for approval and was adopted for the benefit of the company and its shareholders.

Other Business

In connection with proxies of U.S. issuers, generally vote FOR management proposals for Other Business, except in connection with a proxy contest in which a Fund is not voting in support of management.

Quorum Requirements

Review on a CASE-BY-CASE basis proposals to lower quorum requirements for shareholder meetings below a majority of the shares outstanding.

Advance Notice for Shareholder Proposals

Generally, vote FOR management proposals related to advance notice period requirements, provided that the period requested is in accordance with applicable law and no material governance concerns have been identified in connection with the issuer.

7.             Capital Structure

Analyze on a CASE-BY-CASE basis.

Common Stock Authorization

Review proposals to increase the number of shares of common stock authorized for issue on a CASE-BY-CASE basis.  Except where otherwise indicated, the Agent’s proprietary approach, utilizing quantitative criteria (e.g., dilution, peer group comparison, company performance and history) to determine appropriate thresholds and, for requests marginally above such allowable threshold, a qualitative review (e.g., rationale and prudent historical usage), will generally be utilized in evaluating such proposals.

•                  Generally vote FOR proposals to authorize capital increases within the Agent’s allowable thresholds or those in excess but meeting Agent’s qualitative standards, but consider on a CASE-BY-CASE basis those requests failing the Agent’s review for proposals in connection with which a contrary recommendation from the Investment Professional(s) has been received and is to be utilized (e.g., in support of a merger or acquisition proposal).

•                  Generally vote FOR proposals to authorize capital increases within the Agent’s allowable thresholds or those in excess but meeting Agent’s qualitative standards, unless the company states that the stock may be used as a takeover defense.  In those cases, consider on a CASE-BY-CASE basis if a contrary recommendation from the Investment Professional(s) has been received and is to be utilized.

•                  Generally vote FOR proposals to authorize capital increases exceeding the Agent’s thresholds when a company’s shares are in danger of being delisted or if a company’s ability to continue to operate as a going concern is uncertain.

•                  Generally, vote AGAINST proposals to increase the number of authorized shares of a class of stock if the issuance which the increase is intended to service is not supported under these Guidelines.

Dual Class Capital Structures

Generally, vote AGAINST proposals to increase the number of authorized shares of the class of stock that has superior voting rights in companies that have dual class capital structures, but consider CASE-BY-CASE if (1) bundled with favorable proposal(s), (2) approval of such proposal(s) is a condition of such favorable proposal(s), or (3) part of a recapitalization for which support is recommended by the Agent or an Investment Professional.

Generally, vote AGAINST management proposals to create or perpetuate dual class capital structures with unequal voting rights, and vote FOR shareholder proposals to eliminate them, in cases in which the relevant Fund owns the class with inferior voting rights, but generally vote FOR management proposals and AGAINST shareholder proposals in cases in which the relevant Fund owns the class with superior voting rights.  Consider CASE-BY-CASE if bundled with favorable proposal(s), (2) approval of such proposal(s) is a condition of such favorable proposal(s), or (3) part of a recapitalization for which support is recommended by the Agent or an Investment Professional.

Consider management proposals to eliminate dual class capital structures CASE-BY-CASE, generally voting with the Agent’s recommendation unless a contrary recommendation has been received from the Investment Professional for the relevant Fund and is to be utilized.

Stock Distributions: Splits and Dividends

Generally, vote FOR management proposals to increase common share authorization for a stock split, provided that the increase in authorized shares falls within the Agent’s allowable thresholds, but consider on a CASE-BY-CASE basis those proposals exceeding the Agent’s threshold for proposals in connection with which a contrary recommendation from the Investment Professional(s) has been received and is to be utilized.

Reverse Stock Splits

Consider on a CASE-BY-CASE basis management proposals to implement a reverse stock split.  In the event the split constitutes a capital increase effectively exceeding the Agent’s allowable threshold because the request does not proportionately reduce the number of shares authorized, vote FOR the split if the Agent otherwise supports management’s rationale.

Preferred Stock

Generally, vote AGAINST proposals authorizing the issuance of preferred stock or creation of new classes of preferred stock with unspecified voting, conversion, dividend distribution, and other rights (“blank check” preferred stock), but vote FOR if the Agent or an Investment Professional so recommends because the issuance is required to effect a merger or acquisition proposal.

Generally, vote FOR proposals to issue or create blank check preferred stock in cases when the company expressly states that the stock will not be used as a takeover defense.  Generally vote AGAINST in cases where the company expressly states that, or fails to disclose whether, the stock may be used as a takeover defense, but vote FOR if the Agent or an Investment Professional so recommends because the issuance is required to effect a merger or acquisition proposal.

Generally, vote FOR proposals to authorize or issue preferred stock in cases where the company specifies the voting, dividend, conversion, and other rights of such stock and the terms of the preferred stock appear reasonable.

Vote CASE-BY-CASE on proposals to increase the number of blank check preferred shares after analyzing the number of preferred shares available for issue given a company’s industry and performance in terms of shareholder returns.

Shareholder Proposals Regarding Blank Check Preferred Stock

Generally, vote FOR shareholder proposals to have blank check preferred stock placements, other than those shares issued for the purpose of raising capital or making acquisitions in the normal course of business, submitted for shareholder ratification.

Adjustments to Par Value of Common Stock

Generally, vote FOR management proposals to reduce the par value of common stock.

Preemptive Rights

Review on a CASE-BY-CASE basis shareholder proposals that seek preemptive rights or management proposals that seek to eliminate them.  In evaluating proposals on preemptive rights, consider the size of a company and the characteristics of its shareholder base.

Debt Restructurings

Review on a CASE-BY-CASE basis proposals to increase common and/or preferred shares and to issue shares as part of a debt restructuring plan.

Share Repurchase Programs

Generally, vote FOR management proposals to institute open-market share repurchase plans in which all shareholders may participate on equal terms, but vote AGAINST plans with terms favoring selected, non-Fund parties.

Generally, vote FOR management proposals to cancel repurchased shares.

Generally, vote AGAINST proposals for share repurchase methods lacking adequate risk mitigation as assessed by the Agent.

Tracking Stock

Votes on the creation of tracking stock are determined on a CASE-BY-CASE basis.

8.             Executive and Director Compensation

Except as otherwise provided for herein, votes with respect to compensation and employee benefit plans should be determined on a CASE-BY-CASE basis, with voting decisions generally based on the Agent’s approach to evaluating such plans, which includes determination of costs and comparison to an allowable cap.

•                  Generally, vote in accordance with the Agent’s recommendations FOR equity-based plans with costs within such cap and AGAINST those with costs in excess of it, except that plans above the cap may be supported if so recommended by the Agent or Investment Professional as a condition to a major transaction such as a merger.

•                  Generally, vote AGAINST plans if the Agent suggests cost or dilution assessment may not be possible due to the method of disclosing shares allocated to the plan(s), except that such concerns arising in connection with evergreen provisions shall be considered CASE-BY-CASE.

•                  Generally, vote FOR plans with costs within the cap if the primary considerations raised by the Agent pertain to matters that would not result in a negative vote under these Guidelines on the relevant board or committee member(s), or equity compensation burn rate or pay for performance as defined by Agent.

•                  Generally, vote AGAINST plans administered by potential grant recipients.

•                  Generally, vote AGAINST proposals to eliminate existing shareholder approval requirements for plan changes assessed as material by the Agent, unless the company has provided a reasonable rationale and/or adequate disclosure regarding the requested changes.

•                  Consider plans CASE-BY-CASE if the Agent raises other considerations not otherwise provided for herein.

Restricted Stock or Stock Option Plans

Consider proposals for restricted stock or stock option plans, or the issuance of shares in connection with such plans, on a CASE-BY-CASE basis, considering factors such as level of disclosure and adequacy of vesting or performance requirements.  Plans that do not meet the

Agent’s criteria in this regard may be supported, but vote AGAINST if no disclosure is provided regarding either vesting or performance requirements.

Management Proposals Seeking Approval to Reprice Options

Review on a CASE-BY-CASE basis management proposals seeking approval to reprice, replace or exchange options, considering factors such as rationale, historic trading patterns, value-for-value exchange, vesting periods and replacement option terms.  Generally, vote FOR proposals that meet the Agent’s criteria for acceptable repricing, replacement or exchange transactions, except that considerations raised by the Agent regarding burn rate or executive participation shall not be grounds for withholding support.

Vote AGAINST compensation plans that (1) permit or may permit (e.g., history of repricing and no express prohibition against future repricing) repricing of stock options, or any form or alternative to repricing, without shareholder approval, (2) include provisions that permit repricing, replacement or exchange transactions that do not meet the Agent’s criteria (except regarding burn rate or executive participation as noted above), or (3) give the board sole discretion to approve option repricing, replacement or exchange programs.

Director Compensation

Votes on stock-based plans for directors are made on a CASE-BY-CASE basis, with voting decisions generally based on the Agent’s quantitative approach described above as well as a review of qualitative features of the plan in cases in which costs exceed the Agent’s threshold.  DO NOT VOTE AGAINST plans for which burn rate is the sole consideration raised by the Agent.

Employee Stock Purchase Plans

Votes on employee stock purchase plans, and capital issuances in support of such plans, should be made on a CASE-BY-CASE basis, with voting decisions generally based on the Agent’s approach to evaluating such plans, except that negative recommendations by the Agent due to evergreen provisions will be reviewed CASE-BY-CASE.

OBRA-Related Compensation Proposals

Votes on plans intended to qualify for favorable tax treatment under the provisions of Section 162(m) of OBRA should be evaluated irrespective of the Agent’s assessment of board independence, provided that the board meets the independence requirements of the relevant listing exchange.

Amendments that Place a Cap on Annual Grants or Amend Administrative Features

Generally, vote FOR plans that simply amend shareholder-approved plans to include administrative features or place a cap on the annual grants any one participant may receive to comply with the provisions of Section 162(m) of OBRA.

Amendments to Add Performance-Based Goals

Generally, vote FOR amendments to add performance goals to existing compensation plans to comply with the provisions of Section 162(m) of OBRA.

Amendments to Increase Shares and Retain Tax Deductions Under OBRA

Votes on amendments to existing plans to increase shares reserved and to qualify the plan for favorable tax treatment under the provisions of Section 162(m) should be evaluated on a CASE-BY-CASE basis.

Approval of Cash or Cash-and-Stock Bonus Plans

Generally, vote FOR cash or cash-and-stock bonus plans to exempt the compensation from taxes under the provisions of Section 162(m) of OBRA, with primary consideration given to management’s assessment that such plan meets the requirements for exemption of performance-based compensation.

Shareholder Proposals Regarding Executive and Director Pay

Regarding the remuneration of individuals other than senior executives and directors, generally, vote AGAINST shareholder proposals that seek to expand or restrict disclosure or require shareholder approval beyond regulatory requirements and market practice.  Vote AGAINST shareholder proposals that seek disclosure of executive or director compensation if providing it would be out of step with market practice and potentially disruptive to the business.

Unless evidence exists of abuse in historical compensation practices, and except as otherwise provided for herein, generally vote AGAINST shareholder proposals that seek to impose new compensation structures or policies, such as “claw back” recoupments or advisory votes.

Severance and Termination Payments

Generally, vote FOR shareholder proposals to have parachute arrangements submitted for shareholder ratification (with “parachutes” defined as compensation arrangements related to termination that specify change-in-control events) and provided that the proposal does not include unduly restrictive or arbitrary provisions such as advance approval requirements.

Generally vote AGAINST shareholder proposals to submit executive severance agreements for shareholder ratification, unless such proposals specify change-in-control events, Supplemental Executive Retirement Plans or deferred executive compensation plans, or ratification is required by the listing exchange.

Review on a CASE-BY-CASE basis all proposals to approve, ratify or cancel executive severance or termination arrangements, including those related to executive recruitment or retention, generally voting FOR such compensation arrangements if the issuer has provided adequate rationale and/or disclosure or support is recommended by the Agent or Investment Professional (e.g., as a condition to a major transaction such as a merger).

Employee Stock Ownership Plans (ESOPs)

Generally, vote FOR proposals that request shareholder approval in order to implement an ESOP or to increase authorized shares for existing ESOPs, except in cases when the number of shares allocated to the ESOP is “excessive” (i.e., generally greater than five percent of outstanding shares).

401(k) Employee Benefit Plans

Generally, vote FOR proposals to implement a 401(k) savings plan for employees.

Holding Periods

Generally, vote AGAINST proposals requiring mandatory periods for officers and directors to hold company stock.

Advisory Votes on Executive Compensation

Generally, management proposals seeking ratification of the company’s compensation program will be voted FOR unless the program includes practices or features not supported under these Guidelines and the proposal receives a negative recommendation from the Agent.  Unless otherwise provided for herein, reports not receiving the Agent’s support due to concerns regarding severance/termination payments, incentive structures or vesting or performance criteria not otherwise supported by these Guidelines will be considered on a CASE-BY-CASE basis, generally voted FOR if the company has provided a reasonable rationale and/or adequate disclosure regarding the matter(s) under consideration.

9.             State of Incorporation

Voting on State Takeover Statutes

Review on a CASE-BY-CASE basis proposals to opt in or out of state takeover statutes (including control share acquisition statutes, control share cash-out statutes, freezeout provisions, fair price provisions, stakeholder laws, poison pill endorsements, severance pay and labor contract provisions, antigreenmail provisions, and disgorgement provisions).

Voting on Reincorporation Proposals

Proposals to change a company’s state of incorporation should be examined on a CASE-BY-CASE basis, generally supporting management proposals not assessed by the Agent as a potential takeover defense, but if so assessed, weighing management’s rationale for the change.  Generally, vote FOR management reincorporation proposals upon which another key proposal, such as a merger transaction, is contingent if the other key proposal is also supported.  Generally, vote AGAINST shareholder reincorporation proposals not also supported by the company.

10.          Mergers and Corporate Restructurings

Input from the Investment Professional(s) for a given Fund shall be given primary consideration with respect to proposals regarding business combinations, particularly those between otherwise unaffiliated parties, or other corporate restructurings being considered on behalf of that Fund.

Generally, vote FOR a proposal not typically supported under these Guidelines if a key proposal, such as a merger transaction, is contingent upon its support and a vote FOR is accordingly recommended by the Agent or an Investment Professional.

Mergers and Acquisitions

Votes on mergers and acquisitions should be considered on a CASE-BY-CASE basis.

Corporate Restructuring

Votes on corporate restructuring proposals, including demergers, minority squeezeouts, leveraged buyouts, spinoffs, liquidations, dispositions, divestitures and asset sales, should be considered on a CASE-BY-CASE basis, with voting decisions generally based on the Agent’s approach to evaluating such proposals.

Adjournment

Generally, vote FOR proposals to adjourn a meeting to provide additional time for vote solicitation when the primary proposal is also voted FOR.

Appraisal Rights

Generally, vote FOR proposals to restore, or provide shareholders with, rights of appraisal.

Changing Corporate Name

Generally, vote FOR changing the corporate name.

11.          Mutual Fund Proxies

Election of Directors

Vote the election of directors on a CASE-BY-CASE basis.

Converting Closed-end Fund to Open-end Fund

Vote conversion proposals on a CASE-BY-CASE basis.

Proxy Contests

Vote proxy contests on a CASE-BY-CASE basis.

Investment Advisory Agreements

Vote the investment advisory agreements on a CASE-BY-CASE basis.

Approving New Classes or Series of Shares

Generally, vote FOR the establishment of new classes or series of shares.

Preferred Stock Proposals

Vote the authorization for or increase in preferred shares on a CASE-BY-CASE basis.

1940 Act Policies

Vote these proposals on a CASE-BY-CASE basis.

Changing a Fundamental Restriction to a Nonfundamental Restriction

Vote these proposals on a CASE-BY-CASE basis.

Change Fundamental Investment Objective to Nonfundamental

Generally, consider proposals to change a fund’s fundamental investment objective to nonfundamental on a CASE-BY-CASE basis.

Name Rule Proposals

Vote these proposals on a CASE-BY-CASE basis.

Disposition of Assets/Termination/Liquidation

Vote these proposals on a CASE-BY-CASE basis.

Changes to the Charter Document

Vote changes to the charter document on a CASE-BY-CASE basis.

Changing the Domicile of a Fund

Vote reincorporations on a CASE-BY-CASE basis.

Change in Fund’s Subclassification

Vote these proposals on a CASE-BY-CASE basis.

Authorizing the Board to Hire and Terminate Subadvisors Without Shareholder Approval

Generally, vote FOR these proposals.

Distribution Agreements

Vote these proposals on a CASE-BY-CASE basis.

Master-Feeder Structure

Generally, vote FOR the establishment of a master-feeder structure.

Mergers

Vote merger proposals on a CASE-BY-CASE basis.

Establish Director Ownership Requirement

Generally, vote AGAINST shareholder proposals for the establishment of a director ownership requirement.

Reimburse Shareholder for Expenses Incurred

Voting to reimburse proxy solicitation expenses should be analyzed on a CASE-BY-CASE basis.

Terminate the Investment Advisor

Vote to terminate the investment advisor on a CASE-BY-CASE basis.

12.          Social and Environmental Issues

These issues cover a wide range of topics.  In general, unless otherwise specified herein, vote CASE-BY-CASE.  While a wide variety of factors may go into each analysis, the overall principle guiding all vote recommendations focuses on how or whether the proposal will enhance the economic value of the company.  Because a company’s board is likely to have access to relevant, non-public information regarding a company’s business, such proposals will generally be voted in a manner intended to give the board (rather than shareholders) latitude to set corporate policy and oversee management.

Absent concurring support from the issuer, compelling evidence of abuse, significant public controversy or litigation, the issuer’s significant history of relevant violations; or activities not in step with market practice or regulatory requirements, or unless provided for otherwise herein, generally vote AGAINST shareholder proposals seeking to dictate corporate conduct, apply existing law, duplicate policies already substantially in place and/or addressed by the issuer, or release information that would not help a shareholder evaluate an investment in the corporation as an economic matter.  Such proposals would generally include those seeking preparation of reports and/or implementation or additional disclosure of corporate policies related to issues such as consumer and public safety, environment and energy, labor standards and human rights, military business and political concerns, workplace diversity and non-discrimination, sustainability, social issues, vendor activities, economic risk or matters of science and engineering.

13.                               Global Proxies

The foregoing Guidelines provided in connection with proxies of U.S. issuers shall also be applied to global proxies where applicable and not provided for otherwise herein.  The following provide for differing regulatory and legal requirements, market practices and political and economic systems existing in various global markets.

Unless otherwise provided for herein, it shall generally be the policy of the Funds to vote AGAINST global proxy proposals in cases in which the Agent recommends voting AGAINST such proposal because relevant disclosure by the issuer, or the time provided for consideration of such disclosure, is inadequate.  For purposes of these global Guidelines, “AGAINST” shall mean withholding of support for a proposal, resulting in submission of a vote of AGAINST or ABSTAIN, as appropriate for the given market and level of concern raised by the Agent regarding the issue or lack of disclosure or time provided.

In connection with practices described herein that are associated with a firm AGAINST vote, it shall generally be the policy of the Funds to consider them on a CASE-BY-CASE basis if the Agent recommends their support (1) as the issuer or market transitions to better practices (e.g., having committed to new regulations or governance codes) or (2) as the more favorable choice in cases in which shareholders must choose between alternate proposals.

Routine Management Proposals

Generally, vote FOR the following and other similar routine management proposals:

•                  the opening of the shareholder meeting

•                  that the meeting has been convened under local regulatory requirements

•                  the presence of quorum

•                  the agenda for the shareholder meeting

•                  the election of the chair of the meeting

•                  the appointment of shareholders to co-sign the minutes of the meeting

•                  regulatory filings (e.g., to effect approved share issuances)

•                  the designation of inspector or shareholder representative(s) of minutes of meeting

•                  the designation of two shareholders to approve and sign minutes of meeting

•                  the allowance of questions

•                  the publication of minutes

•                  the closing of the shareholder meeting

Discharge of Management/Supervisory Board Members

Generally, vote FOR management proposals seeking the discharge of management and supervisory board members, unless the Agent recommends AGAINST due to concern about the past actions of the company’s auditors or directors or legal action is being taken against the board by other shareholders, including when the proposal is bundled.

Director Elections

Unless otherwise provided for herein, the Agent’s standards with respect to determining director independence shall apply.  These standards generally provide that, to be considered completely independent, a director shall have no material connection to the company other than the board seat.

Agreement with the Agent’s independence standards shall not dictate that a Fund’s vote shall be cast according to the Agent’s corresponding recommendation.  Further, unless otherwise provided for herein, the application of Guidelines in connection with such standards shall apply only in cases in which the nominee’s level of independence can be ascertained based on available disclosure.  These policies generally apply to director nominees in uncontested elections; votes in contested elections, and votes on director nominees not subject to policies described herein, should be made on a CASE-BY-CASE basis, with primary consideration in contested elections given to input from the Investment Professional(s) for a given Fund.

For issuers domiciled in Canada, Finland, France, Ireland, the Netherlands, Sweden or tax haven markets, generally vote AGAINST non-independent directors in cases in which the full board serves as the audit committee, or the company does not have an audit committee.

For issuers in all markets, including those in tax haven markets and those in Japan that have adopted the U.S.-style board-with-committees structure, vote AGAINST non-independent nominees to the audit committee, or, if the slate of nominees is bundled, vote AGAINST the slate.  If the slate is bundled and audit committee membership is unclear or proposed as a separate agenda item, vote FOR if the Agent otherwise recommends support.  For Canadian issuers, the Funds’ U.S. Guidelines with respect to audit committees shall apply.

In tax haven markets, DO NOT VOTE AGAINST non-independent directors in cases in which the full board serves as the compensation committee, or the company does not have a compensation committee.

DO NOT VOTE AGAINST non-independent directors who sit on the compensation or nominating committees, provided that such committees meet the applicable independence requirements of the relevant listing exchange.

In cases in which committee membership is unclear, consider non-independent director nominees on a CASE-BY-CASE basis if no other issues have been raised in connection with his/her nomination.

Generally follow Agent’s recommendations to vote AGAINST individuals nominated as outside/non-executive directors who do not meet the Agent’s standard for independence, unless the slate of nominees is bundled, in which case the proposal(s) to elect board members shall be considered on a CASE-BY-CASE basis.

For issuers in tax haven markets, generally withhold support (AGAINST or ABSTAIN, as appropriate) from bundled slates of nominees if the board is non-majority independent.  For issuers in Canada and other global markets, generally follow the Agent’s standards for withholding support from bundled slates or non-independent directors (typically excluding the CEO), as applicable, if the board does not meet the Agent’s independence standards or the board’s independence cannot be ascertained due to inadequate disclosure.

Generally, withhold support (AGAINST or ABSTAIN, as appropriate) from nominees or slates of nominees presented in a manner not aligned with market practice and/or legislation, including:

•                  bundled slates of nominees (e.g., France, Hong Kong or Spain);

•                  simultaneous reappointment of retiring directors (e.g., South Africa);

•                  in markets with term lengths capped by legislation or market practice, nominees whose terms exceed the caps or are not disclosed (except that bundled slates with such lack of disclosure shall be considered on a CASE-BY-CASE basis); or

•                  nominees whose names are not disclosed in advance of the meeting (e.g., Austria, Philippines, Hong Kong or South Africa) or far enough in advance relative to voting deadlines (e.g., Italy) to make an informed voting decision.

Such criteria will not generally provide grounds for withholding support in countries in which they may be identified as best practice but such legislation or market practice is not yet applicable, unless specific governance shortfalls identified by the Agent dictate that less latitude should be extended to the issuer.

Generally vote FOR nominees without regard to recommendations that the position of chairman should be separate from that of CEO or otherwise required to be independent, unless other concerns requiring CASE-BY-CASE consideration have been raised.

In cases in which cumulative or net voting applies, generally vote with Agent’s recommendation to support nominees asserted by the issuer to be independent, even if independence disclosure or criteria fall short of Agent’s standards.

Consider nominees for whom the Agent has raised concerns regarding scandals or internal controls on a CASE-BY-CASE basis, generally withholding support (AGAINST or ABSTAIN, as appropriate) from nominees or slates of nominees when:

•                  the scandal or shortfall in controls took place at the company, or an affiliate, for which the nominee is being considered;

•                  culpability can be attributed to the nominee (e.g., nominee manages or audits relevant function), and

•                  the nominee has been directly implicated, with resulting arrest and criminal charge or regulatory sanction.

For markets such as the tax havens, Australia, Canada, Hong Kong, Japan, Malaysia, Singapore and South Africa (and for outside directors in South Korea) in which nominees’ attendance records are adequately disclosed, the Funds’ U.S. Guidelines with respect to director attendance shall apply.  The same policy shall be applied regarding attendance by statutory auditors of Japanese companies.

Consider self-nominated director candidates on a CASE-BY-CASE basis, with voting decisions generally based on the Agent’s approach to evaluating such candidates.

Generally vote FOR nominees without regard to “over-boarding” issues raised by the Agent unless other concerns requiring CASE-BY-CASE consideration have been raised.

For companies incorporated in tax haven markets but which trade exclusively in the U.S., the Funds’ U.S. Guidelines with respect to director elections shall apply.

Board Structure

Generally, vote FOR proposals to fix board size, but also support proposals seeking a board range if the range is reasonable in the context of market practice and anti-takeover considerations.  Proposed article amendments in this regard shall be considered on a CASE-BY-CASE basis, with voting decisions generally based on the Agent’s approach to evaluating such proposals.

Director and Officer Indemnification and Liability Protection

Generally, vote in accordance with the Agent’s standards for indemnification and liability protection for officers and directors, voting AGAINST overly broad provisions.

Independent Statutory Auditors

With respect to Japanese companies that have not adopted the U.S.-style board-with-committees structure, vote AGAINST any nominee to the position of “independent statutory auditor” whom the Agent considers affiliated, e.g., if the nominee has worked a significant portion of his career for the company, its main bank or one of its top shareholders.  Where shareholders are forced to vote on multiple nominees in a single resolution, vote AGAINST all nominees.  In cases in which multiple slates of statutory auditors are presented, generally vote with the Agent’s recommendation, typically to support nominees deemed to be more independent and/or aligned with interests of minority shareholders.

Generally, vote AGAINST incumbent nominees at companies implicated in scandals or exhibiting poor internal controls.

Key Committees

Generally, vote AGAINST proposals that permit non-board members to serve on the audit, compensation or nominating committee, provided that bundled slates may be supported if no slate nominee serves on the relevant committee(s).

Director and Statutory Auditor Remuneration

Consider director compensation plans on a CASE-BY-CASE basis, with voting decisions generally based on the Agent’s approach to evaluating such proposals, while also factoring in the merits of the rationale and disclosure provided.  Generally, vote FOR proposals to approve the remuneration of directors and auditors as long as the amount is not excessive (e.g., significant increases should be supported by adequate rationale and disclosure) and there is no evidence of abuse.  For Toronto Stock Exchange (TSX) issuers, the Agent’s limits with respect to equity awards to non-employee directors shall apply.

Bonus Payments

With respect to Japanese companies, generally vote FOR retirement bonus proposals if all payments are for directors and auditors who have served as executives of the company.  Generally vote AGAINST such proposals if one or more payments are for non-executive, affiliated directors or statutory auditors when one or more of the individuals to whom the grants are being proposed (1) has not served in an executive capacity for the company for at least three years or (2) has been designated by the company as an independent statutory auditor, regardless of the length of time he/she has served.  In all markets, if issues have been raised regarding a scandal or internal controls, generally vote AGAINST bonus proposals for retiring directors or continuing directors or auditors when culpability can be attributed to the nominee (e.g., if a Fund is also voting AGAINST the nominee under criteria herein regarding issues of scandal or internal controls), unless bundled with bonuses for a majority of directors or auditors a Fund is voting FOR.

Stock Option Plans for Independent Internal Statutory Auditors

With respect to Japanese companies, follow the Agent’s guidelines with respect to proposals regarding option grants to independent internal statutory auditors, generally voting AGAINST such plans.

Compensation Plans

Unless otherwise provided for herein, votes with respect to compensation plans, and awards thereunder or capital issuances in support thereof, should be determined on a CASE-BY-CASE basis, with voting decisions generally based on the Agent’s approach to evaluating such plans, considering quantitative or qualitative factors as appropriate for the market.

Amendment Procedures for Equity Compensation Plans and ESPPs

For TSX issuers, votes with respect to amendment procedures for security-based compensation arrangements and employee share purchase plans shall generally be cast in a manner designed to preserve shareholder approval rights, with voting decisions generally based on the Agent’s recommendation.

Shares Reserved for Equity Compensation Plans

Unless otherwise provided for herein, voting decisions shall generally be based on the Agent’s methodology, including classification of a company’s stage of development as growth or mature and the corresponding determination as to reasonability of the share requests.

Generally, vote AGAINST equity compensation plans (e.g., option, warrant, restricted stock or employee share purchase plans or participation in company offerings such as IPOs or private placements), the issuance of shares in connection with such plans, or related management proposals (e.g., article amendments) that:

•                  exceed Agent’s recommended dilution limits, including cases in which the Agent suggests dilution cannot be fully assessed (e.g., due to inadequate disclosure);

•                  provide deep or near-term discounts to executives or directors, unless discounts to executives are deemed by the Agent to be adequately mitigated by other requirements such as long-term vesting (e.g., Japan) or broad-based employee participation otherwise meeting Agent’s standards (e.g., France);

•                  are administered with discretion by potential grant recipients;

•                  provide for retirement benefits or equity incentive awards to outside directors if not in line with market practice (e.g., Australia, Belgium, The Netherlands);

•                  permit financial assistance in the form of non-recourse (or essentially non-recourse) loans in connection with executive’s participation;

•                  for matching share plans, do not meet the Agent’s standards, considering holding period, discounts, dilution, participation, purchase price and performance criteria;

•                  provide for vesting upon change in control if deemed by the Agent to evidence a conflict of interest or anti-takeover device;

•                  provide no disclosure regarding vesting or performance criteria (provided that proposals providing disclosure in one or both areas, without regard to Agent’s criteria for such disclosure, shall be supported provided they otherwise satisfy these Guidelines);

•                  permit post-employment vesting if deemed inappropriate by the Agent;

•                  allow plan administrators to make material amendments without shareholder approval unless adequate prior disclosure has been provided, with such voting decisions generally based on the Agent’s approach to evaluating such plans; or

•                  provide for retesting in connection with achievement of performance hurdles unless the Agent’s analysis indicates that (1) performance targets are adequately increased in proportion to the additional time available, (2) the retesting is de minimis as a percentage of overall compensation or is acceptable relative to market practice, or (3) the issuer has committed to cease retesting within a reasonable period of time.

Generally, vote FOR such plans/awards or the related issuance of shares that (1) do not suffer from the defects noted above, or (2) otherwise meet the Agent’s tests if the considerations raised by the Agent pertain primarily to performance hurdles, contract or notice periods, discretionary bonuses, recruitment awards, retention incentives, non-compete payments or vesting upon change in control (other than addressed above), if the company has provided adequate disclosure and/or a reasonable rationale regarding the relevant plan/award, practice or participation.  Unless otherwise provided for herein, market practice of the primary country in which a company does business, or in which an employee is serving, as applicable, shall supersede that of the issuer’s domicile.

Consider proposals in connection with such plans or the related issuance of shares in other instances on a CASE-BY-CASE basis.

Remuneration Reports

Generally, withhold support (AGAINST or ABSTAIN as appropriate for specific market and level of concerns identified by the Agent) from remuneration reports that include compensation plans permitting:

(1)          practices or features not supported under these Guidelines, including financial assistance under the conditions described above;

(2)          retesting deemed by the Agent to be excessive relative to market practice (irrespective of the Agent’s support for the report as a whole);

(3)          equity award valuation triggering a negative recommendation from the Agent; or

(4)          provisions for retirement benefits or equity incentive awards to outside directors if not in line with market practice, except that reports will generally be voted FOR if contractual components are reasonably aligned with market practices on a going-forward basis (e.g., existing obligations related to retirement benefits or terms contrary to evolving standards would not preclude support for the report).

Reports receiving the Agent’s support and not triggering the concerns cited above will generally be voted FOR.  Unless otherwise provided for herein, reports not receiving the Agent’s support due to concerns regarding severance/termination payments, “leaver” status, incentive structures and vesting or performance criteria not otherwise supported by these Guidelines shall be considered on a CASE-BY-CASE basis, generally voted FOR if the company has provided a reasonable rationale and/or adequate disclosure regarding the matter(s) under consideration.  Reports with typically unsupported features may be voted FOR in cases in which the Agent recommends their initial support as the issuer or market transitions to better practices (e.g., having committed to new regulations or governance codes).

Shareholder Proposals Regarding Executive and Director Pay

The Funds’ U.S. Guidelines with respect to such shareholder proposals shall apply.

General Share Issuances

Unless otherwise provided for herein, voting decisions shall generally be based on the Agent’s practice to determine support for general issuance requests (with or without preemptive rights), or related requests to repurchase and reissue shares, based on their amount relative to currently issued capital as well as market-specific considerations (e.g., priority right protections in France, reasonable levels of dilution and discount in Hong Kong).  Requests to reissue repurchased shares will not be supported unless a related general issuance request is also supported.

Consider specific issuance requests on a CASE-BY-CASE basis based on the proposed use and the company’s rationale.

Generally, vote AGAINST proposals to issue shares (with or without preemptive rights), convertible bonds or warrants, to grant rights to acquire shares, or to amend the corporate charter relative to such issuances or grants in cases in which concerns have been identified by the Agent with respect to inadequate disclosure, inadequate restrictions on discounts, failure to meet the Agent’s standards for general issuance requests, or authority to refresh share issuance amounts without prior shareholder approval.

Increases in Authorized Capital

Unless otherwise provided for herein, voting decisions should generally be based on the Agent’s approach, as follows:

•                  Generally, vote FOR nonspecific proposals, including bundled proposals, to increase authorized capital up to 100 percent over the current authorization unless the increase would leave the company with less than 30 percent of its new authorization outstanding.

•                  Vote FOR specific proposals to increase authorized capital, unless:

•                  the specific purpose of the increase (such as a share-based acquisition or merger) does not meet these Guidelines for the purpose being proposed; or

•                  the increase would leave the company with less than 30 percent of its new authorization outstanding after adjusting for all proposed issuances.

•                  Vote AGAINST proposals to adopt unlimited capital authorizations.

•                  The Agent’s market-specific exceptions to the above parameters (e.g., The Netherlands, due to hybrid market controls) shall be applied.

Preferred Stock

Unless otherwise provided for herein, voting decisions should generally be based on the Agent’s approach, including:

•                  Vote FOR the creation of a new class of preferred stock or issuances of preferred stock up to 50 percent of issued capital unless the terms of the preferred stock would adversely affect the rights of existing shareholders.

•                  Vote FOR the creation/issuance of convertible preferred stock as long as the maximum number of common shares that could be issued upon conversion meets the Agent’s guidelines on equity issuance requests.

•                  Vote AGAINST the creation of (1) a new class of preference shares that would carry superior voting rights to the common shares or (2) blank check preferred stock unless the board states that the authorization will not be used to thwart a takeover bid.

Poison Pills/Protective Preference Shares

Generally, vote AGAINST management proposals in connection with poison pills or anti-takeover activities (e.g., disclosure requirements or issuances, transfers or repurchases) that do not meet the Agent’s standards.  Generally vote in accordance with Agent’s recommendation to withhold support from a nominee in connection with poison pill or anti-takeover considerations when culpability for the actions can be specifically attributed to the nominee.  Generally DO NOT VOTE AGAINST director remuneration in connection with poison pill considerations raised by the Agent.

Approval of Financial Statements and Director and Auditor Reports

Generally, vote FOR management proposals seeking approval of financial accounts and reports, unless there is concern about the company’s financial accounts and reporting, which, in the case of related party transactions, would include concerns raised by the Agent regarding consulting agreements with non-executive directors.  Unless otherwise provided for herein, reports not receiving the Agent’s support due to concerns regarding severance/termination payments not otherwise supported by these Guidelines shall be considered on a CASE-BY-CASE basis, factoring in the merits of the rationale and disclosure provided.  Generally, vote AGAINST board-issued reports receiving a negative recommendation from the Agent due to concerns regarding independence of the board or the presence of non-independent directors on the audit committee.  However, generally do not withhold support from such proposals in connection with remuneration practices otherwise supported under these Guidelines or as a means of expressing disapproval of broader practices of the issuer or its board.

Remuneration of Auditors

Generally, vote FOR proposals to authorize the board to determine the remuneration of auditors, unless there is evidence of excessive compensation relative to the size and nature of the company.

Indemnification of Auditors

Generally, vote AGAINST proposals to indemnify auditors.

Ratification of Auditors and Approval of Auditors’ Fees

For Canadian issuers, the Funds’ U.S. Guidelines with respect to auditors and auditor fees shall apply.  For other markets, generally, follow the Agent’s standards for proposals seeking auditor ratification or approval of auditors’ fees, which indicate a vote FOR such proposals for companies in the MSCI EAFE index, provided the level of audit fee disclosure meets the Agent’s standards.  In other cases, generally vote FOR such proposals unless there are material concerns raised by the Agent about the auditor’s practices or independence.

Allocation of Income and Dividends

Generally, vote FOR management proposals concerning allocation of income and the distribution of dividends, including adjustments to reserves to make capital available for such purposes.  In the event management offers multiple dividend proposals on the same agenda, primary consideration shall be given to input from the relevant Investment Professional(s).

Stock (Scrip) Dividend Alternatives

Generally, vote FOR most stock (scrip) dividend proposals, but vote AGAINST proposals that do not allow for a cash option unless management demonstrates that the cash option is harmful to shareholder value.

Debt Instruments

Generally, vote AGAINST proposals authorizing excessive discretion, as assessed by the Agent, to a board to issue or set terms for debt instruments (e.g., commercial paper).

Debt Issuance Requests

When evaluating a debt issuance request, the issuing company’s present financial situation is examined.  The main factor for analysis is the company’s current debt-to-equity ratio, or gearing level.  A high gearing level may incline markets and financial analysts to downgrade the company’s bond rating, increasing its investment risk factor in the process.  A gearing level up to 100 percent is considered acceptable.

Generally, vote FOR debt issuances for companies when the gearing level is between zero and 100 percent.  Review on a CASE-BY-CASE basis proposals where the issuance of debt will result in the gearing level being greater than 100 percent, or for which inadequate disclosure precludes calculation of the gearing level, comparing any such proposed debt issuance to industry and market standards, and with voting decisions generally based on the Agent’s approach to evaluating such requests.

Financing Plans

Generally, vote FOR the adoption of financing plans if they are in the best economic interests of shareholders.

Related Party Transactions

Consider related party transactions on a CASE-BY-CASE basis.  Generally, vote FOR approval of such transactions unless the agreement requests a strategic move outside the company’s charter or contains unfavorable or high-risk terms (e.g., deposits without security interest or guaranty).

Approval of Donations

Generally, vote AGAINST such proposals unless adequate, prior disclosure of amounts is provided; if so, single- or multi-year authorities may be supported.

Capitalization of Reserves

Generally, vote FOR proposals to capitalize the company’s reserves for bonus issues of shares or to increase the par value of shares.

Investment of Company Reserves

These proposals should generally be analyzed on a CASE-BY-CASE basis, with primary consideration given to input from the Investment Professional(s) for a given Fund.

Article Amendments

Review on a CASE-BY-CASE basis all proposals seeking amendments to the articles of association.

Generally, vote FOR an article amendment if:

•                  it is editorial in nature;

•                  shareholder rights are protected;

•                  there is negligible or positive impact on shareholder value;

•                  management provides adequate reasons for the amendments or the Agent otherwise supports management’s position;

•                  it seeks to discontinue and/or delist a form of the issuer’s securities in cases in which the relevant Fund does not hold the affected security type; or

•                  the company is required to do so by law (if applicable).

Generally, vote AGAINST an article amendment if:

•                  it removes or lowers quorum requirements for board or shareholder meetings below levels recommended by the Agent;

•                  it reduces relevant disclosure to shareholders;

•                  it seeks to align the articles with provisions of another proposal not supported by these Guidelines;

•                  it is not supported under these Guidelines, is presented within a bundled proposal, and the Agent deems the negative impact, on balance, to outweigh any positive impact; or

•                  it imposes a negative impact on existing shareholder rights, including rights of the Funds, to the extent that any positive impact would not be deemed by the Agent to be sufficient to outweigh removal or diminution of such rights.

With respect to article amendments for Japanese companies:

•                  Generally vote FOR management proposals to amend a company’s articles to expand its business lines.

•                  Generally vote FOR management proposals to amend a company’s articles to provide for an expansion or reduction in the size of the board, unless the expansion/reduction is clearly disproportionate to the growth/decrease in the scale of the business or raises anti-takeover concerns.

•                  If anti-takeover concerns exist, generally vote AGAINST management proposals, including bundled proposals, to amend a company’s articles to authorize the Board to vary the annual meeting record date or to otherwise align them with provisions of a takeover defense.

•                  Generally follow the Agent’s guidelines with respect to management proposals regarding amendments to authorize share repurchases at the board’s discretion, voting AGAINST proposals unless there is little to no likelihood of a “creeping takeover” (major shareholder owns nearly enough shares to reach a critical control threshold) or constraints on liquidity (free float of shares is low), and where the company is trading at below book value or is facing a real likelihood of substantial share sales; or where this amendment is bundled with other amendments which are clearly in shareholders’ interest.

Other Business

In connection with global proxies, vote in accordance with the Agent’s market-specific recommendations on management proposals for Other Business, generally AGAINST.

PART C

OTHER INFORMATION

ITEM 23. EXHIBITS

(a)	(1) Form of Restated Declaration of Trust — (1)

(2) Establishment and Designation of Series (Series S and T) — (10)

(3) Establishment and Designation of Series (Series U and V) — (12)

(4) Plan of Liquidation and Dissolution of Series (Series D) - (15)

(5) Certificate of Amendment of Declaration of Trust (to abolish Series D) — (15)

(6) Plan of Liquidation and Dissolution of Series (Series E) — (15)

(7) Certificate of Amendment of Declaration of Trust (to abolish Series E) — (15)

(8) Plan of Liquidation and Dissolution of Series (Series G) — (15)

(9) Certificate of Amendment of Declaration of Trust (to abolish Series G) — (15)

(10) Plan of Liquidation and Dissolution of Series (Series H) — (15)

(11) Certificate of Amendment of Declaration of Trust (to abolish Series H) – (15)

(12) Plan of Liquidation and Dissolution of Series (Series I) – (16)

(13) Plan of Liquidation and Dissolution of Series (Series J) — (16)

(14) Certificate of Amendment of Declaration of Trust (to abolish Series J) —(16)

(15) Plan of Liquidation and Dissolution of Series (Series K) — (16)

(16) Certificate of Amendment of Declaration of Trust (to abolish Series K) —(16)

(17) Plan of Liquidation and Dissolution of Series (Series L) — (16)

(18) Certificate of Amendment of Declaration of Trust (to abolish Series L)—(16)

(19) Plan of Liquidation and Dissolution of Series (Series M) — (16)

(20) Certificate of Amendment of Declaration of Trust (to abolish Series M)—(16)

(21) Plan of Liquidation and Dissolution of Series (Series N) — (16)

(22) Certificate of Amendment of Declaration of Trust (to abolish Series N)—(16)

(23) Plan of Liquidation and Dissolution of Series (Series P) — (16)

(24) Certificate of Amendment of Declaration of Trust (to abolish Series P)—(16)

(25) Plan of Liquidation and Dissolution of Series (Series Q) — (16)

(26) Certificate of Amendment of Declaration of Trust (to abolish Series Q)—(16)

(27) Plan of Liquidation and Dissolution of Series (Series R) — *

(28) Certificate of Amendment of Declaration of Trust (to abolish Series R) — *

(29) Plan of Liquidation and Dissolution of Series (Series S) — *

(30) Certificate of Amendment of Declaration of Trust (to abolish Series S) — *

(31) Plan of Liquidation and Dissolution of Series (Series T) — *

(32) Certificate of Amendment of Declaration of Trust (to abolish Series T) — *

(33) Plan of Liquidation and Dissolution of Series (Series U) — *

(34) Certificate of Amendment of Declaration of Trust (to abolish Series U) — *

(b) Amended and Restated By-laws — (15)

(c) Instruments Defining Rights of Holders — (15)

(d)(1)	Investment Management Agreement, dated March 1, 2002, between ING Investments, LLC (ING) and ING GET Fund — (15)

	(i)	Amendment, effective January 1, 2007, with respect to the Investment Management Agreement between ING Investments, LLC and ING GET Fund — (16)

	(ii)	Amended Schedule A with respect to the Investment Management Agreement between ING GET Fund and ING Investments, LLC — (15)

(d)(2)	Sub-Advisory Agreement, dated March 1, 2002, between ING Investments, LLC, and ING Investment Management Co. (ING IM) (formerly Aeltus Investment Management, Inc.) — (15)

	(i)	First Amendment to Sub-Advisory Agreement between ING Investments, LLC and ING IM effective July 29, 2003 — (15)

	(ii)	Second Amendment, effective January 1, 2007, with respect to the Sub-Advisory Agreement between ING Investments,
LLC and ING Investment Management Co. — (16)

	(iii)	Amended Schedule A to Sub-Advisory Agreement between ING Investments, LLC and ING IM — (15)

(d)(3)	Amended and Restated Expense Limitation Agreement effective April 1, 2005, between ING GET Fund and ING Investments, LLC — (15)

(e)(1)                    Distribution Agreement, dated March 1, 2002, between ING GET Fund and ING Funds Distributor, LLC (formerly known as ING Funds Distributor, Inc.) — (15)

(e)(2)                    Substitution Agreement dated October 8, 2002, between ING GET Fund and ING Funds Distributor, LLC — (15)

(e)(3)                    Amended Schedule of Approvals with respect to the Distribution Agreement, between ING GET Fund and ING Funds Distributor, LLC — (15)

(f)  Trustees’ Deferred Compensation Plan — (4)

(g)(1)                   Custody Agreement between ING GET Fund and The Bank of New York dated January 6, 2003, — (15)

(i)             Amended Exhibit A, effective April 20, 2007, to the Custody Agreement, dated January 6, 2003, with the Bank of New York – (16)

(g)(2)                   Foreign Custody Manager Agreement between ING GET Fund and The Bank of New York dated January 6, 2003 - (15)

(i)             Amended Exhibit A, effective April 30, 2007, to the Foreign Custody Manager Agreement, dated January 6, 2003, with the Bank of New York – (16)

(g)(3)                   Fund Accounting Agreement between ING GET Fund and The Bank of New York dated January 6, 2003 - (15)

(i)             Amended Exhibit A, effective April 20, 2007, to the Fund Accounting Agreement, dated January 6, 2003, with the Bank of New York – (16)

(h)(1)                   Administration Agreement, dated April 1, 2002, between ING GET Fund and ING Funds Services, LLC — (15)

(i)             Amended Schedule A with respect to the Administration Agreement between ING GET Fund and ING Funds Services, LLC — (15)

(i)                                     Opinion of Counsel regarding the legality of shares being issues with regard to ING GET Fund - Series V - (14).

(j)(1)        Consent of KPMG LLP *

(k)           Not applicable

(l)            Agreement Concerning Initial Capital — (5)

(m)(1)

Distribution Plan, in accordance with Rule 12b-1, effective January 1, 2002, between ING GET Fund and ING Funds Distributor, LLC (formerly known as ING Pilgrim Securities, Inc.) (regarding Series P through V) — (15)

(m)(2)	Amended Appendix A with respect to the Distribution Plan, in accordance with Rule 12b-1, between ING GET Fund and ING Funds Distributor, LLC (regarding Series P through V) — (15)

(n) Not applicable

(o) Not applicable

(p)(1)	ING Investments, LLC and Advisor’s Code of Ethics effective September 2004 — (15)

(p)(2)	ING Investment Management Americas (IIM Americas) Code of Ethics dated February, 2005 - (15)

* Filed herein.

(1)   Incorporated by reference to Post-Effective Amendment No. 29 to Registration Statement on Form N-1A (File No. 33-12723), as filed with the SEC on February 22, 2002.

(2)   Incorporated by reference to Post-Effective Amendment No. 8 to Registration Statement on Form N-1A (File No. 33-12723), as filed with the SEC on June 14, 1996.

(3)   Incorporated by reference to Post-Effective Amendment No. 9 to Registration Statement on Form N-1A (File No. 33-12723), as filed with the SEC on December 31, 1996.

(4)   Incorporated by reference to Post-Effective Amendment No. 13 to Registration Statement on Form N-1A (File No. 33-12723), as filed with the Securities and Exchange Commission (SEC) on September 30, 1998.

(5)   Incorporated by reference to Post-Effective Amendment No. 11 to Registration Statement on Form N-1A (File No. 33-12723) as filed with the SEC on March 11, 1997.

(6)   Incorporated by reference to Post-Effective Amendment No. 23 to Registration Statement on Form N-1A (File No. 33-12723), as filed with the SEC on April 5, 2001.

(7)   Incorporated by reference to Post-Effective Amendment No. 13 to Registration Statement on Form N-1A (File No. 333-05173), as filed with the SEC on August 1, 2000.

(8)   Incorporated by reference to Post-Effective Amendment No. 2 to Registration Statement on Form N-1A (File No. 333-05173), as filed with the SEC on September 26, 1997.

(9)   Incorporated by reference to Post-Effective Amendment No. 30 to Registration Statement on Form N-1A (File No. 33-12723), as filed with the SEC on April 3, 2002.

(10)   Incorporated by reference to Post-Effective Amendment No. 31 to Registration Statement on Form N-1A (File No. 33-12723), as filed with the SEC on May 28, 2002.

(11)   Incorporated by reference to Post-Effective Amendment No. 33 to Registration Statement on Form N-1A (File No. 33-12723), as filed with the SEC on August 27, 2002.

(12)   Incorporated by reference to Post-Effective Amendment No. 34 to Registration Statement on Form N-1A (File No. 33-12723), as filed with the SEC on September 27, 2002.

(13)   Incorporated by reference to Post-Effective Amendment No. 35 to Registration Statement on Form N-1A (File No. 33-12723), as filed with the SEC on November 8, 2002.

(14)   Incorporated by reference to Post-Effective Amendment No. 38 to Registration Statement on Form N-1A (File No. 33-12723), as filed with the SEC on February 26, 2003.

(15)   Incorporated by reference to Post-Effective Amendment No. 42 to the Registrant’s Registration Statement on Form N-1A , under the 1940 Act, (File No. 811-5062) as filed with the SEC on April 29, 2005.

(16)   Incorporated by reference to Post-Effective Amendment No. 43 to the Registrant’s Registration Statement on Form N-1A, under the 1940 Act, (File No. 811-5062) as filed with the SEC on April 30, 2007.

ITEM 24. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL

Registrant is a Massachusetts business trust for which separate financial statements are filed. As of March 31, 2006, all of the Registrant’s outstanding voting securities were held in the name of ING Life Insurance and Annuity Company (ILIAC) (formerly known as Aetna Life Insurance and Annuity Company.)

ILIAC is an indirect wholly-owned subsidiary of ING Groep N.V. A list of persons directly or indirectly under common control with the Registrant is incorporated herein by reference to Item 26 to Post-Effective Amendment No. 18 to Registration Statement on Form N-4 (File No. 33-81216), as filed on April 9, 2001.

ITEM 25. INDEMNIFICATION

Article 5.3 of the Registrant’s Amendment to Declaration of Trust, incorporated herein by reference to Exhibit (a.1) to the Registrant’s Registration Statement on Form N-1A (File No. 33-12723), as filed on September 30, 1998, provides indemnification for the

Registrant’s trustees and officers. In addition, the Registrant’s trustees and officers are covered under a directors and officers errors and omissions liability insurance policy issued by ICI Mutual Insurance Company which expires on October 1, 2007.

Section XI.B of the Administrative Services Agreement, incorporated herein as Exhibit (h.1) to the Registrant’s Registration Statement on Form N-1A (File No. 33-12723), as filed on September 30, 1998, provides for indemnification of the Administrator.

ITEM 26. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER

Information as to the directors and officers of ING Investments, LLC (formerly, ING Pilgrim Investments, LLC), together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by the directors and officers of the Adviser in the last two years, is included in its application for registration as an investment adviser on Form ADV (File No. 801-48282) filed under the Investment Advisers Act of 1940, as amended, and is incorporated herein by reference thereto.

ITEM 27. PRINCIPAL UNDERWRITERS

(a)           ING Funds Distributor, LLC (formerly ING Funds Distributor, Inc.) is the principal underwriter for the Registrant and for ING VP Intermediate Bond Portfolio, ING Variable Funds, ING VP Money Market Portfolio, ING VP Balanced Portfolio, Inc., ING Strategic Allocation Portfolios, Inc., ING Variable Portfolios, Inc. ING Series Fund, Inc., ING Corporate Leaders Trust Fund, ING Funds Trust, ING Investment Funds, Inc., ING Mayflower Trust, ING Mutual Funds, ING Prime Rate Trust, ING Equity Trust, ING Senior Income Fund, ING Separate Portfolios Trust, ING Variable Insurance Trust, ING Variable Products Trust, and ING Investors Trust.

(b)           Information as to the directors and officers of the Distributor, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by the directors and officers of the Distributor in the last two years, is included in its application for registration as a broker-dealer on Form BD (File No. 8-48020) filed under the U.S. Securities and Exchange Act of 1934, as amended and is incorporated herein by reference thereto.

(c) Not applicable.

ITEM 28. LOCATION OF ACCOUNTS AND RECORDS

All accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940, as amended (“1940 Act”) and the rules promulgated thereunder are maintained at the offices of (a) the Registrant, (b) ING Investments, LLC, (c) ING Funds Distributor, LLC (formerly ING Funds Distributor, Inc.), (d) the Custodian, (e) the Transfer Agent and (f) the Sub-Adviser. The address of each is as follows:

(a)   ING GET Fund

7337 East Doubletree Ranch Road

Scottsdale, AZ 85258

(b)   ING Investments, LLC

7337 East Doubletree Ranch Rd.

Scottsdale, Arizona 85258

(c)   ING Funds Distributor, LLC

7337 East Doubletree Ranch Rd.

Scottsdale, Arizona 85258

(d)   State Street Bank and Trust Company

801 Pennsylvania Avenue

Kansas City, Missouri 64105

(e)   The Bank of New York

100 Church Street

New York, New York 10286

(f)            DST Systems, Inc. P.O. Box 419368

Kansas City, Missouri 64141

(g)         ING Investment Management, Co.

230 Park Avenue

New York, New York 10169

ITEM 29. MANAGEMENT SERVICES

Not applicable.

ITEM 30. UNDERTAKINGS

Insofar as indemnification for liability arising under the Securities Act of 1933 (1933 Act) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

Pursuant to the requirements of the Investment Company Act, the Fund has duly caused this registration statement to be signed on its behalf by the undersigned, in the City of Scottsdale, and state of Arizona, on the 30th day of April, 2008.

ING GET FUND

/s/ Theresa K. Kelety
Theresa K. Kelety
Secretary

EXHIBIT INDEX

Exhibit Number	Name of Exhibit
(a)(27)	Plan of Liquidation and Dissolution of Series (Series R)
(a)(28)	Certificate of Amendment of Declaration of Trust (to abolish Series R)
(a)(29)	Plan of Liquidation and Dissolution of Series (Series S)
(a)(30)	Certificate of Amendment of Declaration of Trust (to abolish Series S)
(a)(31)	Plan of Liquidation and Dissolution of Series (Series T)
(a)(32)	Certificate of Amendment of Declaration of Trust (to abolish Series T)
(a)(33)	Plan of Liquidation and Dissolution of Series (Series U)
(a)(34)	Certificate of Amendment of Declaration of Trust (to abolish Series U)
(j)(1)	Consent of KPMG LLP